As Filed with the Securities and Exchange Commission on November 3, 2006
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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HEALTH SCIENCES GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	2833 (Primary Standard Industrial Classification Code Number)	91-2079221 (I.R.S. Employer Identification Number)

Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, California 90045
(310) 242-6700
(Address of Principal Executive Offices)

____________________________

Fred E. Tannous, Chief Financial Officer
Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, California 90045
(310) 242-6700
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

____________________________

Copies to
Leib Orlanski, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000 Facsimile (310) 552-5001

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Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(8)	Proposed Maximum offering price per share(7)	Proposed Maximum Aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	1,655,764 (1)	$0.06	$99,346	$10.63
Common Stock, $.001 par value	1,000,000 (2)	$0.06	$60,000	$6.42
Common Stock, $.001 par value	812,269 (3)	$0.06	$48,736	$5.21
Common Stock, $.001 par value	300,000 (4)	$0.06	$18,000	$1.93
Common Stock, $.001 par value	236,764 (5)	$0.06	$14,206	$1.52
Common Stock, $.001 par value	71,426 (6)	$0.06	$4,286	$.46
TOTAL	4,076,223		$244,574	$26.17

(1)	Represents (i) 777,882 shares of common stock held by Vescap International, Ltd.; and (ii) 877,882 shares of common stock underlying warrants held by Vescap International, Ltd.
(2)
Represents (i) 500,000 shares of common stock underlying the convertible debenture held by Stranco Investments, Ltd.; and (ii) 500,000 shares of common stock underlying warrants issued in connection with the convertible debenture held by Stranco Investments, Ltd.

(3)	Represents (i) 518,151 shares of common stock held by Cedar Crescent Holdings, Ltd.; and (ii) 294,118 shares of common stock underlying warrants held by Cedar Crescent Holdings, Ltd.
(4)	Represents (i) 150,000 shares of common stock held by MarketByte, LLC; and (ii) 150,000 shares of common stock underlying warrants held by MarketByte, LLC.
(5)	Represents (i) 29,411 shares of common stock held by Vestcom, Ltd.; and (ii) 207,353 shares of common stock underlying warrants held by Vestcom, Ltd.
(6)	Represents 71,426 shares of common stock underlying warrants held by FCIM Corp.
(7)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices of the common stock, as reported in the Over the Counter Bulletin Board as of October 26, 2006, solely for the purpose of computing the registration fee.

(8)
In accordance with Rule 416 of the Securities Act, the registration also covers such indeterminate amount of additional shares of common stock as may be issuable upon conversion of the convertible debentures to prevent dilution as a result of stock splits, stock dividends and the anti-dilution provisions applicable to convertible debentures.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS
Subject to Completion, Dated November _____, 2006

4,076,223 Shares

HEALTH SCIENCES GROUP, INC.
COMMON STOCK

This prospectus covers up to 4,076,223 shares of common stock of Health Science Group, Inc. that may be sold from time to time by the selling shareholders named in this prospectus. The shares covered by this prospectus consist of (i) 777,882 shares of common stock and 877,882 shares of common stock underlying warrants held by Vescap International, Ltd., (ii) 500,000 shares of common stock underlying the convertible debenture and 500,000 shares of common stock underlying warrants issued in connection with the convertible debenture held by Stranco Investments, Ltd., (iii) 518,151 shares of common stock and 294,118 shares of common stock underlying warrants held by Cedar Crescent Holdings, Ltd., (iv) 29,411 shares of common stock and 207,353 shares of common stock underlying warrants held by Vestcom, Ltd., and (v) 150,000 shares of common stock and 150,000 shares of common stock underlying warrants held by Market Byte, LLC, and (vi) 71,426 shares of common stock underlying warrants held by FCIM Corp. We will not receive any proceeds from the sales of the common stock by the selling shareholders; however, we may receive up to $100,000 upon exercise of warrants.
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Our common stock is traded on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “HESG.OB.”

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The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4.

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Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is ______________, 2006

[Printed on Left side panel] The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

INSIDE FRONT COVER

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Our Company

We are a provider of innovative products and services in the nutraceutical and wellness industries.  The term “nutraceutical” means nutritional food supplements. We offer value-added ingredients and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products. “Nutritional supplements” means vitamins, minerals, herbs and chemical compounds designed to supplement nutrients derived from food for the purpose of maintaining the bodily requirements for proper health and nutrition. “Functional foods” means nutritional supplements which provide some of the same material elements as found in foods.

We develop and sell high-margin products based on proprietary technologies to customers who manufacture and distribute functional foods. We also developed a number of proprietary formulations which combine vitamins, herbs and other food supplements with traditional over-the-counter generic drugs.

Our business strategy is to develop new customer relationships in our core business, expand our marketing program by increasing existing product lines, marketing through new outlets and securing new distribution relationships, and by so doing increase our revenues.  We had net losses attributed to common shareholders of $6,093,912, $10,959,108, and $8,447,276 for our fiscal years ended in December 31, 2005, 2004, and 2003.  Our cumulative losses for the last three years amount to $28,675,821.  Our losses are substantial and increasing.

We currently offer two products; Shugr | Zero-Calorie Sweetener, and Sequesterol | Advanced Cardio Formula. We also own the intellectual property rights for five patents which protect a proprietary formulation which combines pharmaceutical and nutraceutical products (“CoCare”). We are exploring opportunities to license these patents to strategic partners. To date, have not entered into any such alliances.

Summary of Risk Factors

The following summarizes the risk factors which are set forth below under heading, “RISK FACTORS”, as follows:

•	Our independent registered public accounting firm has provided a “going concern” qualification to our consolidated financial statements.
•	There is a risk that we will be unable to obtain additional funds as we need them.
•	We face significant competition.
•	There is a risk that we may not be able to establish a marketing organization.
•	There may be insufficient consumer acceptance of integrative medicine products.
•	We may not be able to establish strategic alliances in order to market our products.
•	Government regulation could adversely affect the vitamin and supplement business.
•	We may be unable to retain or acquire additional skilled employees.

The Offering

Common stock offered by selling shareholders	4,076,223 shares

Common stock to be outstanding after the offering	46,736,694 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

OTC Bulletin Board	HESG.OB

The above information is based on 44,135,915 shares of common stock outstanding as of September 30, 2006 which includes 1,475,444 shares being registered herein; assumes conversion into common stock of 500,000 shares of the convertible debenture; exercise of 500,000 warrants by convertible debenture holders; 877,882 warrants held by Vestcap International, Ltd.; 294,118 warrants held by Cedar Crescent Holdings, Ltd.; 207,353 warrants by Vestcom, Ltd.; 150,000 warrants held by MarketByte, LLC and exercise of 71,426 warrants held by the FCIM Corp. and excludes:

•	4,918,000 shares of common stock issuable upon exercise of outstanding vested stock options at exercise prices ranging from $0.25 to $1.37 per share;
•	5,338,180 shares of common stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.25 to $1.25 per share;
•	2,518,218 shares of common stock issuable upon exercise of warrants at $1.10 per share held by stockholders of a Series A Convertible Preferred Stock;
•
305,312 shares of common stock issuable upon exercise of warrants at $1.10 per share and 470,588 shares of common stock issuable upon exercise of warrants at $0.85 per share held by the designees of Spencer Trask Ventures, Inc., a placement agent, issued in connection with a private placement of a Series A Convertible Preferred Stock;

•
441,180 shares of common stock issuable upon exercise of warrants at $1.25 per share and 441,180 shares of common stock issuable upon exercise of warrants at $1.50 per share held by stockholders of a Series B Convertible Preferred Stock;

•
44,118 shares of common stock issuable upon exercise of warrants at $1.25 per share and 44,118 shares of common stock issuable upon exercise of warrants at $1.50 per share held by the designees of First Montauk Securities, Inc., a placement agent, issued in connection with a private placement of a Series B Convertible Preferred Stock;

•	1,439,091 shares of common stock issuable upon exercise of warrants at $1.60 per share held by stockholders of a Series C Convertible Preferred Stock;
•
460,817 shares of common stock issuable upon exercise of warrants at $1.10 per share and 230,409 shares of common stock issuable upon exercise of warrants at $1.60 per share held by the designees of H.C. Wainwright & Co., Inc., a placement agent, issued in connection with a private placement of a Series C Convertible Preferred Stock;

•	1,397,224 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock at the conversion price of $0.85 per share;
•	647,059 shares of common stock issuable upon conversion of 22 shares of Series B Preferred Stock at conversion price of $0.85 per share;
•	2,878,188 shares of common stock issuable upon conversion of 3,166 shares of Series C Convertible preferred stock, at a conversion price of $1.10 per share.
•	370,588 shares of common stock issuable upon conversion of $315,000 of the 12% Debentures;
Additional Information

Our executive offices are located at 6080 Center Drive, 6th Floor, Los Angeles, California 90045 and our telephone number is (310) 242-6700. We are a Delaware corporation.

In this prospectus, the terms “we,” “us,” and “our” refer to Health Sciences Group, Inc., a Delaware corporation and its consolidated subsidiaries, as appropriate in the context, and, unless the context otherwise requires, “common stock” refers to the common stock, par value $0.001 per share, of Health Sciences Group, Inc., to which we may also refer as “HESG”.

Summary Consolidated Financial Data

	Six Months Ended June 30,	Six Months Ended June 30,	Year ended December 31,
	2006	2005	2005	2004**
Consolidated Statements of Operations Data:
Net sales	$27,979	$4,369	$60,142	$67,204
Cost of sales	20,566	910	37,229	20,539
Operating expenses	3,524,287	3,577,506	7,942,872	5,588,114
Operating loss	(3,516,874)	(3,574,047)	(7,919,959)	(5,541,449)
Loss from discontinued operations	-	(161,045)	(174,220)	(5,008,183)
Other income (expenses), net	683,478	23,445	2,343,820	97,916
Net loss	(2,833,396)	(3,711,647)	(5,750,359)	(10,451,716)
Preferred dividends	(182,925)	(282,847)	(343,553)	(507,392)
Net loss attributable to common shareholders	$(3,016,321)	$(3,994,494)	$(6,093,912)	$(10,959,108)

Basic and diluted loss per common share	$(0.10)	$(0.19)	$(0.25)	$(0.78)

Basic and diluted weighted average common shares outstanding	30,598,662	21,519,755	24,559,505	14,125,035

	June 30, 2006	December 31, 2005	December 31, 2004**
Balance Sheet Data:
Cash and cash equivalents	$6,593	$21,256	$240,532
Working capital	$(4,885,940)	$(4,897,615)	$(5,340,035)
Total current assets	$93,891	$131,241	$774,321
Total assets	$3,787,776	$4,155,552	$4,401,174
Total current liabilities	$4,979,831	$5,028,856	$6,114,356
Total liabilities	$8,274,726	$9,066,679	$10,521,726
Total stockholders’ deficit	$(4,486,950)	$(4,911,127)	$(6,120,552)

** The table has been modified to reflect the discontinued operations of Quality Botanical Ingredients and XCEL Medical Pharmacy.

RISK FACTORS

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

RISKS RELATED TO OUR COMPANY

The report of our Independent Registered Public Accounting Firm contains a statement that our accumulated deficit, working capital deficit and recurring operating losses raise substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has stated in their report in this prospectus that we have an accumulated deficit, working capital deficit and recurring operating losses that raise substantial doubt about our ability to continue as a going concern.  We had net losses attributable to common shareholders of $6,093,912, $10,959,108, and $8,447,276 for our fiscal years ended in December 31, 2005, 2004 and 2003.  Our cumulative losses through December 31, 2005 amount to $28,675,821.  We hope to continue to fund operations through additional debt and equity financing arrangements that we believe may be insufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2006.  The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

There is a risk that we will be unable to obtain additional funds to expand or grow our business.

We have limited cash liquidity and capital resources. If we engage in acquisitions or seek to expand operations or grow our business, we will need to raise funds in amounts necessary to finance any such acquisitions, expansion or growth. There can be no assurance that we will be able to raise any such additional funds. Moreover, if we obtain debt financing, there can be no assurance we will be able to service the debt.

We may be liable for the entire balance of the secured debt obligation of our discontinued wholly-owned subsidiary, Quality Botanical Ingredients, Inc.

We are a co-guarantor of the secured credit facility issued to QBI by La Salle Business Credit, LLC (“LaSalle”) pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. In the first quarter of 2005, QBI’s assets were liquidated, netting approximately $308,000, with all proceeds applied to the balance due. It is expected that land owned by a separate co-guarantor will be sold with net proceeds also applied to the balance due. Proceeds from the land sale are expected to reduce the balance due, however we may be liable for the entire balance if the sale of such assets is unsuccessful.

The discontinuation of Quality Botanical Ingredients’ and XCEL HealthCare operations will decrease our consolidated revenues and may have a material adverse affect on our business.

In October 2004, we discontinued operations of our wholly-owned subsidiary, Quality Botanical Ingredients, Inc., and in May 2005, we discontinued operations of our wholly owned subsidiary, XCEL Medical Pharmacy, Inc. If we are unable to generate additional revenues through our other business operations, we will realize a significant decrease in annual revenues ranging from $1 million to $5 million per year which could have material adverse affect on our business.

We face significant competition.

The market for health-related retail goods and services is characterized by intense competition. Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition. Competition is based upon, price, timely delivery, product quality, safety, availability, product innovation, marketing assistance and customer service. We believe that we compare favorably in all of these categories, but do not contend that our products or services have characteristics which are different from those of our competitors. Our new products will face strong competition from pharmaceutical companies, healthcare companies, nutritional and alternative medicine companies.

Our Stockholders may be diluted as a result of future financings.

Any equity financings would result in dilution to our then-existing shareholders. Furthermore, the possible sale of restricted shares issued and outstanding may, in the future, dilute the percentage of free-trading shares held by a shareholder or subsequent purchaser of our securities in the market, and may have a depressive effect on the price of our securities. Further, such sales, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

There is no assurance we will be able to establish a marketing organization.

Our long term business plan is to market the products which we develop, either through the utilization of contract sales representatives or through the establishment of our own sales force. If we do not establish a marketing organization, we may be hampered in the sale of our products. We have not yet begun to develop such marketing channels as to do so would require an investment of substantial amounts of capital, approximately $2,500,000, which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to develop our own marketing channels and would therefore be relying on marketing partnerships with other companies with whom we have not yet established relationships or arrangements.

There is no assurance that we will be able to develop or to acquire complimentary products.

Although we are presently focusing on the in-house development of products, we may seek to acquire products, technologies or companies with products, manufacturing and distribution capabilities consistent with our commercial objectives. We have not yet, however, at this stage identified such other products, technologies or other companies and there can be no assurance that we will be able to acquire such products or companies. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our Company to effect acquisitions which would result in dilution to our shareholders. If we do not acquire or develop additional products, our growth will be constrained.

There may be insufficient consumer acceptance of integrative medicine products or our new products.

While we have developed a number of proprietary formulations that integrate traditional over-the-counter generic drugs with complimentary alternative medications such as vitamins, herbs and other nutraceutical supplements which we intend to market under the CoCare® brand name to address heart disease, cold and flu, arthritis, migraine, allergy and other conditions, there can be no assurance that the nascent field of integrative medicine will result in an established market for our products or that consumers will find our products, or our new products more beneficial than existing over-the-counter generic drugs or products offered by our competitors and already established in the marketplace.

There can be no assurance we will be able to successfully brand our CoCare® products, our Shugr™ product, or our Sequesterol™ product.

Creating a new nationally recognized brand normally requires a significant investment in advertising and promotion which would be beyond the current resources of our Company. Without such financial and other resources, it would be extremely difficult to establish CoCare®, Shugr™ or Sequesterol™ as nationally recognizable brands, or other branded products.

Our new Shugr™ product may be unable to compete against established sugar substitutes such as Nutrasweet™.

While we have recently begun to market our Shugr™ product in The Vitamin Shoppe and Meijer stores, a national and regional retail chain, respectively, we face formidable obstacles in consumer acceptance of this product in the face of established artificial sweeteners such as Nutrasweet™, Splenda™ and other such products. We believe that in the near term it will be difficult to convince food and beverage manufacturers to utilize our product as an ingredient as a sugar substitute due to the substantial marketing and branding and infrastructure investment that they have made in promoting and utilizing such products as Nutrasweet™, Splenda™ and other such sugar substitutes. We do expect that retail consumers may find our product available for sale in such retail chains as The Vitamin Shoppe and Meijer. Nevertheless, although we intend to establish promotional brochures and displays in such shops to create consumer awareness, we realize that, as a result of the enormous amounts of branding investments made by Nutrasweet™, Splenda™ and other such sugar substitutes, we may be unable to attract consumers to our product. We therefore may be unsuccessful in our marketing effort, in which case we may not realize significant revenues from the Shugr™ product line or other products.

We may not be able to establish strategic alliances in order to develop markets for our products.

Our business strategy for the exploitation of our CoCare® family of proprietary pharmaceutical and nutraceutical products require that we enter into strategic alliances and partnerships with pharmaceutical, nutraceutical and/or biotechnology companies in order to market and distribute such products. We have explored such potential relationships with several such companies but to date have not entered into any such alliances and there can be no assurance that we will be able to enter into such alliances or agreements. Failure to do so poses the risk that it may be difficult or impossible for us to realize our business plan objectives to develop or market our proprietary pharmaceutical and nutraceutical products.

Moreover, if we do enter into such agreements for alliances with pharmaceutical, nutraceutical and/or biotechnology companies, there can be no assurance that such agreements or alliances will be entered into upon terms which generate significant revenues or enable us to achieve profitability. Furthermore, our plan is to retain exclusive or co-marketing co-promotion rights in the United States to our products, while out-licensing rights for other uses to our strategic partners and alliances. There can be no assurance that we will be able to negotiate agreements which enable us to retain such rights.

We may be unable to protect our proprietary rights.

Although we have developed a number of proprietary formulations to integrate over-the-counter generic drugs with complimentary alternative medications for which we have patents, there can be no assurance that our formulations do not infringe on other parties patents or proprietary rights. Furthermore, there can be no assurance that we will be able to defend such patents against competitors with larger financial resources. We have to date not encountered any litigation or threats in regard to proprietary rights.

There is a risk that we will be unable to retain or acquire skilled employees to execute our growth plans.

Our potential for success depends significantly on our Chief Executive Officer, Stuart Avery Gold and our Chief Financial Officer, Fred E. Tannous. We do not carry key-man life insurance on either executive. Given the early stage of our development and our plans for rapid expansion, the loss of the services of any one of these executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business would likely be delayed or prevented. Competition for these highly-skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

We have an employment agreement with Mr. Stuart Gold that commenced June 1, 2006 and ends May 31, 2009. The base salary under this employment contract is $200,000 per year, subject to annual increases of not less than 10% tied to the achievement of annual sales milestones. To date, Mr. Gold has agreed to defer and accrue his salary. This contract provides for a performance bonus calculated as the greater of (i) 10% of the earnings before interest, taxes, depreciation and amortization for said fiscal year or (ii) 50% of the salary, provided, however, that the Company has generated a minimum of $1 million EBITDA during the fiscal year and the annual bonus may not exceed 150% of the base salary at the time. Also, Mr. Gold received an option grant for the purchase of up to 6% of Company common stock, after the completion of the contemplated equity financing, exercisable at a price equal to the offering share price. The first 3% of the option shares shall vest equally on each anniversary date over the term of his agreement. The second 3% of the option shares shall vest as follows; one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $1 million, another one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $2 million; and the final one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $3 million. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, then we are required to pay Mr. Gold the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

We also have an employment agreement with Mr. Fred E. Tannous that commenced July 1, 2005 and ends June 30, 2008. The base salary under this employment contract is $250,000 per year. This contract provides for a performance bonus in an amount equal to of 5 % of the Adjusted EBITDA for each fiscal year and an option grant for the purchase of up to 500,000 shares of Company common stock exerciseable at a price equal to $0.65 per share. The option shall be exercisiable on a monthly pro rata basis over the term of the agreement. If the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if there is a transaction (or series of transactions) in which the Company’s shareholders sell a majority of outstanding shares of Company capital stock, then we shall pay Mr. Tannous the greater of the remainder of his salary or two hundred fifty thousand dollars. Further, at the date of any such merger or sale is consummated, all unvested options shall be immediately accelerated and as to any unexercised options to purchases shares in the Company which are held by Mr. Tannous, the Company shall pay Mr. Tannous cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the option, the value of which is multiplied to the number of options which Mr. Tannous holds. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then we are required to Mr. Tannous the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

RISKS RELATED TO THE INDUSTRY

Government regulation could adversely affect viability of selling vitamins, supplements and minerals.

In the United States, extensive federal government regulations may restrict the way dietary supplement products are sold, resulting in restrictions on these products and content which may result in significant additional expenses to us. Also, numerous U.S. governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of dietary supplement products. The primary regulatory agency in the United States for these products is the Food and Drug Administration (FDA). The laws, regulations and enforcement policies governing dietary supplement products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products. In general, the dietary supplement industry has adopted different interpretations of these laws than have the relevant regulatory agencies. We can not at this time determine the extent to which FDA regulation will impact our business.

Next, U.S. federal, state and local government regulations may restrict the products which we manufacture. The U.S. FDA regulates vitamin, supplements and other health care products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. These products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Additionally, the U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing of these products under the Federal Trade Commission Act. Also, various state and local agencies may also regulate the manufacture, labeling and advertising of these products.

We cannot be certain that we comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

There is a risk that the nutraceutical industry may become saturated.

We are part of the nutraceutical industry which has experienced the entry of new participants and suppliers on an ever increasing basis. If this trend continues, the industry may reach a saturation point at which none of the suppliers will be able to sell their products at a profit. Should that occur, our company would be adversely affected.

RISKS RELATED TO THE OFFERING

We are listed on the NASD OTC Electronic Bulletin Board, which can be a volatile market.

Our common stock is quoted on the OTC Electronic Bulletin Board (“OTCBB”). It is a more limited trading market than the NASDAQ SmallCap Market, and timely, accurate quotations of the price of our common stock may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

In 2001, our stock price ranged from a high of $4.90 to a low of $0.07; in 2002, our stock price ranged from a high of $4.20 to a low of $0.55; in 2003, our stock price ranged from a high of $1.80 to a low of $0.65; in 2004, our stock price ranged from a high of $1.50 to a low of $0.45; and from January 1, through December 31, 2005, our stock price ranged from a high of $1.54 to a low of $0.45. During the first six months of 2006, our stock price ranged from a high of $0.44 to a low of $0.03 per share.

The stock market has experienced significant price and volume fluctuations, and the market prices of nutraceutical companies, particularly small capitalization companies such as HESG, have been highly volatile. Investors may not be able to sell their shares at or above the then current, OTCBB price. Recent changes in the rules of the OTCBB may make it difficult for small companies such as ours to continue to be quoted on the OTCBB. In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors. This failure could lead the market price of our common stock to decline.

The market price of our common stock could also fluctuate substantially due to:

•	quarterly fluctuations in operating results;
•	announcements of new products or product enhancements by us or our competitors;
•	technological innovations by us or our competitors;
•	general market conditions or market conditions specific to our or our customers’ industries; or
•	changes in earnings estimates or recommendations by analysts.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has at times been instituted against that company. If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management’s attention and resources.

The market for our stock may be adversely affected by the penny stock rule.

Our common stock is subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Future issuances of our common stock could dilute current shareholders and adversely affect the market.

We have the authority to issue up to 80,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock and preferred stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders

Future sales of our common stock could adversely affect the market.

Future sales of our common stock into the market, including sales by our officers, directors and principal shareholders, may also depress the market price of our common stock. Sales of these shares of our common stock or the market’s perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions. The conversion of the Series A Preferred Stock and exercise of outstanding option and warrants will dilute our common stockholders and may depress the price of our common stock.

Future sales of preferred stock could also adversely affect the rights of our common stock and have an anti-takeover effect.

We have the authority to issue up to 20,000,000 shares of preferred stock without shareholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

READ CAREFULLY

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements include certain projections and business trends that are “forward-looking” within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like “may,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	our limited operating history;
•	continuing depletion of our assets as a result of having no income;
•	our ability to obtain additional funds to maintain our operations; and
•	other factors referenced or incorporated by reference in this prospectus and other filings with the Securities and Exchange Commission.

These risks are not exhaustive. See “Risk Factors” above. Moreover, new risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

CAPITALIZATION

The following table presents the actual capitalization of our Company at June 30, 2006. You should read this table in conjunction with our financial statements and the related notes thereto, and the other financial information included elsewhere in this prospectus.

June 30, 2006

Warrant liability	$208,796
Series A Preferred stock, par value $0.001 per share; $0.001 par value, 5,000,000 shares authorized, 1,350,169 shares issued and outstanding;	$1,147,640
Series B Preferred stock, par value $0.001 per share, net of unamortized discount of $98,023; $0.001 par value, 130 shares authorized, 9 shares issued and outstanding, 264,708 shares, on an as if converted basis	$126,978
Series C Preferred stock, par value $0.001 per share, net of unamortized discount of $1,354,519; $0.001 par value, 5,000 shares authorized, 3,166 shares issued and outstanding, 2,877,894 shares, on an as if converted basis	$1,811,481
Long-term liability	$3,294,895
Stockholders’ equity:
Common stock, par value $0.001 per share, 80,000,000 shares authorized, 36,813,747 shares issued and outstanding	$36,818
Additional paid-in capital	$26,985,449

Accumulated deficit	$(31,509,217)
Total stockholders’ deficit	$(4,486,950)
Total capitalization	$(1,192,055)

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our common stock began trading in the OTC Bulletin Board on August 3, 2001 and currently trades under the symbol “HESG.OB”. The following table sets forth the high and low bid price per share quotations as reported on the OTC Bulletin Board of the common stock for the periods indicated. These quotations reflect inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions. Actual prices may vary.

	High	Low

First Quarter Ended March 31, 2006	$0.44	$0.23
Second Quarter Ended June 30, 2006	$0.28	$0.03

Fiscal Year Ending December 31, 2005:
	High	Low
First Quarter Ended March 31, 2005	$1.54	$0.65
Second Quarter Ended June 30, 2005	$1.35	$0.70
Third Quarter Ended September 30, 2005	$1.20	$0.69
Fourth Quarter Ended December 31, 2005	$0.99	$0.45

Fiscal Year Ending December 31, 2004:
	High	Low
First Quarter Ended March 31, 2004	$1.50	$1.13
Second Quarter Ended June 30, 2004	$1.29	$0.54
Third Quarter Ended September 30, 2004	$1.01	$0.49
Fourth Quarter Ended December 31, 2004	$0.99	$0.45

Fiscal Year Ending December 31, 2003:
	High	Low
First Quarter Ended March 31, 2003	$1.25	$0.65
Second Quarter Ended June 30, 2003	$1.29	$0.71
Third Quarter Ended September 30, 2003	$1.21	$0.80
Fourth Quarter Ended December 31, 2003	$1.80	$0.90

Fiscal Year Ending December 31, 2002:
	High	Low
First Quarter Ended March 31, 2002	$4.20	$2.70
Second Quarter Ended June 30, 2002	$3.35	$1.30
Third Quarter Ended September 30, 2002	$2.00	$0.80
Fourth Quarter Ended December 31, 2002	$1.05	$0.55

At September 30, 2006, we had 190 holders of record of our common stock; we estimate that the Company has approximately 4,900 additional beneficial holders of our common stock held in names of brokers and securities depositories, amounting to approximately 5,100 shareholders.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We are required to pay a dividend of 8% per annum on our Series A Convertible Preferred Stock which we may pay in cash or in shares of common stock, which are registered. We are required to pay a dividend of 6% per annum on our Series B Convertible Preferred Stock, payable in cash or in shares of common stock. We are required to pay a dividend of 8% per annum on our Series C Convertible Preferred Stock, payable in cash or in shares of our common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents summary historical consolidated financial information for the years ended December 31, 2005 and 2004, and for the six months ended June 30, 2006 and 2005. The information for the years ended December 31, 2005 and 2004 is derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial information does not purport to indicate results of operations as of any future date or for any future period. In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for the period presented in our unaudited consolidated financial information for the six months ended June 30, 2006. The summary historical consolidated financial information has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” of our consolidated financial statements and notes thereto, which are included elsewhere in this prospectus.

Effective October 2004 and May 2005, the Company discontinued operations of its wholly owned subsidiaries Quality Botanical Ingredients, Inc and XCEL Medical Pharmacy, Inc., respectively. Results described herein reflect the consolidated operations of the Company and its wholly-owned subsidiaries with continuing operations for the years ended December 31, 2005 and December 31, 2004, and for the six months ended June 30, 2006 and June 30, 2005.

Summary Consolidated Financial Data

	Year Ended December 31,		Six Months Ended June 30,

	2005	2004	2006	2005
Net sales	$60,142	$67,204	$27,979	$4,369
Gross profit	$22,913	$46,665	$7,413	$3,459

Selling, general and administrative expenses	$(7,505,132)	$(4,593,856)	$(3,524,287)	$(1,917,259)
Impairment of intangible assets	$(437,740)	$(994,258)	-	-
Other income (expense)	$2,343,820	$97,916	$683,478	$(2,246,102)
Loss from discontinued operations	$(174,220)	$(5,008,183)	$-	$(78,949)
Net income (loss)	$(5,750,359)	$(10,451,716)	$(2,833,396)	$(4,238,851)

Net income (loss) attributable to common shareholders	$(6,093,912)	$(10,959,108)	$(3,016,321)	$(4,294,616)

Net income (loss) per share available to common shareholders:
Basic and Diluted	$(0.25)	$(0.78)	$(0.10)	$(0.21)

Basic and diluted weighted average shares outstanding	24,559,505	14,125,035	30,598,662	20,040,199

Balance Sheet Data

	June 30, 2006	December 31, 2005	December 31, 2004

Cash and cash equivalents	$30,103	$21,256	$240,532
Working capital	$(4,723,677)	$(4,897,615)	$(5,340,035)
Total current assets	$123,405	$131,241	$774,321
Total assets	$4,082,098	$4,155,552	$4,401,174
Total current liabilities	$4,847,082	$5,028,856	$6,114,356
Total liabilities	$8,485,342	$9,066,679	$10,521,726
Total stockholders’ equity	$(4,403,244)	$(4,911,127)	$(6,120,552)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited financial statements for the years ended December 31, 2005 and 2004 and the unaudited condensed consolidated financial statements for the three and six months ended June 30, 2006 and 2005 and accompanying notes therein.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our condensed consolidated financial statements, which have been prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis, including those related to provisions for uncollectible accounts, inventories, goodwill, intangible assets, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Note 2 of the "Notes to Consolidated Financial Statements" includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a brief description of the more significant accounting policies and methods we use.

Impairment of Long-lived Assets. Long-lived assets such as excess of fair value of net assets acquired, patents, license agreements and formulas could become impaired and require a write-down if circumstances warrant. Conditions that could cause an asset to become impaired include lower-than-forecasted revenues, changes in our business plans or a significant adverse change in the business climate. The amount of an impairment charge would be based on estimates of an asset’s fair value as compared with its book value. In accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144, we perform a valuation, at least annually for goodwill and whenever other circumstances arise for other long-lived assets, of our intangible long-lived assets to determine if any impairment exists.

Issuance of Stock for Non-cash Consideration. All issuances of the Company's common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the stock issued for illiquidity and restrictions on resale.

Warrant Liability. In conjunction with raising capital through the sale of equity, the Company has issued various warrants that have registration rights for the underlying shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the fair value of the warrants at the date of issuance is recorded as a warrant liability on the balance sheet and the change in fair value is included in other (expense) income.

Accounting for Stock-Based Incentive Programs. On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," ("SFAS 123(R)") which requires the measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors based on estimated fair values. We adopted SFAS 123(R) using the modified prospective transaction method, which requires the application of the accounting standard as of January 1, 2006, the first day of our fiscal year 2006. Our financial statements as of and for the three and six months ended June 30, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, our financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in our statement of operations. Prior to the adoption of SFAS 123(R), we accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123). As stock-based compensation expense recognized in the statement of operations for the first quarter of fiscal 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimated. We estimated forfeitures to be 10%.

Stock-based compensation expense recognized as operating expense under SFAS 123(R) for the six months ended June 30, 2006 was approximately $567,000, determined by the Black-Scholes valuation model, and consisting of stock-based compensation expense related to employee stock options. See Note 2 - Summary of Significant Accounting Policies to the unaudited consolidated financial statements for additional information.

In accordance with SFAS 123R, in our first quarter of fiscal year 2006 we started to recognize compensation expense related to stock options and restricted stock purchase rights, which are equivalent to options granted to employees based on: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of December 31, 2005, based on the grant date fair value estimated in accordance with SFAS No 123, " Accounting for Stock-Based Compensation ," ("SFAS 123"), adjusted for an estimated future forfeiture rate, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.

Results of Operations for the Three Months Ended June 30, 2006 and 2005

Effective October 2004 and May 2005 the Company discontinued operations of its wholly owned subsidiaries Quality Botanical Ingredients, Inc and XCEL Medical Pharmacy, Inc., respectively. Results described herein reflect the consolidated operations of the Company and its two wholly-owned subsidiaries with continuing operations, Swiss Research, Inc. and BioSelect Innovations, Inc. for the three months ended June 30, 2006 as compared to the three months ended June 30, 2005.

Selected Statement of Operations Information

	Three Months Ended June 30,
	2006	2005
Net sales	$7,608	$-
Gross profit	$2,064	$-
Net (loss) income	$(1,167,951)	$527,204

Net (loss) income attributable to common shareholders	$(1,257,347)	$244,357

Net loss per share available to common shareholders	$(0.04)	$(0.01)

Three months ended June 30, 2006 compared to the three months ended June 30, 2005

Net Sales. Our consolidated net sales for the three months ended June 30, 2006 and 2005 are as follows:

Our consolidated net sales from continuing operations for the three months ended June 30, 2006 and 2005 totaled approximately $8,000 and $0, respectively. The revenues for each period are generated from the sales of distinct product lines. Revenues in 2006 are from both Shugr and Sequesterol. In 2005, BioSelect completed its final transaction of offering topically applied base creams wholesale to distributors that sold the product to individual pharmacies. The Company discontinued base cream sales in January 2005.

Cost of Goods Sold Cost of goods sold for the three months ended June 30, 2006 and 2005 totaled approximately $6,000 and $0, or 73% and 0% of net sales, respectively. This resulted in gross profits totaling approximately $2,000 and $0, or 27% and 0% of net sales for the three months ended June 30, 2006 and 2005, respectively. The variance in year over year cost of goods sold is attributable to selling different products, base creams, Shugr and Sequesterol, each exclusively sold in only one period.

Selling, General and Administrative. Total consolidated operating expenses from continuing operations for the three months ended June 30, 2006 and 2005 totaled approximately $1,504,000 or 19,768% of net sales, and approximately $1,660,000, respectively. Our operating expenses include the following amounts:

	Three Months Ended June 30,
	2006	2005
Expense	$ Amount	% Sales	$ Amount	% Sales
Advertising and marketing	$128,412	1,688%	$345,712	-%
Salary expenses	$(143,945)	(1,892)%	$123,048	-%
SFAS 123R expense	$167,870	2,206%	$-	-%
Professional, legal and accounting fees	$923,420	12,137%	$659,305	-%
Depreciation and amortization	$166,216	2,185%	$180,135	-%
Penalties	$-	-%	$228,620	-%
Other selling, general and administrative expenses	$261,957	3,443%	$123,427
	$1,503,930	19,768%	$1,660,247

Advertising and marketing expenses in 2006 were attributable to expenditures promoting the Company’s new products Shugr and Sequesterol as well as the commencement of a national infomercial as compared to the expenses in 2005, sans Sequesterol promotion, that included expenditures for a non-recurring national corporate exposure campaign.

The Company’ s salary expense for the three month’s ended June 30, 2006 is entirely non-cash disbursements paid in shares of common stock, offset by the cancellation of shares previously issued to a former employee.

For the three months ended June 30, 2006, the Company recognized non-cash compensation cost of approximately $168,000 as a result of the adoption of SFAS 123(R). Under SFAS 123(R), the Company will continue to utilize the Black-Scholes model to estimate the fair value of options granted after January 1, 2006. The Company’s assessment of the estimated compensation charges is affected by its stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. These variables include, but are not limited to, the Company’s stock price volatility and employee stock option exercise behaviors.

Professional, legal and accounting fees include cash and non-cash consideration paid to consultants for services including business development, financial communication programs, and fees paid for accounting and legal services. Approximately $892,000 and $512,000 or 97% and 78% of the professional, legal and accounting expense for the three months ended June 30, 2006 and 2005 respectively were non-cash expenses paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock.

Penalties are due to the holders of the Company’s Convertible Preferred Stock for damages pursuant to the filing of registration statements for the shares underlying the offering. Approximately all of the total expense for the three months ended June 30, 2005 are non-cash expenses that will be paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock. The requisite registration statement was declared effective in February of 2006, effectively limiting the Company’s future penalty expense.

Other selling, general and administrative expenses include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities. The period over period increase is attributable to approximately $138,000 of expense recognized for impairments to intangible assets.

Other expenses. Interest expense, net, totaled approximately $136,000 and $454,000 for the three months ended June 30, 2006 and 2005, respectively and includes interest paid on lines of credit, notes payable and amortization of discount on the sale of convertible debentures and the issuance of convertible preferred stock. Amortization of discounts on debentures and preferred stock represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants totaled approximately $127,000 and $410,000 for the three months ended June 30, 2006 and 2005, respectively, and are non-cash expenditures. The period versus period decrease is attributable to the complete amortization of discounts related to the Company’s debentures and Series A preferred stock.

The change in fair value of warrant liability for the three months ended June 30, 2006 and 2005, respectively, totaled approximately $470,000 and $2,723,000, and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our common and preferred stock. The variance between periods is attributable to decreases in the Company’s closing stock price on June 30, 2006 versus June 30, 2005.

Net (Loss) Income. Net (loss) income for the three months ended June 30, 2006 and 2005 totaled approximately ($1,168,000) and approximately $527,000 of net sales, respectively. Net (loss) income per share of common stock was ($0.04) and $0.01 for the three months ended June 30, 2006 and 2005, respectively. Net loss from continuing operations for the three months ended June 30, 2006 and 2005 for the subsidiary company operations totaled approximately ($70,000) and ($38,000), respectively. Net loss from discontinued operations for the three months ended June 30, 2006 and 2005 for the subsidiary company operations totaled approximately $0 and ($82,000), respectively. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future. Income recognized during the three months ended June 30, 2005 was entirely attributable to reductions in the Company’s warrant liability that are recognized as other income.

Results of Operations for the Six Months Ended June 30, 2006 and 2005

	Selected Statement of Operations Information
	Six Months Ended June 30,
	2006	2005
Net sales	$27,979	$4,369
Gross profit	$7,413	$3,459
Net loss	$(2,833,396)	$(3,711,647)

Net loss attributable to common shareholders	$(3,016,321)	$(3,994,494)

Net loss per share available to common shareholders	$(0.10)	$(0.19)

Six months ended June 30, 2006 compared to six months ended June 30, 2005

Net Sales. Our consolidated net sales for the six months ended June 30, 2006 and 2005 are as follows:

The Company discontinued its sales of base creams attributable to 2005 revenues to focus on its core strategy of building the Swiss Research brands and product portfolio, including Shugr and Sequestrol. Our consolidated net sales from continuing operations for the six months ended June 30, 2006 and 2005 totaled approximately $28,000 and $4,000, respectively. The revenues for each period are generated from the sales of distinct product lines. Revenues in 2006 are from both Shugr and Sequesterol.

Cost of Goods Sold Cost of goods sold for the six months ended June 30, 2006 and 2005 totaled approximately $21,000 and $1,000, or 89% and 21% of net sales, respectively. This resulted in gross profits totaling approximately $7,000 and $3,000, or 26% and 79% of net sales for the six months ended June 30, 2006 and 2005, respectively. Cost of goods sold and gross profit were reduced to near zero for the six months ended June 30, 2005 due to the discontinued operations of XCEL Medical Pharmacy.

Selling, General and Administrative. Total consolidated operating expenses for the six months ended June 30, 2006 and 2005 totaled approximately $3,524,000 or 12,596% of net sales, and approximately $3,578,000, or 81,884% of net sales, respectively. Our operating expenses include the following amounts:

	Six Months Ended June 30,
	2006	2005
Expense	$ Amount	% Sales	$ Amount	% Sales
Advertising and marketing	$128,412	459%	$1,263,896	28,929%
Salary expenses	$97,861	350%	$236,990	5,424%
SFAS 123R expense	$567,432	2,028%	$-	-%
Professional, legal and accounting fees	$2,003,032	7,159%	$1,133,147	25,936%
Depreciation and amortization	$334,950	1,197%	$347,356	7,951%
Penalties	$40,000	143%	$369,920	8,467%
Other selling, general and administrative expenses	$352,600	1,245%	$226,197	5,177%
	$3,524,287	12,581%	$3,577,506	81,884%

Advertising and marketing expenses during the six months ended June 30, 2006 have decreased versus the six months ended June 30, 2005. During the six months ended June 30, 2005 the Company completed a national corporate awareness campaign. Current period expenditures are to promote the Company’s new products Shugr and Sequesterol.

The Company’ s salary expense for the six month’s ended June 30, 2006 is entirely non-cash disbursements paid in shares of common stock, offset by the cancellation of shares previously issued to a former employee.

For the six months ended June 30, 2006, the Company recognized non-cash compensation cost of approximately $567,000 as a result of the adoption of SFAS 123(R). Under SFAS 123(R), the Company will continue to utilize the Black-Scholes model to estimate the fair value of options granted after January 1, 2006. The Company’s assessment of the estimated compensation charges is affected by its stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. These variables include, but are not limited to, the Company’s stock price volatility and employee stock option exercise behaviors.

Professional, legal and accounting include fees paid to consultants for services including business development, financial communication programs, and fees paid for accounting and legal services. Approximately $1,914,000 and $910,000 or 96% and 83% of the professional, legal and accounting fee expense for the quarters ended June 30, 2006 and 2005 respectively were non-cash expenses paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock. The period over period increase is significantly attributable to an increase in legal expense paid in shares of the Company’s common stock.

Penalties are due to the holders of the Company’s Convertible Preferred Stock for damages pursuant to the filing of registration statements for the shares underlying the offering. The total expense for the six months ended June 30, 2006 and 2005 respectively is a non-cash expense that will be paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock. In February 2006, the requisite registration statements were declared effective and the Company stopped incurring significant penalty charges.

Other selling, general and administrative expenses include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities.

Other expenses. Interest expense totaled approximately $319,000 and $623,000 for the six months ended June 30, 2006 and 2005, respectively and includes interest paid on lines of credit, notes payable and amortization of discount on the sale of convertible debentures and the issuance of convertible preferred stock. Amortization of discounts on debentures and preferred stock represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants totaled approximately $319,000 and $623,000 for the six months ended June 30, 2006 and 2005, respectively, and are non-cash expenditures.

The change in fair value of warrant liability totaled approximately $1,002,000 and $646,000 and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our common and preferred stock for the six months ended June 30, 2006 and 2005, respectively. The variance between periods is attributable to decreases in the Company’s closing stock price on June 30, 2006 versus June 30, 2005.

Net Loss. Net loss for the six months ended June 30, 2006 and 2005 totaled approximately $2,833,000 or 10,127% of net sales, and approximately $3,712,000 or 84,954% of net sales, respectively. Net loss per share of common stock was $0.10 and $0.19 and for the six months ended June 30, 2006 and 2005, respectively. Net loss for the six months ended June 30, 2006 and 2005 for the subsidiary company operations totaled approximately $130,000 and $68,000 or 464% and 1,556% of net sales, respectively. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

Assets. Our current assets totaled approximately $94,000 at June 30, 2006. Total assets were approximately $3,788,000 at June 30, 2006. At June 30, 2006, assets consisted primarily of inventory of $71,000, net intangibles totaling $3,694,000, net accounts receivable totaling $4,000, and cash on hand of $7,000, all approximate.

Liabilities and Working Capital. Our current liabilities totaled approximately $4,980,000 at June 30, 2006. This resulted in a working capital deficit totaling approximately $4,886,000 at June 30, 2006. Total liabilities were approximately $8,275,000 at June 30, 2006. At June 30, 2006 liabilities consisted primarily of accounts payable and accrued expenses totaling approximately $982,000. Loans payable to shareholders totaled approximately $50,000 at June 30, 2006. Warrant liability totaled approximately $315,000 at June 30, 2006. Liabilities of discontinued operations held for sale totaled approximately $3,328,000 at June 30, 2006.

As reflected in the accompanying consolidated financial statements, the Company has realized financial losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

Cash Requirements and Additional Funding

We generated financial growth primarily through cash flows provided by financing activities. Cash flows provided by financing activities totaled approximately $130,000 and $3,768,000 for the six months ended June 30, 2006 and 2005, respectively. Funds totaling approximately $100,000 were received during the six months ended June 30, 2006 and derived from the exercise of options. In 2005, funds totaling approximately $2,820,000 were received from the issuance of Series C Preferred Stock; funds totaling approximately $240,000 were received from the sale of common stock; funds totaling approximately $763,000 were received from the exercise of options and warrants. For the six months ended June 30, 2006, we used cash flows for operations totaling approximately $145,000 as compared to the six months ended June 30, 2005, we used cash flows for operations totaling approximately $2,862,000. Cash flows provided by investing activities were approximately $0 for the six months ended June 30, 2006 versus $200,000 for the six months ended June 30, 2005.

In August, 2006, the Company sold $15,000 of convertible debentures pursuant to a Securities Purchase Agreement to the Company’s Co-Chairman. Additionally, the Company issued 500,000 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.05. The debentures accrue interest at 10% per annum. The warrants expire in August 2011. Additionally, the Company issued a convertible debenture in the amount of $30,000 outstanding liability to the Co-Chairman in a convertible debenture under the same terms.

In August, 2006, the Company sold $25,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 500,000 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.05. The debentures accrue interest at 10% per annum. The warrants expire in August 2011.

In October, 2006, the Company received proceeds of $20,000 upon the sale of 400,000 shares of restricted common stock pursuant to a Securities Purchase Agreement. Additionally, the Company issued 400,000 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.05. The warrants expire in October 2016.

We believe that cash on hand will be insufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. In order to expand our operations, we will need to raise additional financing. If we are unable to raise additional funds, we may be forced to curtail or cease operations.

Even if we are able to continue our operations, the failure to obtain debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay purchases of additional companies. Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

As of June 30, 2006, our principal commitments consisted of agreements with various consultants who will provide with business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock.
Subsequent Events

Subsequent to the period ended June 30, 2006, Sid L. Anderson, a member of the Company’s board of directors, notified the Company that he was recently elected Chairman of the Board of Directors of another company. Due to the potential conflict of interest, he submitted his resignation from the board of Health Sciences Group, effective August 14, 2006.

Results of Operations for the year ended December 31, 2005 and 2004

Effective October 2004 and May 2005 the Company discontinued operations of its wholly owned subsidiaries Quality Botanical Ingredients, Inc and XCEL Medical Pharmacy, Inc., respectively. Results described herein reflect the consolidated operations of the Company and its two wholly-owned subsidiaries with continuing operations, Swiss Research, Inc. and BioSelect Innovations, Inc. for the year ended December 31, 2005 as compared to the year ended December 31, 2004. The data presented for the year ended December 31, 2004 has been adjusted from its original year-end presentation to reflect the subsequently discontinued operations of both Quality Botanical Ingredients and XCEL Medical Pharmacy.

	Selected Statement of Operations Information

	Year Ended December 31,
	2005	2004
Net sales	$60,000	$67,000
Gross profit	$23,000	$47,000
Selling, general and administrative expenses	$7,505,000	$4,594,000
Intangible asset impairment	$437,740	$994,258
Other (income) expense	$(2,344,000)	$(98,000)
Contingent loss of disc ops	$-	$2,077,000
Loss from disc. ops	$174,000	$2,931,000
Net loss	$5,750,000	$10,451,000

Net loss attributable to common shareholders	$6,094,000	$10,959,000

Net loss per share available to common shareholders	$(0.25)	$(0.78)

Year ended December 31, 2005 compared to year ended December 31, 2004

Net Sales. Our consolidated net sales from continuing operations for the years ended December 31, 2005 and 2004 totaled approximately $60,000 and $67,000, respectively. The revenues for each period are generated from the sales of two distinct product lines. In 2004, BioSelect sold base creams wholesale to distributors that sold the product to individual pharmacies. The Company discontinued base cream sales in January 2005. Significantly all revenues in 2005 are from Shugr, via the acquisition of Swiss Research, and are reported starting August 2005.

In 2005, the Company completed development of Shugr, the zero-calorie sweetener that tastes and bakes like cane sugar, and successfully placed the product in nearly 2,000 retail outlets. The Company expects to expand Shugr’s retail distribution in 2006.

Cost of Goods Sold. Cost of goods sold for the years ended December 31, 2005 and 2004 totaled $37,000 and $21,000, or 62% and 31% of net sales, respectively. This resulted in gross profits totaling $23,000 and $47,000, or 38% and 69% of net sales for the years ended December 31, 2005 and 2004, respectively. The variance in year over year cost of goods sold is attributable to selling two different products, base creams and Shugr, each exclusively sold in only one period.

Selling, General and Administrative. Total selling, general and administrative expenses for the years ended December 31, 2005 and 2004 totaled approximately $7,505,000 and $4,594,000, or 12,479% and 6,836% of net sales, respectively.

	Years Ended December 31,
	2005	2004
	Amount	% Sales	Amount	% Sales
Salary and payroll expense	$685,000	1,141%	$627,000	933%
Marketing and advertising	1,633,000	2,715%	3,000	5%
Professional fees	3,422,000	5,689%	2,748,000	4,089%
Depreciation and amortization	279,000	464%	196,000	291%
Penalties	789,000	1,311%	611,000	910%

Other selling, general and administrative expenses	697,000	1,159%	409,000	607%

Total selling, general and
Administrative expenses	$7,505,000	12,479%	$4,594,000	6,836%

Salary and payroll expense includes salaries, taxes, vacation earnings and bonuses for the years ended December 31, 2005 and 2004. In 2005 and 2004, approximately $430,000 and $228,000, respectively, of total salary expense was paid by the issuance of our common stock and therefore did not affect cash flows.

Professional fees increased to 5,689% of net sales or $3,422,000 in 2005 and include fees paid to consultants for investor relations services including providing financial communication programs, increasing general market awareness, educating retail brokers and institutional networks, assisting management with the development of strategic approaches to accessing the equity and debt markets, and identifying and reviewing potential acquisition candidates and fees paid for legal services provided. Consulting expenses also include fees paid to consultants relating to the business development of Health Sciences Group and our subsidiary companies, Swiss Research and BioSelect. These services include developing corporate strategies, planning for our anticipated commercialization of new products, formulating and evaluating potential corporate options, and expanding subsidiary company operations through an integrated process of analysis. Approximately $2,795,000 and $1,932,000 were non-cash charges incurred for professional services through the issuance of common stock, common stock options and common stock warrants for the years ended December 31, 2005 and 2004, respectively. We expect to continue to increase market awareness, continue to develop our strategic approaches, perform due diligence on acquisition candidates and acquire them accordingly. However, we plan to reduce the related consulting expenses by using internal resources as much as possible.

In 2005, depreciation and amortization expense increased to 464% of net sales. This increase is attributable to the acquisition of licenses for Apple Peel, Polymann and Open Cell Biotech. With the successful approval of our patent applications, intellectual property amortization expense will account for the significant share of depreciation and amortization expense for the foreseeable future. Significantly all capitalized loan fees were fully amortization during 2004.

Penalties paid to preferred stock shareholders increased from $611,000 in 2004, to $789,000 in 2005. All penalties were paid with equity.

Other selling, general and administrative expenses include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities. Within other selling general and administrative expenses, insurance expense allocated to general and administrative expenses totaled approximately $149,000 for the year ended December 31, 2005 compared to $103,000 for the year ended December 31, 2004.

Impairment of intangible Assets. At December 31, 2005, the Company recognized approximately $438,000 as “Impairment of Intangible Assets” in the Company’s statement of operations resulting from a reduced valuation of the Company’s apple peel powder processing license. In addition, the Company abandoned certain patent applications, which had been previously capitalized in the purchase price allocation at the time BioSelect was acquired.

At December 31, 2004, impairments to goodwill and formulations at the Company’s discontinued XCEL subsidiary totaled approximately $351,000 and $540,000, respectively, and are included in Loss from Discontinued Operation of XCEL in the statement of operations. In 2004, impairments to patents held by BioSelect totaled approximately $994,000 and recognized as “Impairment of Intangible Assets” in the Company’s statement of operations.

Other expenses. Interest expense totaled approximately $1,072,000 and $691,000 for the years ended December 31, 2005 and 2004, respectively and includes interest paid on lines of credit, notes payable, capital leases and amortization of discount on convertible debentures and convertible preferred stock. Amortization of discounts on debentures and preferred stock are non-cash expenditures that represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants and the intrinsic value of the beneficial conversion feature, which totaled approximately $1,013,000 and $558,000 for the years ended December 31, 2005 and 2004 respectively. Other non-cash expenditures included in interest expense total approximately $59,000 and $130,000 for the years ended December 31, 2005 and 2004, respectively and relate to discounts on notes payable and the value of the issuance of common stock due to a price adjustment provision.

The decrease in fair value of warrant liability totaled approximately $3,803,000 and $747,000 for the years ended December 31, 2005 and 2004 respectively, and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our preferred stock. The decrease in fair value is included as other income on our statement of operations.

Contingent Loss from Discontinued Operations. In 2004, upon the discontinuation of Quality Botanical Ingredients and per Statement of Financial Accounting Standards No. 5 “Accounting for Contingencies,” the Company recognized an expected loss of approximately $2,077,000 on both the disposal of assets held for sale and certain assets and capitalized costs whose future economic value has been determined to be unrealizable. This loss effectively reduces the carrying value of those assets identified with the discontinued operations to the realized fair market value established in January 2005 during the entity’s liquidation auction. The assets contributing to the loss include:

Amount
Accounts receivable, net	$110,000
Inventory, net	1,235,000
Fixed assets, net	680,000
Capitalized loan fees, net	32,000
Security deposits	20,000

Total loss from discontinued operations	$2,077,000

Loss from Discontinued Operations. Loss from discontinued operations, excluding contingent losses, for the years ended December 31, 2005 and 2004 totaled approximately ($174,000) or (290%) of net sales and approximately ($2,931,000) or (4,362%) of net sales, respectively. Net loss from discontinued operations, including contingent losses, per share of common stock was ($0.01) and ($0.36) for the years ended December 31, 2005 and 2004, respectively. The decrease in net loss is due to the discontinuance of QBI in October 2004 and XCEL Medical Pharmacy in May 2005.

Loss from Continuing Operations. Loss from continuing operations for the years ended December 31, 2005 and 2004 totaled approximately ($5,576,000) or (9,272%) of net sales and approximately ($5,445,000) or (8,100%) of net sales, respectively. Net loss from continuing operations per share of common stock was ($0.23) and ($0.42) for the years ended December 31, 2005 and 2004, respectively. Non-cash charges that contributed to the losses included asset impairments, services and financing costs associated with our debt and equity financing transactions and the issuance of registered shares without an effective registration statement as previously discussed. There can be no assurance that we will ever achieve profitability or that a stream of revenues can be generated and sustained in the future.

Capital Resources and Liquidity

Assets. At December 31, 2005, our assets from continuing operations consisted primarily of net patents, goodwill and licenses totaling approximately $4,024,000, and net accounts receivable totaling approximately $7,000, inventory totaling approximately $91,000 and cash on hand of approximately $21,000.

Liabilities and Working Capital. At December 31, 2005, our liabilities from continuing operations consisted primarily of accounts payable and accrued expenses totaling approximately $1,149,000, warrant liability of approximately $1,211,000, convertible preferred stock totaling $2,827,000, convertible debentures of $315,000, notes payable - including notes payable to shareholders - totaling $20,000, and dividends payable of approximately $215,000.

Decreases in current liabilities from continuing operations are significantly attributable to the payment of convertible debenture obligations, payroll tax obligations, and accrued expenses. Increases in long term liabilities from continuing operations were due to the sale of Series C Preferred Stock, which is to be settled in our registered common stock.

Liabilities held for sale from discontinued operations totaled approximately $3,329,000 at December 31, 2005, as follows:

Amount

Account payable and accrued expenses	$1,175,000
Line of credit	1,789,000
Payroll taxes payable	97,000
Notes payable	201,000
Capital leases payable	67,000

Total liabilities held for sale	$3,329,000

Cash Requirements and Additional Funding

We generated financial growth primarily through cash flows provided by financing activities. In 2005 and 2004, financing activities generated net cash of approximately $3,680,000 and $820,000, respectively. Proceeds totaling approximately $4,199,000 were received during the year ended December 31, 2005 and were derived from the sale of our equity securities (preferred and common), proceeds from the exercise of options and warrants, and loans from officers. Cash flows used by financing activities were primarily payments issued on notes payable ($55,000), expenses related to selling common and preferred stock, approximately ($356,000), and outflows from discontinued operations of approximately ($108,000). Proceeds totaling approximately $1,959,000 were received during the year ended December 31, 2004 from the sale of our equity securities (preferred and common) and proceeds from the exercise of options and warrants, and loans from officers. Cash flows used by financing activities were primarily payments issued on our notes payable ($224,000), cash flows used by discontinued operations, approximately ($758,000) and expenses related to selling common and preferred stock of approximately ($158,000). Cash and cash equivalents decreased by approximately $219,000 to approximately $21,000 at December 31, 2005.

The following table summarizes our contractual obligations from continuing operations at December 31, 2005:

	Less Than	1 to 3	4 to 5	After
Contractual Obligation	Total	One Year	Years	Years	5 Years
Notes payable to shareholders	$20,000	$20,000	$-	$-	$-
Operating leases	10,000	10,000	-	-	-
Convertible debentures	315,000	315,000	-	-	-
Employment contract - Tannous	750,000	250,000	500,000	-	-

Total contractual cash obligations	$1,095,000	$595,000	$500,000	$-	$-

The operating lease for our offices and employment contracts are expected to be paid either with cash generated from operations or from financing activities. The repayment of principal on the shareholder loans will either be paid by cash generated from operations or from financing activities. The convertible debentures are expected to be converted into shares of our common stock pursuant to the agreements, resulting in additional issuances of our common stock. In 2005, cash used for operating activities totaled approximately ($4,099,000) while cash generated from financing activities totaled approximately $3,680,000. In 2004, cash used for operating activities totaled approximately ($1,054,000) while cash generated from financing activities totaled approximately $820,000.

Additionally, our other principal commitments consist of agreements with various consultants who will provide us with business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock. The amount due is based on the fair market price of our stock on the date the transaction is consummated and the value of the transaction.

We believe that cash on hand will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. The failure to obtain future debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay the purchase of additional companies. Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

As reflected in the accompanying consolidated financial statements, the Company has realized financial losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In the first three months of 2006, management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•	The Company has raised $100,000 from the exercise of options and warrants and management anticipates raising additional equity funds that will be used to fund any capital shortfalls.
•
The Company executed a distribution agreement with DNP International to sell Shugr; the Company’s zero-calorie, diabetic safe sweetener that tastes and bakes like cane sugar. Per the agreement, DNP is subject to a minimum sales requirement targeting $1.0 million in 2006, $4.0 million in 2007, and $5.5 million in 2008.

•	The Company will launch its new product, Sequesterol, in April of 2006 and commence an escalating marketing campaign thereafter.
•	Management is decreasing expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.
•	Management has streamlined its operations and is developing new products, which are anticipated to have increased gross profit margins.

Recently Issued Pronouncements

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement was applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and the impact was not significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. The Company will be required to apply Statement 123(R) in 2006. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on their financial position, results of operations and cash flows.

BUSINESS

General

Health Sciences Group, Inc. (the “Company”), a Delaware corporation, is an integrated provider of innovative products proprietary technologies used in nutritional supplements and functional foods and beverages. Its subsidiaries include BioSelect Innovations, which holds the Company’s internally developed intellectual property, and Swiss Research, Inc., which markets and sells branded products addressing major wellness categories. We strive to differentiate ourselves through the use of:

•	Proprietary/patented technologies; and
•	Strategic marketing and distribution partnerships.

We identify, develop and commercialize products and functional food ingredients derived from natural sources to provide consumers and health professionals with preventive healthcare alternatives. We plan to leverage the exclusive and proprietary benefits of our internally developed and patented products and recently acquired licenses to increase sales through national and international channels as we endeavor to maximize our earnings potential. We envision building Health Sciences, Swiss DietTM and Swiss ResearchTM into leading brands while offering new and innovative products and functional ingredients that promote a positive health benefit for a wide variety of consumer needs.

Corporate Background

Health Sciences Group, Inc. was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. On June 20, 2005 the Company’s shareholders approved a resolution to reincorporate the Company in Delaware.

In December 2001, the Company acquired 100% of the outstanding stock of XCEL Medical Pharmacy, Inc., (“XCEL”) a California corporation and the outstanding shares of BioSelect Innovations, Inc., (“BioSelect”) a Nevada corporation for approximately $4.4 million. XCEL and BioSelect provide pharmaceutical and cosmeceutical products and services.

In February 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. (“QBI”) pursuant to an Asset Purchase Agreement for approximately $1.5 million. Quality Botanical Ingredients is a manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics.

In October 2004, the Company acquired Polymann Technologies, Inc. (“PTI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange for approximately $810,000. PTI holds a license to a patented technology known as Low Molecular Weight Polymannuronate, a natural cholesterol reducing product.

In November 2004, the Company acquired Apple Peel Technologies, Inc. (“APTI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange for approximately $830,000. APTI holds a license to a patented technology that has been shown to reduce cellular damage caused by free radicals.

In December 2004, the Company executed an asset purchase agreement to acquire Swiss Research, Inc. for approximately $360,000. This transaction was completed in August, 2005.

In February 2005, the Company acquired Open Cell Biotechnologies, Inc. (“OCBI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange for approximately $955,000. OCBI holds a license to a patented edible open-cell hydrocolloid technology.

Discontinued Operations

In October 2004, the Board of Directors of the Company elected to discontinue operations of its wholly owned subsidiary, QBI. The Company is a co-guarantor of the obligations of QBI payable to La Salle Business Credit (“La Salle”) pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Since the decision to discontinue operations, and post asset liquidation, QBI has remained dormant. Management believes the Company’s continuing operations will not be adversely affected by this action.

In May 2005, management determined that its pharmaceutical business, XCEL Healthcare, Inc. was inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and discontinued operations. Since the decision to discontinue XCEL has remained dormant.

BUSINESS STRATEGY

Our objective is to become a recognized leader in providing innovative and proprietary products and ingredients that promote a positive health benefit for a wide variety of consumer needs. To achieve our objective, we intend to:

Build Consumer Base and Brand Awareness through Advertising and Promotional Activities. We intend to achieve consumer awareness of and create a demand for our products through advertising and promotional activities in conjunction with the establishment of distribution channels. We believe that one of the most effective marketing tools is product sampling combined with the dissemination of educational information explaining the nutritional qualities of our products. Accordingly, we anticipate increasing our advertising and marketing budget as we increase emphasis on television advertising.

Promote the Proprietary, Science-based Qualities of our Products. The proprietary qualities of our products are important to significant consumer segments including the fitness, weight management and therapeutic markets. We intend to advertise in health and fitness magazines, in health-oriented publications and in various other magazines with wider circulation to promote consumer interest within these markets. We expect to distribute educational materials that promote interest in our brand and our products.

Introduce New Products and Product Line Extensions. Although we are initially focusing on a few products, we intend to introduce further extensions of our products.

Acquire Complementary Companies or Product Lines. To grow sales outside of existing product lines and related products, we will consider strategic acquisitions. We intend to focus on acquisitions of product lines or companies with product lines that are marketed to the nutraceutical and cosmeceutical markets. We may also consider possible acquisitions of or investments in manufacturers of foods and beverages.

Attract and Retain Quality Employees. We recognize the need to continue to attract and retain quality employees. We intend to target established leadership bases for growth in both existing and new markets, enhance our infrastructure to create an atmosphere of teamwork and cooperation, improve reward and recognition, and develop more interactive training programs.

Enter New Markets. We believe that, in addition to the North American market, significant growth opportunities continue to exist in international markets. New markets will be selected based on an assessment of several factors, including market size, anticipated demand for our products, receptivity to network marketing, and ease of entry, which includes consideration of possible regulatory restrictions on the products or network marketing system. We expect to register certain products with regulatory and government agencies in preparation for international expansion.

PRODUCT OVERVIEW

We focus on delivering a complete wellness program and way of life to health-conscious consumers. Our products are designed to appeal to the growing number of consumers who seek to live a long and healthy lifestyle. We are continuing to develop products in three categories which address (i) diet and weight management; (ii) cholesterol and heart health; and (iii) personal care and wellness.

Shugr™

Shugr™ is a zero-calorie sugar substitute, that tastes and bakes like cane sugar. It is made with high-quality ingredients and manufactured under strict Good Manufacturing Practices ("GMP") standards. Shugr is based on a proprietary blend of erythritol, tagatose, maltodextrin and a trace of sucralose. Erythritol occurs naturally in many fruits and vegetables, maltodextrin comes from corn starch, and tagatose provides added sweetness and prebiotic fiber which aids in digestion. Shugr's unique formulation results in a sweet taste that is remarkably like cane sugar without any aftertaste typically associated with zero-calorie sweeteners. Shugr tastes like sugar and cooks like sugar. Shugr™ has a patent pending. Shugr is made with high quality ingredients. and its ingredients have a GRAS (Generally Recognized as Safe) designation for food safety as determined by the U.S. Food & Drug Administration (FDA). Shugr™ is currently available through Vitamin Shoppe, Meijer, Drugstore.com, Amazon.com, and LavazzaStore.com.

Sequesterol™ Advance Cardio Formula

SequesterolTM Advance Cardio Formula is a proprietary blend of clinically studied ingredients selected by medical professionals for their unique ability to maintain cardiovascular health and a free-flowing circulatory system. SequesterolTM contains a proprietary blend of natural ingredients formulated to take a multi-faceted approach to maintain and support ones coronary vascular system. This combination includes: cassia nomame, a natural fat-blocking lipase inhibitor; octacosanol, a natural phytochemical and a major constituent of policosanol which has been found to maintain healthy cholesterol levels; and omega-3 (DHA) fatty acids, which have been found to be helpful in reducing the risk of coronary artery disease. SequesterolTM combines the benefits of these powerful nutrients with heart-healthy vitamins to provide cardio support! SequesterolTM is currently available for purchase at http://www.Sequesterol.com with plans to sell SequesterolTM directly to consumers via a direct to consumer television campaign.

Other unique and innovative products include Aplevia™ - an ultra-powerful antioxidant derived from apple peels and Edible SpongesTM, an open-cell hydrocolloid product.

PRODUCT MANUFACTURING

We use third-party vendors to produce our products. These third-party vendors and manufacturers produce and, in most cases, package these products according to formulations developed by or in conjunction with our in-house product development team.

We place a strong emphasis on quality control because we believe that quality standards play a critical factor in consumer purchasing decisions and in differentiating the Swiss Research brand. All of our products will be manufactured in accordance with current GMPs. Outsourcing key products is designed to allow us to enhance production flexibility and capacity while substantially reducing capital expenditures, avoiding the costs of managing a production work force, and to focus our energy and resources on marketing and sales.

The selected contract manufacturer will manufacture our products under formulations that we own. They will be prohibited from producing products for any other customers using our formulas. In addition, the selected contract manufacturer is contractually prohibited from producing products based on our organic functional nutrition concept for any other customer, with limited exceptions. Product will be shipped to locations throughout the nation from their centrally located warehouse facility.

We believe that the selected contract manufacturer will have the capacity to fulfill our planned production needs for at least the next twelve months. In addition, we believe that the manufacturer is willing to increase capacity to meet our additional production needs, if necessary. If our growth exceeds the production capacity of the selected contract manufacturer, or if they were unable or unwilling to continue production, we believe we could locate and qualify other contract manufacturers to meet our production needs.

Quality Assurance

We require all raw materials or finished products produced by third party vendors to be placed in quarantine upon receipt before release by our quality control laboratory. We conduct sample testing, weight testing, purity testing, dissolution testing and, where required, microbiological testing. When materials are released from quarantine, each lot is assigned a unique lot number which is tracked throughout the manufacturing process. Materials are blended, tested and then encapsulated or formed into pills which may or may not be coated. We routinely perform qualitative and quantitative quality control procedures on its finished products.

Our contract manufacturer is expected to produce and package our products in accordance with GMP standards. All raw materials are purchased from approved suppliers and inspected by the contract manufacturer as they are received into the production facilities. Raw materials are then labeled to indicate their source of supply, lot number, and date of receipt, and samples of the raw materials are kept for two years from the date received. The ingredients are mixed into batches under the supervision of two quality assurance contract manufacturer employees to verify adherence to our formulations and ensure taste consistency. The finished products are weighed, wrapped, and date coded. After each production run, samples are analyzed to test the product for micro-impurities and to ensure accurate labeling.

SALES & MARKETING

Nutritional products are distributed through six major sales channels. Each channel has changed in recent years, primarily due to advances in technology and communications that have resulted in improved product distribution and faster dissemination of information. We expect to distribute products through the following channels:

•	Mass market retailers - mass merchandisers, drug stores, supermarkets, and discount stores;
•	Direct response television;
•	Natural health food retailers;
•	Healthcare professionals and practitioners;
•	Mail order; and
•	The Internet.

We plan to build the Health Sciences, Swiss DietTM and Swiss ResearchTM brand name within multiple channels of distribution in order to develop increased brand awareness and strong brand recognition among consumers seeking products with a reputation for high quality and efficacious results. We plan to position our products within the specialty retail and direct-to-consumer distribution channel as high quality products using proprietary, pharmaceutical grade ingredients supported by clinical data which presents a positive health benefit. Our marketing strategy has the following components:

Product Branding and Wellness. Our underlying initiative is to build a reputation as a company that is focused on a complete wellness program and way of life. We believe we are ideally positioned to take advantage of current consumer trends indicating that individuals are turning more and more to nutritional supplements for weight loss, fitness and age-related health concerns. We plan to undertake an advertising, public relations and branding campaign. To further product awareness, we will concentrate our marketing efforts on those products that are proprietary and have scientific, clinical data that supports their efficacy.

Advertising. We intend to use advertising campaigns to create greater awareness of the convenience, taste, and nutritional attributes of our products. We plan to use a combination of print, Internet, radio, and television advertising, with primary emphasis on print and Internet advertising to reach our target audiences in a cost-effective manner. However, we expect to spend a significant portion of future our advertising budget on television advertising to reach a larger number of targeted consumers.

Promotions. We believe that one of our most effective marketing tools is product sampling combined with the on-site dissemination of information explaining the nutritional attributes of our products. We expect to participate in various trade shows targeted at buyers in the health and fitness, food, and sports markets, in addition to consumer health fairs.

Customer and Consumer Service. We are committed to providing superior service to our customers and consumers. Our sales and marketing team will continually gather information and feedback from consumers and retailers to enable us to better tailor our consumer support to meet changing consumer needs. We expect to provide access to nutritionists and consumer service representatives through a toll free number to answer questions and educate consumers on nutrition, new products and developments. In addition, we expect to maintain updated consumer information on our web site.

COMPETITION

The business of developing and distributing nutritional and personal care products, such as those we sell and distribute is highly competitive. Numerous manufacturers, distributors, and retailers compete for consumers and distributors. We expect to compete directly with other entities that develop, manufacture, market, and distribute products in each of our product lines. We compete with these entities by emphasizing the underlying science, value, and high quality of our products. However, many of our competitors are substantially larger and have greater financial resources and broader name recognition. Our markets are highly sensitive to the introduction of new products that may rapidly capture a significant share of those markets. The nutritional supplement market is characterized by:

•	Large selections of essentially similar products that are difficult to differentiate;
•	Retail consumer emphasis on value pricing;
•	Constantly changing formulations based on evolving scientific research;
•	Low entry barriers resulting from low brand loyalty, rapid change, widely available manufacturing, low regulatory requirements, and ready access to large distribution channels; and
•	A lack of uniform standards regarding product ingredient sources, potency, purity, absorption rate, and form.

Similar factors are also characteristic of products comprising our other product lines. There can be no assurance that we will be able to effectively compete in this intensely competitive environment. In addition, nutritional and personal care products can be purchased in a wide variety of channels of distribution, including retail stores. Our product offerings in each product category are relatively few compared to the wide variety of products offered by many of our competitors and are often premium priced. As a result, our ability to remain competitive depends in part upon the successful introduction of new products and enhancements of existing products.

GOVERNMENT REGULATION

The manufacturing, packaging, labeling, advertising, distribution, and sale of our products are subject to the regulation of various government agencies, principally the FDA. The FDA regulates our products pursuant to the Federal Food, Drug, and Cosmetic Act ("FDCA") and the Fair Packaging and Labeling Act ("FPLA") and regulations thereunder. The FDCA is intended, among other things, to assure consumers that foods are wholesome, safe to eat, and produced under sanitary conditions, and that food labeling is truthful and not deceptive. The FPLA provides requirements for the contents and placement of information required on consumer packages to ensure that labeling is useful and informative. Our products are generally classified and regulated as food under the FDCA, and are, therefore, not subject to pre-market approval by the FDA. However, our products are subject to the comprehensive labeling and safety regulations of the FDA, the violation of which could result in product seizure and condemnation, injunction of business activities, or criminal or civil penalties. Furthermore, if the FDA determines, on the basis of labeling, promotional claims, or marketing by the Company, that the intended use of any of our products is for the diagnosis, cure, mitigation, treatment, or prevention of disease, it could regulate those products as drugs and require, among other things, pre-market approval for safety and efficacy. We believe that we presently comply in all material respects with the foregoing laws and regulations. However, there can be no assurance that future compliance with such laws or regulations will not have a material adverse effect on our business, results of operations or financial condition.

Our advertising is subject to regulation by the FTC, pursuant to the Federal Trade Commission Act ("FTCA") which prohibits unfair or deceptive acts or practices including the dissemination of false or misleading advertising. Violations of the FTCA may result in a ‘cease and desist’ order, injunction, or civil or criminal penalties. The FTC monitors advertising and entertains inquiries and complaints from competing companies and consumers. It also reviews referrals from industry self-regulatory organizations, including the National Advertising Division (“NAD”). The NAD of the Council of Better Business Bureaus, Inc. administers a voluntary self-regulatory, alternative dispute resolution process that is supported by the advertising industry and serves the business community and the public by fostering truthful and accurate advertising.

Our activities are also regulated by various agencies of the states, localities, and foreign countries in which our products are sold. In addition, we may be required to re-formulate our products to comply with foreign regulatory standards. We believe that we presently comply in all material respects with the foregoing laws and regulations. There can be no assurance, however, that future compliance with such laws or regulations will not have a material adverse effect on our business, results of operations and financial condition.

We may be subject to additional laws or regulations administered by the FDA or other federal, state, or foreign regulatory authorities, the repeal of laws or regulations, or more stringent interpretations of current laws or regulations, from time to time in the future. We cannot predict the nature of such future laws, regulations, interpretations, or applications, nor can we predict what affect additional government regulations or administrative orders, when and if promulgated, would have on our business in the future. Such laws could, however, require the reformulation of products, the recall, withholding or discontinuance of products, the imposition of additional recordkeeping requirements, the revision of labeling, advertising, or other promotional materials, and changes in the level of scientific substantiation needed to support claims. Any or all such government actions could have a material adverse effect on our business, results of operation and financial condition.

Research and Development

Research and development efforts are generally devoted to four principal areas: (1) development of new technologies; (2) application of our existing technologies to new products; (3) improvement of existing processes; and (4) formulation of existing and new biologically active compounds.

As part of our focus on delivering a complete wellness program and way of life to our customers, we plan to explore and develop new products. New product ideas are derived from a number of sources, including trade publications, scientific and health journals, our executives, staff and consultants and outside parties. In general, we maintain a strategy of introducing our own proprietary formulations of products successfully offered by others in the market. Although our products use ingredients that we regard as safe when taken as suggested by us, we expect to conduct limited clinical studies of certain proprietary products. In advance of introducing products into our markets, local counsel and other representatives, retained by us, investigate product formulation matters as they relate to regulatory compliance and other issues. Our products are then reformulated to suit both the regulatory and marketing requirements of the particular market.

Patents and Trademarks

BioSelect has developed a number of proprietary and patented product formulations. These patents address the unique integration of selective traditional over-the-counter generic drugs with complementary alternative medications such as vitamins, herbs and other natural nutraceutical supplements. The product development effort focuses on developing proprietary formulations for existing products and on the creation of formulations for product line extensions. The preservation and improvement of the quality of BioSelect's products are also integral parts of its overall strategy. To date, BioSelect has been issued five patents.

We maintain and have applied for trademark and copyright protection in the United States relating to certain of our existing and proposed products and processes, including Swiss Research TM, Shugr TM, Sequesterol TM, Aplevia ™, Open Cell Biotechnology TM. There can be no assurance that we will be able to successfully protect our intellectual property.

BioSelect maintains and has applied for trademark and copyright protection in the United States relating to certain of its existing and proposed products and processes, including CoCareTM, ConaseTM, CoprofenTM, Epigest EessentialsTM, Femderm EssentialsTM, Femgest EssentialsTM, and TranslipobaseTM. There can be no assurance that BioSelect will be able to successfully protect its intellectual property.

Employees

At August 31, 2006, we employed two persons, both of which are full-time. The Company retains additional employees for accounting, administrative, sales and marketing duties on an as-needed basis. A standard package of employee benefits is provided to all full-time employees. The Company’s employees are not covered by a collective bargaining agreement nor are represented by labor unions. We do not have key man insurance on any employee.

At August 31, 2006, we had an employment agreement with the following personnel:

		Expiration	Annual Base
Employee	Position	Date	Salary
Stuart Avery Gold	Chief Executive Officer[1]	June 2009	$200,000
Fred E. Tannous	CFO, Treasurer & Co-Chairman[2]	June 2008	$250,000

1 Mr. Gold commenced his employment effective as of June 1, 2006 and has agreed to defer and accrue cash compensation. Pursuant to his employment agreement dated June 28, 2006, Mr. Gold has received 300,000 shares of the Company’s common stock. 2 Since July 1, 2005 to date, Mr. Tannous received shares of the company’s common stock in lieu of cash for the payment of his salary.

Properties

Our executive office address is at Howard Hughes Center, 6080 Center Drive, 6th Floor, Los Angeles, California, 90045 and we also maintain an office located at 21515 Hawthorne Blvd., Suite 1070, Torrance, CA 90503. The annual lease payments for our office space totaled approximately $12,000. We are currently on a month-to-month basis at the Los Angeles address and have entered into a one-year lease at the Torrance location which expires on February 28, 2007. Management intends to seek alternative facilities upon expansion of its operations.

Legal Proceedings

Health Sciences Group vs. Miles

On February 10, 2006, the Company filed a Complaint in Los Angeles Superior Court against Loren Miles (“Miles”) alleging causes of action for: (1) breach of contract; (2) fraud; (3) intentional misrepresentation; (4) negligent misrepresentation; (5) conversion; (6) breach of fiduciary duty; and (7) constructive trust. The Complaint arises out of false and fraudulent representations made by Miles on or around December 2004 to the Company in connection with the Company’s purchase of the assets of Swiss Research, Inc., a California corporation (“SRI-CA”), of which Miles was the Chief Executive Officer and sole shareholder. Pursuant to the purchase, SRI-CA initially became a wholly owned subsidiary of Health Sciences and was thereafter to be liquidated. On March 2, 2006, Miles filed his answer to the Complaint.  Also, on March 2, 2006, Miles and SRI-CA filed a separate Complaint in Los Angeles Superior Court against the Company and Swiss Research, Inc., a Delaware corporation (“SRI-DE”), alleging causes of action for: (1) breach of contract (rescission); (2) declaratory relief and a temporary restraining order, preliminary and permanent injunction; (3) cancellation of instrument; (4) declaratory relief; (5) unpaid wages; and (6) breach of contract.  On April 7, 2006, the two cases were deemed related and the Company’s complaint was designated the lead case.  On April 14, 2006, the Company named SRI-CA as a defendant to the Complaint.  On April 19, 2006, the Company and SRI-DE filed their answer to the Complaint.  The Company and SRI-DE deny the claims and intend to vigorously defend against them.  On May 8, 2006, the Company filed a motion for leave to file a First Amended Complaint, adding SRI-DE as a plaintiff and a new cause of action for breach of contract (damages and specific performance), the hearing of which is set for June 12, 2006.  On April 27, 2006, the Court denied a motion for preliminary injunction filed by Miles and SRI-CA, finding that Miles and SRI-CA failed to establish that the asset purchase agreement had not closed and failed to establish any grounds for rescission of the asset purchase agreement.  Following the Court's denial of the preliminary injunction motion, Miles and SRI-CA filed a motion to disqualify the Company's counsel, which the Court denied on June 19, 2006.  On September 18, 2006, the Company and SRI-DE filed a Second Amended Complaint against Miles and SRI-CA, alleging causes of action for: (1) breach of contract; (2) fraud; (3) intentional misrepresentation; (4) negligent misrepresentation; and (5) breach of contract.  Miles and SRI-CA have filed a demurrer to the 2nd, 3rd, 4th and 5th causes of action of the Second Amended Complaint, which is set for hearing on November 22, 2006.  A trial date has yet to be set.

Fred Tannous, et al. vs.  Miles

On May 11, 2006, Fred Tannous, the chief financial officer and Co-Chairman of the Company, and Bill Glaser, Co-Chairman and former president of the Company, filed a Complaint in Los Angeles Superior Court against Loren Miles alleging a cause of action for defamation. The Complaint arises out of false and defamatory allegations made by Miles on or around May 2006.  On May 25, 2006, Tannous, Glaser and the Company filed a First Amended Complaint, alleging causes of action against Miles for: (1) defamation, (2) violation of right of privacy, (3) intentional interference with contract, (4) intentional interference with prospective economic advantage, and (5) negligent interference with prospective economic advantage.  On October 5, 2006, the Court granted Miles' Motion to Strike the Complaint.  However, the Court has not yet issued an Order specifying the basis for its ruling.  Tannous, Glaser and the Company intend on pursuing any available remedies in response to the Court's ruling.  The Court further continued the hearing on Miles' Motion for Attorneys' Fees and Sanctions to November 16, 2006.  On October 18, 2006, Miles filed a Motion for Appointment of a Receiver over the Company, set for hearing on November 16, 2006.  The Company intends to oppose Miles' motions vigorously.

Claim of Wrongful Termination

In November 2004, an attorney for Jacob Engel, wrote a letter to the Company alleging that Health Sciences Group, Inc. failed to pay Mr. Engel his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004. The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement. The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan. The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him. There have been no further developments related to this matter through September 30, 2006. The Company does not agree with the allegations made and is prepared to vigorously assert its position.

MANAGEMENT

The following table sets forth the name, age, position, and the start date of each director and executive officer of Health Sciences Group, Inc. and its subsidiaries at September 30, 2006. There are no other persons who can be classified as a promoter or controlling person of the Company.

Name	Age	Title	HeldSince

Stuart Avery Gold	55	Chief Executive Officer	2006

Fred E. Tannous*	40	Chief Financial Officer, Treasurer, and Co-chairman of the Board	2000

Bill Glaser	40	Director, Co-chairman of the Board	2000

William T. Walker, Jr.	74	Director	2003

Merrill A. McPeak	70	Director	2005

Stuart Avery Gold joined Health Sciences Group, Inc. as the Chief Executive Officer in June 2006. Previously, Mr. Gold was Chief Operating Office of The Republic of Tea, Inc. where he is acknowledged as one of the innovative gurus behind the success of the Novato, California based company. Co-founded in 1992 by the creators of The Banana Republic, Stuart joined the fledgling company shortly thereafter to create a Tea Revolution in America. With Stuart as the lauded editorial voice for the company’s award winning mail-order catalogue, website and line of innovative products, The Republic of Tea soared to national prominence, spawned the entirely new category of specialty tea, and continues to thrive with enormous success as the industry leader. The Republic of Tea’s 200 varietals of premium teas, ready-to-drink bottled iced teas and its other signature offerings are available through specialty and natural food stores, select department stores, cafés and restaurants throughout North America. Stuart oversaw all aspects of the company’s business and was instrumental in the company’s brand building, marketing, and product development strategies that have made The Republic of Tea one of the most successful and fastest growing specialty brands in America today. The Republic of Tea has been featured in the New York Times, Business Week, The Wall Street Journal, USA Today, CNBC, The TODAY Show and other mainstream media. Stuart is often quoted in publications and books and is a sought-after facilitator and speaker having lectured at numerous schools including Wharton School of Business, New School University, Parson's School of Design and Fortune 500 companies such as American Express.

Fred E. Tannous is co-founder and co-Chairman of Health Sciences Group, Inc. and operated as Chief Executive Officer since founding the Company in 1996 through June 30, 2006. During his tenure, Mr. Tannous was involved in all aspects of the Company’s operations ranging from crafting and executing the Company’s overall growth strategy to structuring debt and equity financings and seeking and evaluating qualified acquisition candidates. Mr. Tannous maintains relationships with investment bankers, capital market participants, accountants, attorneys, and management consultants. Previously, Mr. Tannous was employed at DIRECTV, Inc. where he was involved in various capacities including valuing, structuring, and executing strategic investments. Prior to joining DIRECTV, a wholly owned subsidiary of Hughes Electronics Corporation, Mr. Tannous was with the corporate treasury organization of Hughes where he assisted in conducting valuations and effectuating financing transactions for the company’s satellite and network communication units. From February 1996 to May 1999, Mr. Tannous served as Treasurer and Chief Financial Officer of Colorado Casino Resorts, Inc., a gaming and lodging concern with operations in Colorado. In addition to overseeing the company’s finance and accounting operations, he was accountable for all corporate finance and treasury activities. Previously, as principal of his own consulting firm, Mr. Tannous consulted to several start-up ventures in various industries where he was instrumental in developing business plans, advising on business strategy and capital structure, and arranging venture financings. Mr. Tannous received an MBA in finance and accounting from the University of Chicago Graduate School of Business. He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.

*On July 1, 2006, Mr. Tannous resigned as Chief Executive Officer and assumed the role of Chief Financial Officer.

Bill Glaser has been Co-chairman, President, and Secretary of Health Sciences Group since October 2000. Mr. Glaser was founder and Chief Executive Officer of Zenterprise, Inc., a comprehensive investment banking and corporate consulting firm which focused primarily on capital formation, M&A advisory, business strategy, marketing, and management consulting services for public and private companies. From September 1991 to July 1994, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations. Previously, he was a registered representative at Drexel, Burnham, Lambert and Smith Barney. Mr. Glaser holds a Bachelors degree in finance and economics from the Ithaca College - School of Business.

William T. Walker, Jr. is a Director. Mr. Walker was appointed to the company’s Board of Directors in May, 2003, and is the founder of Walker Associates, a corporate finance consulting firm that acts as advisor to corporations and investment banks, and has served in that capacity since 1985. Prior to starting Walker Associates, he was Executive Vice President and Managing Director of Investment Banking for Bateman Eichler, Hill Richards, a regional West Coast NYSE investment banking firm, where he directed its merger into the Kemper Insurance Group. Mr. Walker currently chairs the board of SupraLife International and its subsidiaries, and serves as a director of King Thomason Group, Stone Mountain Financial Systems, Digid Technologies and Desert Health Products, Inc. He has served as a board member of the Securities Industry Association, a Governor of the Pacific Coast Stock Exchange, a member of the American Stock Exchange Advisory Committee, President of the Bond Club of Los Angeles, and Chairman of the California District Securities Industry Association. Mr. Walker graduated from Stanford University and served in the United States Air Force.

Merrill A. McPeak (General U.S. Air Force Ret.). In May 2005, Merrill A. McPeak was appointed to the Board of Directors. >From 1995 to the present, General McPeak has been the president of McPeak and Associates, a consulting firm. From October 1990 to October 1994, he was Chief of Staff of the U.S. Air Force. He is a director of TEKTRONIX (NYSE) - Chairman of the Audit Committee, organization and Compensation Committee; SPAN Communications (OTC) - Chairman of the Audit Committee, Chairman of the Board; Del Global Technologies (OTC) - Member of Compensation Committee; Gigabeam (OTC) - Member of Audit Committee. General McPeak is also a director of private companies and the author of numerous publications in scholarly journals and of several books. General McPeak has a B.A. in Economics from San Diego State University and an M.S. in International Relations from George Washington University and attended the Executive Development Program, University of Michigan Graduate School of Business.

Directors

Directors are elected annually and hold office until the annual meeting of the shareholders of Health Sciences and until the successors are elected and qualified. There are no family relationships among Health Sciences’ officers and directors. Non-management directors receive annual cash fees of $24,000 for attending board meetings and 50,000 options per year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Awards
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation	Awards($)	Options/SARs	Compensation
Fred E. Tannous(1)	12/31/05	$220,000	--	--	--	500,000	--
CFO, Treasurer	12/31/04	$190,000	--	--	--	1,000,000	--
Co-Chairman
Health Sciences Group, Inc.

Bill Glaser(2)	12/31/05	$110,833	--	--	--	500,000	--
President, Secretary	12/31/04	$190,000	--	--	--	1,000,000	--
Co-Chairman
Health Sciences Group, Inc.

John Park(3)	12/31/05	$31,806	--	--	--	--	--
President & CEO	12/31/04	$125,000	--	--	--	100,000	--
XCEL Healthcare, Inc.

(1)
As of June 1, 2006, Mr. Tannous resigned from his position as Chief Executive Office and assumed the position of Chief Financial Officer and continues to serve as co-chairman of the Company’s Board of Directors.

(2)
As of August 1, 2005, Mr. Glaser resigned from his position as President and Secretary but has been retained as a consultant and continues to serve as co-chairman of the Company’s Board of Directors. In the table above, all options awarded Mr. Glaser in 2005, were granted post his resignation and pursuant to his consulting agreement.

(3)	As of March 18, 2005, Mr. Park was no longer employed with the Company.

In April 2005, the Company issued 120,000 and 110,000 shares to Messrs. Tannous and Glaser respectively for salary and vacation compensation accrued during 2004. The value of the shares totaled approximately $92,000 and $85,000, respectively, and was based on the fair value of the Company’s stock on the day the Board authorized the grant.

In August 2005, the Company issued 342,466 shares of its common stock to Messer Tannous for services to be provided over the next 11 months.  The value of the shares totaled approximately $257,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Option Grants

The following table provides information concerning grants of options to purchase the Company’s common stock that the Company made to each of the executive officers and significant employees named in the summary executive compensation table during the fiscal year ended December 31, 2005. We did not grant stock appreciation rights to these individuals during 2005.

	Number of	Percentage of Total	Exercise
	Securities Underlying	Options Granted to	Price Per	Expiration
Name	Options Granted	Employees in 2005	Share	Date
Fred E. Tannous	500,000	77%	$0.65	July 1, 2015

The table below sets forth information concerning the exercise of options during 2005 along with the aggregate 2005 year-end option holdings of the below named officers of the Company:

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR END OPTION VALUES
COMMON STOCK

			Number of securities	Value of unexercised
			underlying options at	in-the-money
	Shares Acquired	Value	December 31, 2005	options at
Name	on Exercise	Realized	Exercisable/Unexercisable	December 31, 2005
Fred E. Tannous	--	--	583,334/416,666	$0
Bill Glaser(1)	--	--	708,330/291,670	$0

(1)
As of August 1, 2005, Mr. Glaser resigned from his position as President and Secretary but has been retained as a consultant and continues to serve as co-chairman of the Company’s Board of Directors. Of the exercisable options noted above, 500,000 were granted pursuant to his consulting agreement of which 208,330 were vested as of December 31, 2005 and the remaining 291,670 were unvested.

Executive Compensation

The table above, for the fiscal years ended December 31, 2005 and 2004, sets forth the compensation paid or accrued by the Company to its named persons. The Company has employment agreements, nondisclosure/non-competition agreements and severance agreements with the following executive officers:

Stuart Avery Gold. We have an employment agreement with Mr. Stuart Gold that commenced June 1, 2006 and ends May 31, 2009. The base salary under this employment contract is $200,000 per year, subjected to annual increases of not less than 10% tied to the achievement of annual sales milestones. This contract provides for a performance bonus calculated as the greater of (i) 10% of the earnings before interest, taxes, depreciation and amortization for said fiscal year or (ii) 50% of the Salary, provided, however, that the Company has generated a minimum of $1 million EBITDA during the fiscal year and the annual bonus may not exceed 150% of the base salary at the time. Also, Gold received an option grant for the purchase of up to 6% of Company common stock, after the completion of the contemplated equity financing, exercisable at a price equal to the offering share price. The first 3% of the option shares shall vest equally on each anniversary date over the term of his agreement. The second 3% of the option shares shall vest as follows; one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $1 million, another one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $2 million; and the final one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $3 million. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, then we are required to pay Mr. Gold the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

Fred E. Tannous. We have an employment agreement with Mr. Fred E. Tannous that commenced July 1, 2005 and ends June 30, 2008. The base salary under this employment contract is $250,000 per year. This contract provides for a performance bonus in an amount equal to of 5% of the Adjusted EBITDA for each fiscal year and an option grant for the purchase of up to 500,000 shares of Company common stock exerciseable at a price equal to $0.65 per share. The option shall be exercisiable on a monthly pro rata basis over the term of the agreement. If the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if there is a transaction (or series of transactions) in which the Company’s shareholders sell a majority of outstanding shares of Company capital stock, then we shall pay Mr. Tannous the greater of the remainder of his salary or two hundred fifty thousand dollars. Further, at the date of any such merger or sale is consummated, all unvested options shall be immediately accelerated and as to any unexercised options to purchases shares in the Company which are held by Mr. Tannous, the Company shall pay Mr. Tannous cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the option, the value of which is multiplied to the number of options which Mr. Tannous holds. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then we are required to Mr. Tannous the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

While we have not established an Audit Committee at the present time, the entire Board of Directors acts as the Audit Committee until such time that an Audit Committee is formed and financial expert is elected. The Board of Directors adopted a Code of Ethics on July 10, 2003

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning common stock ownership by beneficial owners as of September 30, 2006 of five percent or more of our common stock and each of our officers and directors and our officers and directors as a group:

	Name and Address	Amount of		Percent of
Title of Class	of Beneficial Owner	Beneficial Ownership (1)		Class
Common	Bill Glaser
$0.001 par value	6080 Center Drive, 6th Floor	3,717,464	(2)	8.26%
	Los Angeles, CA 90045
Common	Fred E. Tannous
$0.001 par value	6080 Center Drive, 6th Floor	3,597,383	(2)	8.00%
	Los Angeles, CA 90045
Common	UTEK Corporation
$0.001 par value	202 South Wheeler Street	3,023,703	(3)	6.85%
	Plant City, FL 33563
Common	Stuart Avery Gold
$0.001 par value	6080 Center Drive, 6th Floor	300,000	(4)	0.68%
	Los Angeles, CA 90045
Common	William T. Walker, Jr.
$0.001 par value	6080 Center Drive, 6th Floor	300,000	(5)	0.68%
	Los Angeles, CA 90045
Common	Merrill A. McPeak
$0.001 par value	6080 Center Drive, 6th Floor	300,000	(6)	0.68%
	Los Angeles, CA 90045
Common	Sid L. Anderson
$0.001 par value	6080 Center Drive, 6th Floor	288,000	(7)	0.65%
	Los Angeles, CA 90045
Common	All officers and directors	11,526,550		23.80%
$0.001 par value	as a group (five persons)
Common	Total shares issued and outstanding	44,135,915

(1)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this report have been exercised. However, the options or warrants are not treated as outstanding for the purposes of computing the percentage of any other person. The calculation is based on 44,135,915 shares of common stock outstanding as of September 30, 2006, not counting options or warrants, except with respect to a holder of such options or warrants. As to such holder, his percentage assumes that the shares underlying his options and warrants have been exercised and are added to the base of 44,135,915 shares of common stock outstanding for the purpose of calculations his percentage, and not of any other persons in the table.

(2)
Includes options to purchase 500,000 shares at the exercise price of $0.85 per share, 500,000 shares at the exercise price of $0.65 per share, and 850,000 shares at the exercise price of $0.25 per share exercisable within 60 days.

(3)
UTEK Corporation’s beneficial ownership presented consists of 100,000 shares of common stock issued as compensation for a one year consulting agreement plus 1,160,000 shares of common stock as a fee for facilitating the acquisition of Polymann Technologies, Inc., 1,200,000 shares of common stock as a fee for facilitating the acquisition of Apple Peel Technologies, Inc. from Cornell University, and 822,845 shares of common stock as a fee for facilitating the acquisition of Open Cell Biotechnologies, Inc. from the Hebrew University of Jerusalem, less 159,142 shares sold.

(4)
Mr. Gold received an option grant for the purchase of up to 6% of Company common stock, after the completion of the contemplated equity financing, exercisable at a price equal to the offering share price. The first 3% of the option shares shall vest equally on each anniversary date over the term of his agreement. The second 3% of the option shares shall vest as follows; one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $1 million, another one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $2 million; and the final one-third of the total option shares shall vest upon the achievement of the Company’s consolidated EBITDA for any fiscal year exceeding $3 million.

(5)
Mr. Walker’s beneficial ownership includes an option to purchase 50,000 shares at the exercise price of $1.37 per share; and an option to purchase 150,000 shares at the exercise price of $0.25 per share exercisable within 60 days.

(6)
Mr. McPeak’s beneficial ownership includes an option to purchase 50,000 shares at the exercise price of $1.06 per share; and an option to purchase 150,000 shares at the exercise price of $0.25 per share, exercisable within 60 days.

(7)
Mr. Anderson’s beneficial ownership includes a vested option to purchase 24,000 shares at the exercise price of $1.37 per share; and a vested option to purchase 150,000 shares at the exercise price of $0.25 per share, exercisable within 60 days. On August 14, 2006, Mr. Anderson submitted his resignation from the Board of directors, effective immediately.

CERTAIN TRANSACTIONS

Quality Botanical Ingredients, Inc.

In February 2003, effective January 1, 2003, pursuant to an Asset Purchase Agreement, we formed a new subsidiary, Quality Botanical Ingredients, Inc., a Delaware corporation (“QBI”) and we acquired substantially all of the assets and certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation (now known as AAA Health Products, Inc.) (“AAA”), from Joseph R. Schortz in consideration of 1,200,000 shares of our common stock including the payment of a finders’ fee to two unrelated parties in the amount of 200,000 shares of our common stock. The value of the shares totaled $1,485,075. Additional shares not to exceed 1,250,000 of the company’s common stock will be issued to Mr. Schortz should the closing price of the company’s common stock not achieve certain levels following the closing of the acquisition. Subsequently, this provision was agreed by amendment in 2004 to be eliminated. We also agreed in the Asset Purchase Agreement to issue an additional 200,000 shares to Mr. Schortz upon reaching certain levels of gross revenues and gross operating margins as compared to the 2001 financial results of AAA. Subsequently, this provision was agreed by amendment in 2004 to be eliminated. Pursuant to the Asset Purchase Agreement, we assumed certain liabilities of AAA and paid off certain debts of AAA in the amount of $400,000 and paid other sums to creditors of AAA. Of the 1,200,000 shares, which we issued in the acquisition of QBI, 433,333 shares were put into an escrow account and subsequently, it was agreed by amendment in 2004 that these shares should be cancelled. Subsequently, in 2004, Mr. Schortz also agreed to reduce from $450,000 to $128,790 the amount payable to Mr. Schortz in connection with a non-competition agreement and that 400,000 of the 1,200,000 shares paid in consideration of the acquisition would be placed by him in escrow as against potential liability up to $400,000 in the Fortress Systems litigation. See “Legal Proceedings” above.

With the acquisition of QBI, the Company assumed the lease on QBI’s 53,000 square foot warehouse and processing facility located in South Plainfield, New Jersey. The term of the lease is twenty five years starting on May 1, 1997. The lessor is MRA Associates, LLC, a New Jersey limited liability company, a third of which is beneficially owned by Joseph R. Schortz. The Company holds an option to purchase the property from MRA Associates for $2,250,000. The option expires in five years. The annual unrecorded lease payments are $233,000 per year to MRA Associates LLC. See “Properties” above for a more detailed description. The mortgage holder has threatened to declare a default on the mortgage of this property. See “Business, Properties” above.

On October 20, 2004, the Board of Directors of the Registrant elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc. ("QBI"). In January 2005, QBI’s assets were liquidated and proceeds remitted to La Salle Business Credit, LLC, QBI’s primary secured lender. The Registrant is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Management believes the Registrant’s continuing operations will not be adversely affected by this action. Management expects to increase its focus on the development and acquisition of proprietary products and technologies in order to boost operating margins and achieve long-term profitability.

Repayments of Loans Payable to Officers

In March 2005, the Company’s subsidiary, XCEL Medical Pharmacy, paid approximately $106,000 to a shareholder to satisfy an outstanding note payable.

In March 2005, the Company repaid approximately $115,000 to shareholders for loans made to the Company throughout 2004 and the first quarter of 2005.

Separation Agreement and Release

Pursuant to a Separation Agreement and Release dated August 4, 2006, between Health Sciences Group, Inc. and a former consultant, the Company is obligated to make an aggregate payment of $100,000 to the former consultant, or assignees, by December 15, 2006. In addition, the former consultant is entitled to keep a vested option giving him the right to purchase up to 625,000 shares of the common stock at the adjusted exercise price of $0.40 per share. The option expires on August 4, 2011.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 80,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Common Stock

As of September 30, 2006, assuming no exercise of outstanding warrants issued or stock options granted, we had 44,135,915 shares of common stock outstanding, which were held of record and beneficially owned by approximately 5,100 stockholders. Upon completion of this offering, there will 44,135,915 shares of common stock outstanding, assuming no exercise of the warrants and conversion of the convertible preferred stock by the selling shareholders. See “Prospectus Summary, The Offering,” for exclusions from shares outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

We do not intend to pay cash dividends on our common stock in the foreseeable future. To the extent we have earnings in the future, we intend to reinvest such earnings in our business operations.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that is not traded on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. A security of an issuer, generally, that has net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for less or more than three years, or “average revenue” of at least $6 million for the last three years, would also be excluded from the definition of “penny stock.” As long as we do not meet these financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our common stock is governed by rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase, resulting in restrictions on the marketability of our common stock. Additionally, the Securities and Exchange Commission’s penny stock rules include various disclosure requirements that may restrict the ability of broker-dealers to sell our common stock and may affect the ability of our common stockholders to sell their shares in the secondary market.

Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, privileges, preferences, powers and designations of the preferred stock, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any vote or action of our stockholders.

The holders of the Series A preferred stock are entitled to receive dividends at an annual rate of 8% payable in cash or, at the Company’s sole discretion, in registered shares of common stock of the Company at the end of each calendar quarter and on the third anniversary date, and otherwise when, as and if declared by the Board of Directors at the same rate as to which any dividend is declared and paid on shares of common stock. No dividends shall be declared or paid on any shares of common stock unless an equal or greater dividend is paid on the Series A preferred stock in the same year.

In the event of any liquidation, dissolution or winding up of the Company, or merger or sale of substantially all the assets of the Company, the holders of the Series A preferred stock are entitled to receive in preference to the holders of common stock an amount per-share equal to the purchase price (estimated to be $0.85 per share) plus any accrued but unpaid dividends. After the Series A preferred stock liquidation preference has been paid, the Series A preferred stock will participate with the common stock on an as-converted basis with respect to assets remaining and legally available for distribution.

Holders of the Series A preferred stock have the right to convert their shares into fully paid and non-assessable shares of common stock at the purchase price, subject to adjustment in certain events (the “Conversion Price”), at any time prior to the third anniversary of their respective date of issuance.

The Series A preferred stock is automatically converted into common stock at the conversion price upon (i) the third anniversary; or (ii) if, after two years from the Closing Date of the Series A preferred stock offering, the common stock trades at a closing bid price of $4.00 or more for twenty (20) consecutive days.

Holders of the Series A preferred stock will have the right to vote on an as-converted basis with the holders of the common stock, together as a single class. Holders of the Series A preferred stock are entitled to vote separately on (i) any alteration of the rights of the Series A preferred stock; (ii) any change in the authorized number of shares of the Series A preferred stock; (iii) the redemption or repurchase of shares of the Series A preferred stock; or (iv) the proposed issuance of any shares with a liquidation preference senior to the Series A preferred stock.

We retain the right to issue future classes of preferred stock with a liquidation preference pari-passu with the Series A preferred stock.

The holders of Series A preferred stock have the right to participate on a pro rata basis in future private offerings of our securities, subject to customary exceptions.

The Conversion Price of the Series A preferred stock and the exercise price of the warrants issued in connection with the Units will be reduced to the price at which new equity securities are issued in the future, if such price is below the Purchase Price per Unit, subject to certain exceptions with adjustments.

We are obligated to file a Registration Statement for resale of a the shares of common stock underlying the Series A preferred stock, the warrants, and warrants issued to Spencer Trask designees; and b) shares issuable for dividend payments should issuance of dividends in common stock be elected by us. We are subject to financial penalties if we do not adhere to our registration obligations. This prospectus includes such shares.

The holders of Series A preferred stock are entitled to elect one director to our Board of Directors.

Our Board of Directors has also authorized and designated a class of preferred stock called Series B preferred stock. Each share of Series B preferred stock is convertible into 29,412 shares of common stock, subject to certain adjustments. The total number of Series B preferred stock authorized is 130. The holders of Series B preferred stock are entitled to receive dividends at the rate of six percent (6%) per annum, payable at the option of the Company in cash or in shares of common stock. So long as any shares of Series B preferred stock are outstanding, the Company may not declare or pay any dividends on the common stock, unless at the time of such dividend the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series B preferred stock (or on any stock ranking junior to the Series B preferred stock.) In the event of a dissolution or liquidation of the Company, all accrued and unpaid dividends are payable.

The Series B preferred stock has certain protective provisions so that so long as any shares of Series B preferred stock remain outstanding, the Company may not, without the vote of 3/4ths of the shares of Series B preferred stock outstanding at that time, amend its charter provisions pertaining to the Series B preferred stock so as to adversely affect any rights of the Series B preferred stock, redeem or pay dividends on shares of common stock, amend the Articles of Incorporation or Bylaws so as to affect adversely the Series B preferred stock, effect any distribution with respect to shares junior to the Series B preferred stock, reclassify the Company’s outstanding securities other than a stock split, voluntarily file for bankruptcy or liquidate or change the nature of the Company’s business.

Except with respect to transactions upon which the Series B preferred stock is entitled to vote separately as a class pursuant to the foregoing and, except as otherwise required by Delaware law, the Series B preferred stock has no voting rights. The common stock into which the Series B preferred stock is convertible has the same voting rights as the other issued and outstanding common stock of the Company.

In the event of the liquidation, dissolution or winding up of the Company, Series B preferred stock is entitled to receive in preference to the common stock and to any other shares that are junior to the Series B preferred stock, an amount equal to $25,000 per share of the Series B preferred stock plus any accrued and unpaid dividends. A consolidation or merger of the Company or the sale of substantially all of its assets under circumstances where more than fifty percent (50%) of the voting shares of the Company is disposed or conveyed is not deemed to be a liquidation. In the event of a merger of the Company with or into another corporation, the Series B preferred stock will maintain its relative powers and preferences.

The Series B preferred stock is automatically convertible into common stock on the earlier of (A) the date which is three (3) years following the issuance date of the Series B preferred stock and (B) the first date that is at least one hundred eighty (180) days following the effective date of the registration statement providing for the resale of the shares of common stock issuable upon conversion of the Series B preferred stock, that the closing bid price of the common stock exceeds $2.125 for a period of fifteen (15) consecutive trading days and, provided further, that the registration statement, which the Company is required to file with the Securities and Exchange Commission, is effective and has been effective for a period of sixty (60) consecutive calendar days and the average daily trading volume of the common stock for the ten (10) trading days is equal to or greater than 150,000 shares per day. Until the mandatory conversion date, the conversion price is subject to adjustment in the event that the Company should issue shares of common stock at a price lower than $0.85 per share and subject to adjustments for stock splits and similar transactions.

In addition to the other rights of the Series B preferred stock outlined above, upon the occurrence of certain major transactions, each holder of Series B preferred stock has the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares at a price per share equal to one hundred percent (100%) of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages. The Company may pay the redemption price in cash or shares of common stock.

In addition, upon the occurrence of a triggering event, each holder of Series B preferred stock has the right to require the Company to redeem all or a portion of such holder’s shares of Series B preferred stock at a price equal to one hundred twenty percent (120%) of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages. The Company has the right in certain circumstances to pay the redemption price in cash or shares of common stock.

A major transaction is defined as the merger of the Company, a sale of more than fifty percent (50%) of the Company’s assets or a tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of common stock.

A triggering event is defined as lapses for any reason of the effectiveness of the registration statement which the Company is required to file with respect to the common stock underlying the Series B preferred stock or, if the registration statement is unavailable to the holders of the Series B preferred stock, for sale of the shares of common stock underlying the preferred stock, if such lapse or unavailability continues for a period of twenty (20) consecutive trading days, the suspension from listing of the Company’s stock, the Company’s notice of its inability to comply with a conversion request, or the Company breaches any representation or warranty, covenant or other term or condition pertaining to the Series B preferred stock.

The shares of common stock underlying the Series B preferred stock are subject to demand registration rights and certain piggy-back rights which if not met subject the Company to certain penalty payments comparable to those pertaining to the registration rights applicable to the Series A preferred shares.

We have also issued 3,166 shares of Series C convertible preferred stock, convertible into 2,878,188 shares of common stock at a conversion price of $1.10 per share. The Series C convertible preferred stock bears a dividend of 8% per annum and has substantially the same rights, characteristics, penalties, demand registration rights and other features as the Series B convertible preferred stock.

Stock Options

As of September 30, 2006, there were outstanding stock options to purchase 4,918,000 shares of our common stock that had been issued with exercise prices ranging from $0.25 to $1.37 per share to purchase shares of our common stock. See “Prospectus Summary, The Offering” for other options and warrants.

Warrants

As of September 30, 2006, there were outstanding warrants to purchase 13,833,990 shares of our common stock that had been issued with exercise prices ranging from $0.25 to $1.60 per share. See “Prospectus Summary, The Offering” for other options and warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon, 97204.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have outstanding 44,135,915 shares of common stock, which excludes certain options and warrants. See “Prospectus Summary, the Offering” above.

Rule 144

All of the 4,076,223 shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933. Upon completion of this offering, we will have outstanding 19,330,157 shares of common stock subject to stock options and stock grants that we registered under Form S-8 of the Securities Act of 1933. The balance of our shares of common stock were either registered or issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933 and may be resold under Rule 144. If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed:

•	1% of the number of shares of common stock then outstanding, which as of September 30, 2006 would equal approximately 441,350.
Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholder will not be governed by the foregoing restrictions when selling his shares pursuant to this prospectus.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, “144(k) shares” may be sold immediately upon the completion of this offering.
THE SELLING SHAREHOLDERS

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. The term “selling shareholders” also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling shareholders after completion of this offering. The 4,076,223 shares offered in this prospectus include the following:

Title of each class of securities to be registered	Amount to be registered(8)	Proposed Maximum offering price per share(7)	Proposed Maximum Aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	1,655,764 (1)	$0.06	$99,346	$10.63
Common Stock, $.001 par value	1,000,000 (2)	$0.06	$60,00	$6.42
Common Stock, $.001 par value	812,269 (3)	$0.06	$48,736	$5.21
Common Stock, $.001 par value	300,000 (4)	$0.06	$18,000	$1.93
Common Stock, $.001 par value	236,764 (5)	$0.06	$14,206	$1.52
Common Stock, $.001 par value	71,426 (6)	$0.06	$4,286	$.46
TOTAL	4,076,223		$244,574	$26.17

(1)	Represents (i) 777,882 shares of common stock held by Vescap International, Ltd.; and (ii) 877,882 shares of common stock underlying warrants held by Vescap International, Ltd.
(2)
Represents (i) 500,000 shares of common stock underlying the convertible debenture held by Stranco Investments, Ltd; and (ii) 500,000 shares of common stock underlying warrants issued in connection with the convertible debenture held by Stranco Investments, Ltd.

(3)	Represents (i) 518,151 shares of common stock held by Cedar Crescent Holdings, Ltd.; and (ii) 294,118 shares of common stock underlying warrants held by Cedar Crescent Holdings, Ltd.
(4)	Represents (i) 150,000 shares of common stock held by MarketByte, LLC; and (ii) 150,000 shares of common stock underlying warrants held by MarketByte, LLC.
(5)	Represents (i) 29,411 shares of common stock held by Vestcom, Ltd.; and (ii) 207,353 shares of common stock underlying warrants held by Vestcom, Ltd.
(6)	Represents 71,426 shares of common stock underlying warrants held by FCIM Corp.
(7)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices of the common stock, as reported in the Over the Counter Bulletin Board as of October 26, 2006, solely for the purpose of computing the registration fee.

(8)
In accordance with Rule 416 of the Securities Act, the registration also covers such indeterminate amount of additional shares of common stock as may be issuable upon conversion of the convertible debentures to prevent dilution as a result of stock splits, stock dividends and the anti-dilution provisions applicable to convertible debentures.

Relationships With Our Company

We have no relationship with persons affiliated with the above named entities. Such persons do not have any position, office or other relationship with HESG except in the status of shareholders through the respective entity.

SELLING SHAREHOLDERS

Shareholders	Number of Shares Beneficially Owned Prior to this Offering and Number of Shares Being Offered by the Stockholder	% Owned After Offering
Vescap International, Ltd.(1)	1,655,764	0
Stranco Investments, Ltd.(2)	1,000,000	0
Cedar Crescent Holdings, Ltd. (3)	812,269	0
MarketByte, LLC. (4)	300,000	0
Vestcom, Ltd. (5)	236,764	0
FCIM Corp.(6)	71,426	0

__________________________________
(1)	Represents (i) 777,882 shares of common stock held by Vescap International, Ltd.; and (ii) 877,882 shares of common stock underlying warrants held by Vescap International, Ltd.
(2)
Represents (i) 500,000 shares of common stock underlying the convertible debenture held by Stranco Investments, Ltd.; and (ii) 500,000 shares of common stock underlying warrants issued in connection with the convertible debenture held by Stranco Investments, Ltd.

(3)	Represents (i) 518,151 shares of common stock held by Cedar Crescent Holdings, Ltd.; and (ii) 294,118 shares of common stock underlying warrants held by Cedar Crescent Holdings, Ltd.
(4)	Represents (i) 150,000 shares of common stock held by MarketByte, LLC; and (ii) 150,000 shares of common stock underlying warrants held by MarketByte, LLC.
(5)	Represents (i) 29,411 shares of common stock held by Vestcom, Ltd.; and (ii) 207,353 shares of common stock underlying warrants held by Vestcom, Ltd.
(6)	Represents 71,426 shares of common stock underlying warrants held by FCIM Corp.

We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We have agreed to bear expenses incurred, which are estimated to be $20,100, that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

PLAN OF DISTRIBUTION

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Subject to any agreements by the selling shareholders described above, the selling shareholders may sell the shares from time to time at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices; or in negotiated transactions; or a combination of such methods of sale directly or through brokers.

The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling shareholders and any broker-dealers who act in connection with the sale of his shares shall be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal shall be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act of 1933. Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of the common stock.

We have advised the selling shareholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholders and any of their affiliates. The selling shareholders have advised us that during the time the selling shareholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

•	not engage in any stabilization activity in connection with any of the shares;
•
not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act of 1934;

•	not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
•
effect all sales of shares in broker’s transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

In the absence of this registration statement, the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act of 1933 as described above.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick, Lockhart, Nicholson, Graham, LLP.

EXPERTS

The consolidated financial statements included in this prospectus of Health Sciences group, Inc. and subsidiaries as of December 31, 2005 and for the year then ended have been audited by Corbin & Company, LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Stonefield Josephson, Inc., independent auditors, audited our consolidated financial statements at December 31, 2004, as set forth in their report. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on their respective reports given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

Health Sciences Group, Inc.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Page

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	F-1 - F-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet	F-3 - F-4

Consolidated Statements of Operations	F-5

Consolidated Statements of Stockholders' Equity (Deficit)	F-6 - F-9

Consolidated Statements of Cash Flows	F-10 - F-11

Notes to Consolidated Financial Statements	F-12 - F-51

Financial Index

Report of Independent Registered Public Accounting Firm

To The Board of Directors
Health Sciences Group Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Health Sciences Group Inc. and Subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit on its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Sciences Group Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit of approximately $28,676,000 and a working capital deficit of approximately $4,898,000 at December 31, 2005 and incurred recurring operating losses. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Corbin & Company, LLP

Corbin & Company, LLP

Irvine, California
April 12, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Health Sciences Group, Inc. and Subsidiaries
Los Angeles, California

We have audited the accompanying consolidated statement of operations and other comprehensive loss of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statement of stockholders’ equity (deficit) and cash flow for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2004, and the results of their consolidated operations and their consolidated cash flow for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s net loss and negative working capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
April 15, 2005

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

December 31,
2005
ASSETS
Current assets:
Cash and cash equivalents	$21,256
Accounts receivable	7,296
Inventory	91,379
Prepaid expenses	11,310
Total current assets	131,241

Intangible assets, net of accumulated amortization	4,024,311

Total non-current assets

$4,155,552

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$269,651
Accrued expenses	266,464
Accrued payroll liabilities	22,310
Accrued penalties due preferred stockholders	591,000
Convertible debentures payable	315,000
Loans payable, stockholders	20,000
Dividends payable	214,984
1,699,409

Liabilities of discontinued operations held for sale	3,329,447

Total current liabilities	5,028,856

Warrant liabilities	1,211,257
Series A convertible preferred stock, net of unamortized
discount of $109,625; $0.001 par value, 5,000,000 shares
authorized, 1,408,993 shares issued and
outstanding at December 31, 2005	1,088,015
Series B convertible preferred stock, net of unamortized
discount of $115,321; $0.001 par value, 30 shares
authorized, 9 shares issued and
outstanding at December 31, 2005	109,680
Series C convertible preferred stock, net of unamortized
discount of $1,537,129; $0.001 par value, 5,000 shares
authorized, 3,166 shares issued and
outstanding at December 31, 2005	1,628,871

Total non-current liabilities	4,037,823

Total liabilities	9,066,679

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

December 31,
2005

Stockholders’ equity (deficit):
Common stock; $0.001 par value, 80,000,000 shares
authorized, 28,275,820 shares issued and
outstanding at December 31, 2005	$28,279
Additional paid-in capital	24,740,919
Prepaid compensation expense	(1,004,504)
Accumulated deficit	(28,675,821)

Total stockholders’ equity (deficit)	(4,911,127)

$4,155,552

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended	Year ended
	December 31, 2005	December 31, 2004

Sales, net	$60,142	$67,204
Cost of goods sold	37,229	20,539

Gross profit	22,913	46,665

Selling, general and administrative expenses:
Salary expense	685,657	627,286
Professional, legal and accounting expenses	3,421,681	2,748,287
Depreciation and amortization	279,302	195,883
Research and development	60,738	6,521
Penalties	788,685	611,434
Marketing and Advertising	1,633,050	3,370
Other selling, general and administrative expenses	636,019	401,075

Total selling, general and administrative expenses	7,505,132	4,593,856

Loss from operations before impairment of intangible assets	(7,482,219)	(4,547,191)
Impairment of intangible assets	437,740	994,258

Loss from operations	(7,919,959)	(5,541,449)

Other income (expense):
Interest expense recorded as amortization of discounts
on convertible debentures, amortization of discounts
on convertible preferred stock and
interest expense on all other obligations	(1,071,985)	(691,251)
Equity line commitment fee	(400,130)	-
Change in fair value of warrant liabilities	3,803,179	746,667
Other income	12,756	42,500

Total other income (expense)	2,343,820	97,916

Loss from continuing operations before
provision for income taxes	(5,576,139)	(5,443,533)
Provision for income taxes	-	-

Loss from continuing operations	(5,576,139)	(5,443,533)

Discontinued operations (Note 3);
Loss from liquidated discontinued operations, net of tax benefit	-	(2,076,815)
Loss from operations of XCEL Medical Pharmacy, net of tax benefit	(174,220)	(1,449,920)
Loss from operations of Quality Botanical Ingredients
(including loss on disposal of $34,508), net of tax benefit	-	(1,481,448)

Net Loss	(5,750,359)	(10,451,716)

Preferred dividends	(343,553)	(507,392)

Net loss attributable to common stockholders	$(6,093,912)	$(10,959,108)

Net loss per share available to
common stockholders - basic and diluted	$(0.25)	$(0.78)

Weighted average common shares
outstanding - basic and diluted	24,559,505	14,125,035

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional	Cost of	Prepaid		Total
	Common Stock		Paid-in	Treasury	Compensation	Accumlated	stockholders'
	Shares	Amount	Capital	Shares	Expense	Deficit	Equity
Balance at January 1, 2004	12,839,277	12,839	13,691,905	(52,500)	(515,170)	(12,473,746)	663,328

Amortization of common stock issued in
advance of services	-	-	-	-	407,170	-	407,170

Amortization of common stock options
issued in advance of service	-	-	-	-	148,207	-	148,207

Conversion of debentures to common stock	100,000	100	69,900	-	-	-	70,000

Issuance of common stock as equity line
commitment fee	572,000	572	514,228	-	-	-	514,800

Issuance of common stock for
acquisitions	2,360,000	2,360	1,601,640	-	-	-	1,604,000

Issuance of common stock for cash	294,118	294	249,706	-	-	-	250,000

Issuance of common stock for loan
inducements	35,000	35	23,215	-	-	-	23,250

Issuance of common stock for services	950,120	950	697,474	-	(312,500)	-	385,924

Issuance of common stock to debenture
holder for interest	136,043	136	162,603	-	-	-	162,739

Issuance of common stock to
Series A convertible preferred
stockholders upon conversion	58,824	59	49,942	-	-	-	50,001

Issuance of common stock to
Series A convertible preferred
stockholders as dividends	33,333	33	39,966	-	-	-	39,999

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

			Additional	Cost of	Prepaid		Total
	Common Stock		Paid-in	Treasury	Compensation	Accumlated	stockholders'
	Shares	Amount	Capital	Shares	Expense	Deficit	Equity
Issuance of stock to preferred
stockholders for interest	33,333	34	39,966	-	-	-	40,000

Issuance of stock to preferred
stockholders for penalties	141,175	141	169,269	-	-	-	169,410

Issuance of stock as equity line
commitment fee	-	-	(514,800)	-	-	-	(514,800)

Issuance of warrants as equity line
commitment fee	-	-	(500,588)	-	-	-	(500,588)

Issuance of warrants for services	-	-	1,190,750	-	(172,399)	-	1,018,351

Options and warrants exercised for cash	994,722	996	702,951	-	-	-	703,947

Return of common stock previously issued	(521,434)	(523)	(445,483)	-	-	-	(446,006)

Revaluation of warrants issued to
debenture holders	-	-	6,629	-	-	-	6,629

Warrants issued with common stock	-	-	(116,965)	-	-	-	(116,965)

Dividends earned on Series B Preferred
Stock issued due to BCF	-	-	(337,516)	-	-	-	(337,516)

Value of discount attributable to the
beneficial conversion feature from
the sale of Series B Preferred Stock	-	-	337,516	-	-	-	337,516

Warrants issued with Series B Preferred
Stock for commissions	-	-	91,658	-	-	-	91,658

Cashless exercise of options and warrants	179,583	180	(180)	-	-	-	-

Dividends earned on preferred stock	-	-	(190,514)	-	-	-	(190,514)

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

			Additional	Cost of	Prepaid		Total
	Common Stock		Paid-in	Treasury	Compensation	Accumlated	stockholders'
	Shares	Amount	Capital	Shares	Expense	Deficit	Equity
Cash expense related to sale of equity	-	-	(157,718)	-	-	-	(157,718)

Warrant value of equity issuance expenses	-	-	(91,658)	-	-	-	(91,658)

Net loss	-	-	-	-	-	(10,451,716)	(10,451,716)

Balance at December 31, 2004	18,206,094	$18,206	$17,283,896	$(52,500)	$(444,692)	$(22,925,462)	$(6,120,552)

Amortization of options and warrants
issued in advance of services	-	-	-	-	542,835	-	542,835

Amortization of stock issued in
advance of services	-	-	-	-	277,079	-	277,079

Amortization of stock and warrants
issued with equity line	-	-	400,130	-	-	-	400,130

Cancellation of common stock	-	-	(52,500)	52,500	-	-	-

Conversion of debentures to stock	563,101	564	344,436	-	-	-	345,000

Conversion of Preferred A to stock	885,131	886	751,474	-	-	-	752,360

Conversion of Preferred B to stock	617,647	618	524,382	-	-	-	525,000

Dividends earned	-	-	(343,553)	-	-	-	(343,553)

Dividends paid with common stock	371,300	371	298,074	-	-	-	298,445

Issuance of options and warrants for services	-	-	184,755	-	-	-	184,755

Issuance of options and warrants
for pre-paid services	-	-	1,379,726	-	(1,379,726)	-	-

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

			Additional	Cost of	Prepaid		Total
	Common Stock		Paid-in	Treasury	Compensation	Accumlated	stockholders'
	Shares	Amount	Capital	Shares	Expense	Deficit	Equity
Preferred stock offering expense paid in cash	-	-	(345,608)	-	-	-	(345,608)

Issuance of stock for acquisitions	822,845	823	953,677	-	-	-	954,500

Issuance of stock and warrants for cash,
Net of $10,000 issuance costs	294,118	294	(104,789)	-	-	-	(104,495)

Issuance of stock for interest
due debenture holders	110,780	111	60,818	-	-	-	60,929

Issuance of stock for equity line	205,882	206	(206)	-	-	-	-

Issuance of stock for penalties	769,619	770	576,921	-	-	-	577,691

Issuance of stock for services	3,076,786	3,078	2,278,829	-	-	-	2,281,907

Options and warrants issued for equity line	-	-	(209,691)	-	-	-	(209,691)

Options and warrants exercised for cash	1,008,334	1,008	761,492	-	-	-	762,500

Options and warrants exercised cashless	1,344,183	1,344	(1,344)	-	-	-	-

Net loss	-	-	-	-	-	(5,750,359)	(5,750,359)

Balance at December 31, 2005	28,275,820	$28,279	$24,740,919	$-	$(1,004,504)	$(28,675,821)	$(4,911,127)

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31, 2005	December 31, 2004

Cash flows used in operating activities:
Net loss	$(5,750,359)	$(10,451,716)

Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:

Depreciation and amortization	679,432	148,856
Amortization of discount on debentures	53,332	171,091
Amortization of common stock issued in advance of services	277,079	407,170
Amortization of options and warrants issued in advance of services	542,835	148,207
Amortization of discount on preferred stock issued	959,353	386,524
Impairment of intangible assets	437,740	994,258
Provision for bad debts	6,993	-
Change in fair value of warrant liability	(3,803,179)	(746,667)
Issuance of common stock options and warrants for services rendered	216,237	1,018,351
Issuance of common stock for services rendered	2,281,878	385,924
Issuance of common stock to preferred shareholders as penalties	-	169,410
Issuance of common stock to debenture holders as penalties	577,691	-
Issuance of common stock to debenture holders as interest	60,929	-
Issuance of common stock to preferred shareholders as interest	-	40,000
Issuance of common stock for loan inducements	-	23,250
Cancellation of common stock	-	(446,005)
Non-cash adjustments to reconcile net loss to net cash provided by
(used for) discontinued operations for write off of accounts receivable,
inventories, and fixed assets	182,694	3,624,899

Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(7,296)	7,162
Inventory	(91,379)	(21,331)
Prepaid expenses	(786)	4,844
Assets of discontinued operations held for sale for collection of
accounts receivable and sale of inventory	308,042	2,817,089

Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(22,827)	961,561
Delinquent payroll tax liability	(205,133)	109,915
Liabilities of discontinued operations held for sale for payments made
on accounts payable, accrued expenses, notes payable, and lines of credit	(442,394)	(806,862)

Net cash used in operating activities	(3,739,118)	(1,054,071)

Cash flows provided by (used in) investing activities:
Purchase of furniture and equipment	-	(2,808)
Cash acquired through acquisition of Apple Peel Technologies	-	112,500
Cash acquired through acquisition of Polymann Technologies	-	100,000
Cash acquired through acquisition of Open Cell Biotechnologies	200,000	-
Cash paid for intangible assets acquired	(360,000)	-

Net cash provided by (used in) investing activities	(160,000)	209,692

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year ended	Year ended
	December 31, 2005	December 31, 2004

Cash flows provided by financing activities:
Payments on notes payable	(55,000)	(223,678)
Proceeds from the issuance of common stock,
net offering costs of $10,000 and $35,000, respectively	240,000	215,000
Proceeds from the issuance of preferred stock,
net offering costs of $345,608 and $122,718, respectively	2,820,392	627,282
Proceeds from loans payable, stockholders	20,000	255,500
Proceeds from the exercise of warrants and options	762,500	703,947
Payments of assets of discontinued operations for notes
payable, lines of credit, and leases	(108,050)	(758,199)

Net cash provided by financing activities	3,679,842	819,852

Net decrease in cash and cash equivalents	(219,276)	(24,527)
Cash and cash equivalents, beginning of year	240,532	265,059

Cash and cash equivalents, end of year	$21,256	$240,532

Supplemental disclosure of cash flow information:
Interest paid	$-	$58,471
Income taxes paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Additional discount on debenture warrants due to revaluation	$-	$6,629
Adjustment to subsidiary purchase price through share return	$-	$370,804
Cashless exercise of options and warrants	$1,344	$180
Debentures converted into common stock	$345,000	$70,000
Preferred stock converted to common stock	$1,277,360	$50,000
Value of dividends earned	$343,553	$190,514
Value of common stock issued for license agreement acquisitions	$954,500	$1,391,500
Value of common stock issued in advance of services	$-	$312,500
Value of common stock issued to debenture holders for interest	$-	$162,739
Value of common stock issued to preferred shareholders for dividends	$298,445	$40,000
Value of common stock issued for Equity Line commitment fee	$-	$514,800
Value of warrants issued for Equity Line commitment fee	$209,691	$500,588
Value of warrants and options issued in advance of services	$1,379,726	$172,399
Value of beneficial conversion feature issued to preferred stockholders	$1,339,741	$337,516
Value of treasury stock retired	$52,500	$-

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION

Health Sciences Group, Inc. (the “Company”) was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. Health Sciences Group, Inc. is an integrated provider of innovative, science-based products and ingredients to customers in the nutrition, skin care, and food and beverage industries.

Effective December 14, 2001, the Company acquired 100% of the outstanding stock of Xcel Medical Pharmacy, Inc., a California corporation (“Xcel”) and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation (“BioSelect”) for approximately $4.4 million.

On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. (“QBI”) pursuant to an Asset Purchase Agreement for approximately $1.5 million. QBI was a manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics. On October 20, 2004, the Board of Directors of the Company elected to discontinue operations of its wholly owned subsidiary, QBI (Note 3). The Company, through the secured lender, engaged professional service firms to facilitate the liquidation of QBI’s inventory and fixed assets and to collect QBI’s outstanding accounts receivable. Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations. The Company is a co-guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Management believes the Company’s continuing operations will not be adversely affected by this action.

In May 2005, management determined that its pharmaceutical operations, Xcel, were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend operations.

In December 2004, the Company, through its newly formed subsidiary Swiss Research, a Delaware corporation, (“Swiss DE”), initiated an agreement to acquire the assets of Swiss Research, a California corporation, (“Swiss CA”), for cash and performance based warrants. Swiss Research is a diet and nutrition products company which markets and sells Shugr, a zero-calorie and diabetic safe sugar substitute with the look, taste and baking qualities of cane sugar. The agreement was executed in August 2005 (See Note 4).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Swiss Research, BioSelect, Xcel and QBI. The results of operations and liabilities attributable to both Xcel and QBI are listed as liabilities of discontinued operations held for sale, and discontinued operations. All material inter-company accounts have been eliminated in consolidation.

Classes of Stock
The Company’s Articles of Incorporation, as amended per June 20, 2005 shareholder vote, authorize the issuance of up to 100,000,000 shares of stock, consisting of 20,000,000 shares of Convertible Preferred Voting and Non-voting Equity stock and 80,000,000 shares of common stock, which have a par value of $0.001 per share.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Convertible Preferred Stock
Convertible Preferred Voting and Non-voting Equity stock will have par terms, preferences and conversion features as determined by the Board of Directors at the time of the issuance of any such shares. In July 2003, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 2,352,948 shares of Series A convertible preferred stock (See Note 12). In April 2004, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 130 units of Series B convertible preferred stock (See Note 12). Each unit is convertible into 29,412 shares of common stock. In March 2005, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 9,166 units of Series C convertible preferred stock (See Note 12). Each unit is convertible into 909 shares of common stock.

Going Concern
As reflected in the accompanying consolidated financial statements, the Company has realized financial losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

In the first three months of 2006, management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•	The Company has raised $100,000 from the exercise of options and warrants and management anticipates raising additional equity funds that will be used to fund any capital shortfalls.
•
The Company executed a distribution agreement with DNP International to sell Shugr; the Company’s zero-calorie, diabetic safe sweetener that tastes and bakes like cane sugar. Per the agreement, DNP is subject to a minimum sales requirement targeting $1.0 million in 2006, $4.0 million in 2007, and $5.5 million in 2008.

•	The Company will launch its new product, Sequesterol, in April of 2006 and commence an escalating marketing campaign thereafter.
•	Management is decreasing expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.
•	Management has streamlined its operations and is developing new products, which are anticipated to have increased gross profit margins.

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company’s significant estimates include the contractual allowance on accounts receivable and life and estimated value of intangible assets for recoverability. Actual results could differ from those estimates.

Loan Fees
Loan fees are capitalized and amortized using the effective interest rate method over the life of the loans (1 - 3 years). Accumulated amortization for continuing and discontinued operations totaled approximately $14,000 and $271,000 at December 31, 2005 and 2004, respectively. During 2004, the Company pre-paid an outstanding loan and fully amortized the remaining unamortized capitalized loan fees of approximately $62,000 and removed the approximate $160,000 loan and the accumulated amortization from the books. Amortization of loan fees from continuing operations was approximately $14,000 and $65,000 for the years ended December 31, 2005 and 2004, respectively.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Issuance of Stock for Non-cash Consideration
All issuances of the Company's common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the stock issued for illiquidity and restrictions on resale.

Warrant Liability
In conjunction with raising capital through the sale of equity, the Company has issued various warrants that have registration rights for the underlying shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the fair value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to December 31, 2005 has been included in other (expense) income.

For the years ended December 31, 2005 and 2004 the change in fair value of all warrants issued with registration rights for the underlying shares decreased by approximately $3,803,000 and $747,000, respectively and is recognized in other income.

Fair Value of Financial Instruments
For certain of the Company's financial instruments, including accounts receivable, accounts payable, accrued expenses and convertible debt, the carrying amounts approximate fair value due to their relatively short maturities. The amounts owed on its notes payable also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

Reclassification
Certain amounts from the 2004 financial statements have been reclassified to correspond to the 2005 presentation.

Certain amounts have also changed since the Company’s April 15, 2005 filing of Form 10-KSB to present the 2004 numbers as if all discontinued and subsequently discontinued operations were classified as such for the periods presented herein.

Cash and Cash Equivalents
The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable arising from the Company’s normal business activities.

Inventory
Inventory consists of Shugr available for retail accounts. Inventory is stated at the lower of cost or market. Costs for Shugr are on an average cost basis. The Company has no obsolete inventory.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Machinery, Furniture and Equipment
Machinery, furniture, equipment and leasehold improvements are stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Estimated useful
life (in years)
Building leasehold improvements	10
Machinery and equipment	5 - 10
Furniture and fixtures	5 - 10
Computer software and systems	3 - 5
Vehicles	5

Leasehold improvements are amortized on the straight-line method over the term of the lease or estimated useful life, whichever is shorter. Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

Excess of Cost Over Fair Value of Net Assets Acquired
Excess of cost over fair value of net tangible assets acquired arising from the acquisition of Polymann Technologies, Inc., Apple Peel Technologies, Inc. and Open Cell Biotechnologies, Inc. are first attributed to patents and formulas based upon their estimated fair value at the date of acquisition. These intangible assets are being amortized over their estimated useful lives, which range from 3-19 years. Excess of cost over fair value of net assets acquired will be reviewed for impairment pursuant to the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142.

The Company accounts for its intangible assets under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”. In accordance with SFAS No. 142, intangible assets with a definite life are accounted for impairment under SFAS No. 144 and intangible assets with indefinite life are accounted for impairment under SFAS No. 142. In accordance with SFAS No. 142, goodwill, or the excess of cost over fair value of net assets acquired, is no longer amortized but is tested for impairment using a fair value approach at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (referred to as a component) if discrete financial information is prepared and regularly reviewed by management at the component level. The Company recognizes an impairment charge for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. The Company uses discounted cash flows to establish fair values. When available and as appropriate, comparative market multiples to corroborate discounted cash flow results is used. When a business within a reporting unit is disposed of, goodwill is allocated to the gain or loss on disposition using the relative fair value methodology. The Company has applied the guidelines of SFAS No. 142 in its accounting treatment of its goodwill (See Note 9).

Intangible and Long-Lived Assets
SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has applied the guidelines of SFAS No. 144 in its accounting treatment of its subsidiaries, notably QBI and Xcel (See Note 3).

Revenue Recognition
Net sales are recorded when products are delivered to the customer. The revenue recognition criteria are completed prior to shipment.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Research and Development Costs
Research and development costs consist of expenditures for the research and development of patents and new products, which cannot be capitalized. Research and development costs from continuing operations totaled approximately $61,000 and $7,000 for the years ended December 31, 2005 and 2004, respectively.

Advertising and Marketing Costs
The Company expenses advertising and marketing costs as incurred. Advertising and marketing costs totaled approximately $1,633,000 and $3,000 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes
Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the differences between the financial statement bases and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

Net Loss Per Share
The Company uses SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2005 and 2004, the outstanding number of potentially dilutive common shares totaled approximately 0 and 1,636,000, respectively. However, as the Company has net losses, their effect is anti-dilutive and has not been included in the diluted weighted average loss per share as shown on the consolidated statements of operations.

Pro Forma Information for Stock Options Issued to Employees
SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation. The Company uses the fair value method for options granted to non-employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’ net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2005 and 2004:

	December 31, 2005	December 31, 2004
Net loss attributable to common
stockholders, as reported	$(6,093,912)	$(10,959,108)
Stock compensation calculated under APB 25	-	-
Stock compensation calculated under SFAS 123	(1,610,325)	(877,512)
Pro forma net loss attributable to
common stockholders	$(7,704,237)	$(11,836,620)
Net loss per share available to common
stockholders - basic and diluted
As reported	$(0.25)	$(0.78)
Pro forma	$(0.31)	$(0.84)

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Pro Forma Information for Stock Options Issued to Employees, Continued
Pro forma information using the Black-Scholes method at the date of grant is based on the following assumptions: average risk free interest rate of 4.1% for 2005 and 4.0% for 2004; dividend yield of 0.0% for each of the years 2005 and 2004; average volatility factor of the expected market price of the Company’s common stock of 122.8% for 2005 and 122.8% for 2004; and an expected life of the options of 9.2 and 8.9 years for 2005 and 2004 respectively.

This option valuation model requires input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

Recent Accounting Pronouncements
The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123 “Accounting For Stock-Based Compensation.” ("SFAS No. 123"). SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees.” Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which is a revision of SFAS No. 123. SFAS 123(R) supersedes APB 25 and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123 (R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of this statement are effective for the Company as of January 1, 2006. The Company expects to adopt SFAS No. 123(R) in the first fiscal quarter of 2006.

SFAS No. 123(R) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. Upon adoption of SFAS No. 123(R), the Company will be required to determine the transition method to be used at the date of adoption. The allowed transition methods are the modified prospective application and the modified retrospective application. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123. The modified retrospective application requires companies to record compensation expense for all unvested stock options and restricted stock beginning with the first disclosed period restated. The Company plans to adopt SFAS No. 123(R) using the modified prospective application.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Recent Accounting Pronouncements, Continued
As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)’s fair value method will have a negative impact on the Company’s results of operations, although it will have no impact on its overall financial position. The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss and loss per share. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption. Any forward-looking guidance we provide does not include the impact of expensing options.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on their financial position, results of operations and cash flows.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20, “Accounting Changes”, and Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”. Statement 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 5, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is not expected have a material effect on the Company’s financial position, results of operations or cash flows.

NOTE 3 - DISCONTINUED OPERATIONS

Quality Botanical Ingredients
In October 2004, the Company discontinued the operations of its subsidiary QBI. The Company has reclassified its financial statements to segregate the revenues (direct costs and expenses), assets, liabilities and cash flows of the discontinued operations.

In October 2004, all parties listed as Guarantors on the QBI line of credit due La Salle, including the Company, received a default declaration letter pursuant to terms outlined in the Loan Agreement citing failure to adhere to certain covenants with a demand for repayment of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees (“Demand”). Upon receipt of the Demand, the Company’s Board of Directors elected to discontinue QBI’s operations and liquidate QBI’s accounts receivable, inventory and fixed assets to satisfy the Demand.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 3 - DISCONTINUED OPERATIONS, CONTINUED

Quality Botanical Ingredients, Continued
On the date the decision to discontinue operations was made, the book value of QBI’s accounts receivable, inventory and fixed assets was approximately $2,614,000 consisting of:

Accounts receivable	$505,598
Inventory	1,265,781
Fixed assets	842,986
$2,614,365

Prior to issuing the financial statements for the year ended December 31, 2004, the liquidation company had completed the auction and the collection agency had pursued all accounts receivable collection opportunities. The impairment to the noted assets was determined based on these events and combined for a loss on liquidation of approximately $2,077,000 and was recognized in the Company’s December 31, 2004 statement of operations.

It is estimated that the sale of the land and building assets, owned by a co-guarantor, will also net approximately $400,000 to be applied to the remaining Demand balance. At this time, management estimates that subsequent to the sale of the aforementioned assets approximately $1,900,000 of the original Demand will be unsatisfied and that it is probable that the Guarantors will share joint and severable liability for the remaining balance due. However, management can neither provide an accurate estimate of the Company’s pro-rata percentage of the remaining liability to be assumed nor approximate the resulting gain or loss to be realized. As such, the Company continues to account for the full balance due as of December 31, 2005 in Liabilities of discontinued operations held for sale. Management believes the Company’s continuing operations will not be adversely affected by this action.

The following information summarizes QBI’s results from operations for the periods ended December 31, 2005 and 2004 to be approximately:

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

Sales, net	$-	$4,916,000

Cost of goods sold	-	4,641,000

Gross profit	-	275,000

Total selling, general and
administrative expenses	-	(1,549,000)

Loss from operations	-	(1,274,000)

Total other income (expense)	-	(207,000)

Loss before income taxes	-	(1,481,000)

Provision for income taxes	-	-

Net loss	$-	$(1,481,000)

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 3 - DISCONTINUED OPERATIONS, CONTINUED

Xcel Medical Pharmacy

In May 2005, management determined that its pharmaceutical operations were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend its pharmaceutical operations.  As Xcel did not have any assets, the discontinuation did not result in a gain or loss. The Company has reclassified its financial statements to segregate the revenues (direct costs and expenses), assets, liabilities and cash flows of the discontinued operations.

The following information summarizes Xcel’s results from operations for the periods ended December 31, 2005 and 2004 to be approximately:

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

Sales, net	$199,000	$3,190,000

Cost of goods sold	87,000	2,825,000

Gross profit	112,000	365,000

Total selling, general and
administrative expenses	(271,000)	(1,758,000)

Loss from operations	(159,000)	(1,393,000)

Total other income (expense)	(15,000)	(57,000)

Loss before income taxes	(174,000)	(1,450,000)

Provision for income taxes	-	-

Net loss	$(174,000)	$(1,450,000)

The table below details the liabilities held for sale by discontinued operations as of December 31, 2005.

	QBI	Xcel	Total
Accounts payable	$1,038,317	$70,103	$1,108,420
Accrued expenses	46,646	20,391	67,075
Capital lease payable	66,564	-	66,564
Line of credit	1,789,293	-	1,789,293
Notes payable	134,624	66,147	200,771
Payroll tax liabilities	9,530	87,794	97,324
	$3,085,012	$244,435	$3,329,447

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 4 - BUSINESS ACQUISITIONS

Polymann Technologies, Inc.
In October 2004, the Company acquired Polymann Technologies, Inc. (PTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 1,160,000 unregistered shares of its common stock valued at $810,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of PTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

At the time of acquisition PTI had no employees, operations or liabilities. PTI’s only assets include approximately $100,000 in cash and an exclusive worldwide (excluding Korea) license to a patented technology known as Low Molecular Weight Polymannuronate (“Polymann”) with a 17 year life. The purchase price is allocated as follows:

Assets
Cash	$100,000
Polymann license	710,000
810,000
Total liabilities	-
Net Assets	$810,000

Polymann is a nutraceutical product derived, in part, from sea mustard and kelp. Polymann has been shown to reduce serum and liver cholesterol and control serum and liver triglyceride levels in humans and animals. Polymann can be used in a variety of compositions including capsules, beverages, candy and powdered drink mixes. It is anticipated that all compositions of Polymann will be GRAS-certified (Generally Recognized as Safe) as determined by the United States Food and Drug Administration. The Company will market Polymann under a to be determined brand name and distribute the product through its Swiss Research subsidiary.

Apple Peel Technologies, Inc.
In November 2004, the Company acquired Apple Peel Technologies, Inc. (APTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 1,200,000 unregistered shares of its common stock valued at $830,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of APTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

At the time of acquisition APTI had no employees, operations or liabilities. APTI’s only assets include $112,500 in cash and an exclusive worldwide license to a patented technology known as Apple Peel Powder with a 19 year life. The purchase price is allocated as follows:

Assets
Cash	$112,500
Apple Peel Powder license	279,760
Goodwill	437,740
830,000
Total liabilities	-
Net assets	$830,000

Apple Peel Powder has been shown to reduce cellular damage caused by free radicals. It is anticipated that all compositions of Apple Peel Powder will be GRAS-certified (Generally Recognized as Safe) as determined by the United States Food and Drug Administration. The Company will market Apple Peel Powder under the brand name Aplevia and distribute the product through its Swiss Research subsidiary.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 4 - BUSINESS ACQUISITIONS, CONTINUED

Acquisition of Open Cell Biotechnologies, Inc.
In February 2005, the Company acquired Open Cell Biotechnologies, Inc. (“OCBI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 822,845 unregistered shares of its common stock valued at approximately $954,500, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of OCBI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law. At the time of acquisition OCBI had no employees, operations or liabilities. OCBI’s only assets include $200,000 in cash and an exclusive worldwide license to a patented technology known as Edible Sponges with a 17 year life. The purchase price is allocated as follows:

Assets
Cash	$200,000
Open Cell license	545,500
Goodwill	209,000
954,500
Total liabilities	-
Net Assets	$954,500

It is anticipated that all compositions of Edible Sponges will be GRAS-certified (Generally Recognized as Safe) as determined by the United States Food and Drug Administration. The Company will market Edible Sponges under a to be determined brand name and distribute the product through its Swiss Research subsidiary.

Acquisition of Swiss Research, Inc.
In December 2004, the Company, through its newly formed subsidiary Swiss Research, a Delaware corporation, (“Swiss DE”), initiated an agreement to acquire specific assets of Swiss Research, a California corporation, (“Swiss CA”), for cash and performance based warrants. Swiss Research is a nutrition products company which was in the early stages of developing Shugr, a new zero-calorie, diabetic safe sugar substitute that tastes and bakes like cane sugar. The Company has capitalized the allocated value for the Shugr formulation and will amortize it over a three year life. The agreement was executed in August 2005.

The Company’s cash consideration obligation totals $300,000, plus tax related liabilities up to a maximum of $60,000. The Company also issued 450,000 stock purchase warrants to purchase 150,000 shares of its common stock at an exercise price of $1.00 per share if the Company achieves a consolidated EBITDA of $1,000,000 for the year ended December 31, 2005, 150,000 shares of its common stock at an exercise price of $2.00 per share if the Company achieves a consolidated EBITDA of $2,000,000 for the year ended December 31, 2006, and 150,000 shares of its common stock at an exercise price of $3.00 per share if the Company achieves a consolidated EBITDA of $3,000,000 for the year ended December 31, 2007. If the specified performance expectations are met, the value of the warrants will be determined and recorded as an additional acquisition cost. The purchase price is allocated as follows:

Assets
Formulations	$195,000
Goodwill	165,000
-
Total liabilities	-
Net Assets	$360,000

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 5 - STOCK OPTIONS ISSUED TO EMPLOYEES

The purpose of the Company’s Stock Option, Deferred Stock and Restricted Stock Plans is to enable the Company to obtain and retain competent, employees, personnel, consultants and service providers who will contribute to the Company’s success by their ability, ingenuity, industry and services, and to provide incentives to such personnel, employees, consultants and service providers and will therefore, inure to the benefit of all shareholders of the Company. The Board of Directors administers the Plan, selects recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the Plan are exercisable at a price determined by the Board of Directors at the time of grant.

As allowed under the guidance of SFAS No. 123, the Company has elected to follow APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its employee stock options.

The number and weighted average exercise prices of options granted to employees are as follows:

	December 31, 2005		December 31, 2004
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price

Outstanding at beginning of the year	4,406,000	$0.76	1,706,000	$0.98
Granted during the year	650,000	0.79	3,110,000	0.70
Exercised during the year	(1,300,000)	0.42	-	-
Terminated during the year	(1,151,000)	0.77	(410,000)	1.28
Outstanding at end of the year	2,605,000	0.93	4,406,000	0.76

Exercisable at end of the year	2,073,334	0.99	3,806,000	0.74

As of December 31, 2005, the weighted average exercise price and weighted average value of options granted during 2005 was $0.79 and $0.85, respectively. As of December 31, 2005, the weighted average exercise price and weighted average value of options granted during 2004 was $0.82 and $0.78, respectively.

A summary of the options held by employees by ranges at December 31, 2005 are as follows:

		Weighted-	Weighted-		Weighted
Range of	Remaining	Average	Average		Average
Exercise	Number	Contractual	Fair	Number	Exercise
Prices	Outstanding	Life (Years)	Value	Exercisable	Price

$0.00 to $1.00	1,750,000	8.72	$0.77	1,233,334	$0.77
$1.01 to $2.00	855,000	8.32	1.38	840,000	1.24

NOTE 6 - INVENTORY

Inventory consisted of Shugr related products of approximately $91,000 at December 31, 2005

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

.NOTE 7 - GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of licensing agreements, formulations, patents and goodwill each with an estimated useful life of approximately 18 years, 3 years, and 18 years, respectively (goodwill is not amortized but annually assessed for impairment). The Company’s intangible assets held by continuing operations is:

	Gross	Accumulated	December 31,
	Carrying Value	Amortization	2005
Licensing agreements (18 years)	$1,203,460	$(118,340)	$1,085,120
Formulations (3 years)	195,000	-	195,000
Goodwill (annually assessed)	669,800	-	669,800
Patents (18 years)	2,305,742	(231,351)	2,074,391
Total intangible assets	$4,374,002	$(349,691)	$4,024,311

Amortization expense for intangibles from continuing operations totaled approximately $262,000 and $142,000 for the years ended December 31, 2005 and 2004, respectively. Amortization expense for intangible assets for the years ending December 31, 2006 through 2021 is estimated to be approximately $196,000 per year.
Amortization expense from discontinued operations totaled approximately $0 and $263,000 for the years ended December 31, 2005 and 2004, respectively.

Impairments
At December 31, 2005, the Company determined that its license for Apple Peel was impaired. As such, the Company recognized approximately $438,000 as “Impairment of Intangible Assets” in the Company’s statement of operations.

During 2004, the U.S. Patent and Trademark Office (“USPTO”) denied, and the Company then abandoned, some of the patent applications that the Company capitalized via purchase price allocation related to the Company’s acquisition of BioSelect. At that time, the Company recognized an impairment equal to the carrying value of the abandoned patents.

The Company has accounted for identifiable intangible asset impairments in accordance to SFAS 144. At December 31, 2004, impairments to goodwill, and formulations at the Company’s discontinued XCEL subsidiary totaled approximately $351,000 and $540,000, respectively and are included in Assets of Discontinued Operations Held For Sale. In 2004, impairments to patents held by BioSelect totaled approximately $994,000 and was recognized as “Impairment of Intangible Assets” in the Company’s consolidated statements of operations.

Patents
Those patent applications that were not abandoned or denied were approved by the USPTO and their value consists of the assigned fair market value at the date of acquisition arising from the purchase of BioSelect. Patent costs are amortized on a straight-line basis over their economic lives of approximately 19 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 8 - NOTES PAYABLE

The Company has no notes payable from continuing operations for the years ended December 31, 2005 and 2004, respectively. A summary of notes payable from discontinued operations is as follows:

December 31,
2005

Note payable, individual, interest at 11% per annum,
unsecured, due on demand (XCEL)	$66,147

Note payable, settlement due secured (QBI)	134,624

200,771

Less current maturities	(200,771)

$-

The following is a summary of the future principal amounts payable:

Years ending
December 31,
2006	$200,771

$200,771

Interest expense on notes payable held by discontinued operations totaled approximately $9,000 and $12,000 for the years ended December 31, 2005 and 2004, respectively.

NOTE 9 - LOANS PAYABLE, STOCKHOLDERS

The Company’s continuing operations held loans payable due stockholders in the amounts of $20,000 and $55,000 for the years ended December 31, 2005 and 2004, respectively. The loans payable are unsecured and due on demand. In March 2005, the Company’s subsidiary, XCEL Medical Pharmacy, paid approximately $100,000 to a shareholder to satisfy an outstanding note payable. The remaining $8,050 balance due has been accounted for as an accrued payable within Liabilities Held for Sale.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 10 - WARRANT LIABILITY

In conjunction with raising capital through the sale of equity, the Company has issued various warrants that have registration rights for the underlying shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to December 31, 2005 has been included in other (expense) income.

For the years ended December 31, 2005 and 2004 the change in fair value of all warrants issued with registration rights for the underlying shares decreased by approximately $3,803,000 and $747,000, respectively and is recognized in other income.

	December 31, 2005	December 31, 2004

Warrant liability at beginning of the year	2,603,000	2,319,000
Warrant liability added during the year	2,411,000	1,031,000
Change in fair value of warrant liability	(3,803,000)	(747,000)
Warrant liability at end of the year	1,211,000	2,603,000

NOTE 11 - CONVERTIBLE DEBENTURES

12% Convertible Debenture, Principal Amount $300,000
In February 2003, the Company sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 571,428 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest was due on February 24, 2004. In January 2004, the Company and debenture holder entered into an amendment agreement to extend the due date of the convertible debentures to February 24, 2005. The notes are collateralized by a second position in substantially all assets of the Company and shares owned by the officers and major shareholders of the Company. Commencing July 24, 2003, the debentures can be converted at $0.525 per share. The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $174,000 using Black-Scholes option pricing model. The remainder of approximately $126,000 was allocated to the beneficial conversion feature.

The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes. As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital. The discount was amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

Additionally, the Company granted 85,712 stock purchase warrants to two consultants for services relating to these convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The estimated value of the warrants totaled approximately $71,000 at the date of issuance and is included in loan fees. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 142%; and a term of 5 years.

In January 2004, the debenture holder converted $27,500 of the note payable into 50,000 shares of the Company’s common stock. As a result, approximately $4,000 of unamortized discount relating to the portion of the note converted was expensed at the date of conversion and is included in interest expense.

In January 2004, the due date of the debenture was extended one year to February 2005. The remaining discount of approximately $37,000 was expensed during 2004.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 11 - CONVERTIBLE DEBENTURES, CONTINUED

12% Convertible Debenture, Principal Amount $300,000, Continued
In March 2004, the Company issued 65,455 shares of common stock to its debenture holders as payment, in lieu of cash, for interest accrued on the unconverted portion of the debenture. The shares were valued at approximately $85,000 based on the fair market value of the Company’s common stock on the date the interest was due.

In January 2005, interest accrued to debenture holders totaled approximately $30,000. The debenture holders elected to accept payment for this obligation with 54,545 shares of common stock based on the terms of remedy as outlined in the debenture agreement.

In February 2005, the debenture holder converted $145,000 of the note payable into 263,636 shares of the Company’s common stock.

In February 2005, the debenture holder converted $100,000 of the note payable into 181,818 shares of the Company’s common stock. This was the final conversion for this offering as the Company’s obligation is now satisfied in full.

12% Convertible Debenture, Principal Amount $500,000
In May 2003, the Company sold $500,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 588,235 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire in May 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest was due on May 21, 2004. In January 2004, the Company and debenture holder entered into an amendment agreement to extend the due date of the convertible debentures to May 21, 2005. In January 2005, the Company and debenture holder entered into an amendment agreement to extend the due date of the convertible debentures to May 21, 2006. The notes are collateralized by substantially all assets of the Company, subject to all prior liens and security interests. Commencing October 18, 2004, the debentures can be converted at the daily volume weighted average price of the Company’s common stock for the 5 days prior to the conversion date but not lower than $0.85 per share. The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $229,000 using Black-Scholes option pricing model. The remainder of approximately $271,000 was allocated to the beneficial conversion feature.

The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes. As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital. The discount will be amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

Additionally, the Company granted 88,235 stock purchase warrants to a consultant for services relating to these convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire in May 2008. The estimated value of the warrants totaled approximately $72,000 at the date of issuance and is included in loan fees. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.58%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 134%; and a term of 5 years.

The warrants issued to all debenture holders and consultants require the Company to settle the contracts by the delivery of registered shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the fair value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to the date the registration statement became effective, which was October 2003, is included in other (expense) income. The value of the warrants on the date the registration statement became effective totaled approximately $651,000 and was reclassified from warrant liability to additional paid-in capital as required. The change in fair value of the warrants from the date of issuance to October 2003 increased by approximately $114,000.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 11 - CONVERTIBLE DEBENTURES, CONTINUED

12% Convertible Debenture, Principal Amount $500,000, Continued
In January 2004, the debenture holder converted $42,500 of the note payable into 50,000 shares of the Company’s common stock. As a result, approximately $16,000 of unamortized discount relating to the portion converted was expensed at the date of conversion and is included in interest expense.

In January 2004, the due date of the debenture was extended seventeen months to May 2005. This change in estimate required management to recalculated the remaining discount in the period in which the change occurred and amortize the balance over the remaining life of the note.

In May 2004, interest accrued to debenture holders totaled approximately $60,000. The debenture holders elected to accept payment for this obligation with 70,588 shares of common stock based on the terms of remedy as outlined in the debenture agreement.

In March 2005, the debenture holder converted approximately $100,000 of the note payable into 117,647 shares of the Company’s common stock.

In April 2005, interest accrued to debenture holders totaled approximately $31,000. The debenture holders elected to accept payment for this obligation with 56,235 shares of common stock based on the terms of remedy as outlined in the debenture agreement.

Interest expense on the convertible debentures totaled approximately $113,000 and $255,000, including amortization of discounts on convertible debentures payable totaling approximately $53,000 and $171,000 for the years ended December 31, 2005 and 2004 respectively.

NOTE 12 - STOCKHOLDERS’ EQUITY

Convertible Preferred Stock
Private Placement - Series A Convertible Preferred Stock
In July 2003, the Company commenced a Private Placement to accredited investors, which closed in September 2003, for the sale 2,352,948 units consisting of one share of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) and one warrant to purchase one share of common stock at a purchase price of $0.85. As a result, the Company issued 2,352,948 shares of its Series A Preferred Stock, which has a par value of $0.001. The Series A Preferred stock shall convert into shares of the Company’s common stock at the purchase price per unit on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the closing date, the Company’s common stock trades at a closing bid price greater than $4.00 for 20 consecutive days. The Holders of the Series A Preferred stock shall be entitled to receive dividends at 8% per annum at the end of each calendar quarter and three years from the date of closing payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock. Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.10 per share. The warrants expire three years from the date of closing. This Private Placement was fully subscribed and the Company issued approximately 2,352,948 units, which generated net proceeds totaling approximately $1,663,000.

The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $991,000 using the Black-Scholes option pricing model. The remainder of approximately $1,009,000 was allocated to the beneficial conversion feature. The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the beneficial conversion feature exceeded the sales price of the shares. As a result, the preferred shares were fully discounted. The shares are convertible at the option of the holder at issuance and, pursuant to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversation Features or Contingently Adjustable Conversion Ratios”, the discount attributable to the beneficial conversation feature of approximately $1,009,000 was immediately recorded in a manner similar to a dividend at the date of issuance and is included in preferred dividends on the face of the statement of operations. The remaining discount, attributable to the warrants, will be amortized using the effective interest rate method over 3 years. The amortization of discounts on the issuance of the convertible preferred stock totaled approximately $337,000 and $122,000 at December 31, 2005 and 2004, respectively, and is included in interest expense.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Private Placement - Series A Convertible Preferred Stock, Continued
Further, the preferred shares are convertible into registered shares of the Company’s common stock. Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $1,088,000, the net value of the shares at December 31, 2005, has been recorded as a long term liability.

In conjunction with the offering, the Company granted 941,177 stock purchase warrants to a consultant for services relating to the sale of the preferred stock. Each warrant entitles the holder to purchase one share of common stock at an average exercise price of $1.03. The warrants expire in August 2008. The estimated value of the warrants totaled approximately $845,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.17%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 133%; and a term of 5 years.

The warrants issued to all preferred shareholders and consultants require the Company to settle the contracts by the delivery of registered shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to December 31, 2005 has been included in other income (expense).

In March 2004, the Company issued 33,333 shares of its common stock to Series A Preferred shareholders for interest. The value of the shares totaled approximately $40,000, was based on the Company’s closing market price at the date of issuance.

In March 2004, the Company issued 33,333 shares of its common stock to preferred shareholders for dividends due. The value of the shares totaled $40,000 and was based on the Company’s closing market price at the date of issuance.

In March 2004, the Company issued 141,175 shares of its common stock to Series A Preferred for penalties due. The value of the shares totaled approximately $169,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In October 2004, the Company issued 58,824 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled $50,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In February 2005, the Company issued 58,824 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled $50,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In February 2005, the Company issued 294,118 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled $250,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In February 2005, the Company issued 188,235 shares of its common stock to preferred shareholders for dividends due. The value of the shares totaled $160,000 and was based on the Company’s closing market price at the date of issuance.

In February 2005, the Company issued 423,527 shares of its common stock to Series A Preferred for penalties due. The value of the shares totaled approximately $360,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Private Placement - Series A Convertible Preferred Stock, Continued
In March 2005, the Company issued 162,000 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $138,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In May 2005, the Company issued 50,000 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $43,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In May 2005, the Company issued 11,600 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $10,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In May 2005, the Company issued 117,647 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $100,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In December 2005, the Company issued 132,118 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $112,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

In December 2005, the Company issued 58,824 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $50,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

As of December 31, 2005 the requisite registration has not gone effective and the Company has accrued approximately $480,000 during the year for penalties incurred since the last distribution.

Private Placement - Series B Convertible Preferred Stock
In April 2004, the Company commenced a Private Placement to two institutional investors for the sale of 30 units of Series B Convertible Preferred Stock (“Series B Preferred”) which has a par value of $0.001 per share and a face value of $25,000 per share. Each unit includes one share of preferred stock convertible into 29,412 shares of common stock, one warrant to purchase 14,706 shares of common stock at a purchase price of $1.25 per share (“Series B Warrants”) and one warrant to purchase 14,706 shares of common stock at a purchase price of $1.50 per share (“Series C Warrants”). The Series B Preferred has no voting rights. The common stock into which the Series B Preferred is convertible shall, upon issuance, have all of the voting rights as the Company’s other issued and outstanding Common Stock.

The Series B Preferred stock shall convert into shares of the Company’s common stock at the purchase price per unit on the earlier of 1) the request of the Holder; 2) three years from the date of closing; or 3) if, beginning on 180 days from the date of closing, the Company’s common stock trades at a closing bid price greater than $2.125 for twenty consecutive days and the daily trading volume is greater than 150,000 shares per day. The Holders of the Series B Preferred stock shall be entitled to receive dividends at 6% per annum payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock, at the end of each calendar quarter for three years from the date of closing. Beginning ninety days following the effective date of closing, if the closing bid price of the Company’s common stock exceeds $3.00 for a period of twenty consecutive trading days and the daily volume is greater than 125,000 shares per day, the Series B Warrants may be redeemed by the Company at $0.01 per warrant and beginning one hundred eighty days following the effective date of closing, if the closing bid price of the Company’s common stock exceeds $3.75 for a period of twenty consecutive trading days and the daily volume is greater than 125,000 shares per day, the Series C Warrants may be redeemed by the Company at $0.01 per warrant. The Series B and C Warrants expire five years from the date of closing.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Private Placement - Series B Convertible Preferred Stock, Continued
The Company is required to file a registration statement covering the common shares underlying the Series B Preferred and the Series B and C Warrants no later than forty five days after the date of closing. This Private Placement was fully subscribed and the Company issued 30 units, which generated net proceeds totaling approximately $627,300.

The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $412,500 using the Black-Scholes option pricing model. The remainder of approximately $337,500 was allocated to the beneficial conversion feature.

The Series B Preferred shares are convertible at the option of the holder at issuance and were fully discounted as the value of the warrants, calculated using the Black-Scholes pricing model, and the value of the beneficial conversion feature exceeded the sales price of the shares. Pursuant to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversation Features or Contingently Adjustable Conversion Ratios”, the discount attributable to the beneficial conversation feature, approximately $337,500, must be immediately recorded in a manner similar to a dividend at the date of issuance and is included in preferred dividends on the face of the statement of operations. The remaining discount, attributable to the warrants, will be amortized using the effective interest rate method over five years. The amortization of discounts on the issuance of the Series B Preferred stock totaled approximately $50,000 at December 31, 2004, and is included in interest expense.

Further, the preferred shares are convertible into registered shares of the Company’s common stock. Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $149,000, the net value of the shares at December 31, 2004, has been recorded as a warrant liability.

The Company granted 44,118 Series B Warrants and 44,117 Series C Warrants to various consultants for services relating to the sale of the preferred stock. Each Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25 per share. Each Series C Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share. Both the Series B and C Warrants expire in April 2009. The estimated value of the warrants totaled approximately $92,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.52%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

The warrants issued to all preferred shareholders and consultants require the Company to settle the contracts by the delivery of registered shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and increases or decreases in fair value from the date of issuance to December 31, 2005 has been included in other (expense) income.

In April 2005, the Company issued 205,882 shares of its common stock to a Series B Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $175,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

In April 2005, the Company issued 12,353 shares of its common stock to a Series B Preferred shareholders for dividends due. The value of the shares totaled approximately $11,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

In April 2005, the Company issued 88,235 shares of its common stock to a Series B Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $75,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Private Placement - Series B Convertible Preferred Stock, Continued
In May 2005, the Company issued 58,823 shares of its common stock to a Series B Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $50,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

In May 2005, the Company issued 58,823 shares of its common stock to a Series B Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $50,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

In August 2005, the Company issued 117,648 shares of its common stock to a Series B Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $100,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

In August 2005, the Company issued 7,895 shares of its common stock to a Series B Preferred shareholders for dividends due. The value of the shares totaled approximately $7,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

In August 2005, the Company issued 88,236 shares of its common stock to a Series B Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $75,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

In August 2005, the Company issued 6,802 shares of its common stock to a Series B Preferred shareholders for dividends due. The value of the shares totaled approximately $6,000 and was based on the terms of conversion as outlined in the Series B Preferred agreement.

Private Placement - Series C Convertible Preferred Stock
In March 2005, the Company has authorized the sale of 5,000 units and commenced a Private Placement to accredited investors for the sale of 3,166 units of the Company’s Series C Convertible Preferred Stock (“Series C Preferred”) which has a par value of $0.001 per share and a face value of $1,000. The Series C Preferred shall be convertible into common stock at the fixed conversion price of $1.10 per share. The Series C Preferred has voting rights equal to the common stock into which the Series C Preferred is convertible. The Company received net proceeds of approximately $2,820,000 after commissions, legal and placement fees.

The investors shall be issued approximately 1,439,000 common stock purchase warrants in an amount equal to 50% of the number of common shares underlying the Series C Preferred based on the fixed conversion price. The warrants were valued at approximately $1,826,000, per Black-Scholes, and included at fair market value within warrant liability at year-end and shall have a term of five years and shall have an exercise price equal to $1.60. The Company also issued 691,227 warrants to service providers, valued at approximately $896,000, per Black-Scholes, and included at fair market value within warrant liability at year-end and associated with the transaction for commissions, legal and placement fees.

The Series C Preferred stock has a term of 36 months and shall convert into shares of the Company’s common stock at the earlier of either the request of the Holder at the purchase price per unit, or in twenty-four (24) equal monthly payments beginning in the twelfth (12th) month from closing, ending in the thirty-sixth (36th) month from closing, for all unconverted Series C Preferred. At the option of the Company the amortization shall be paid in either cash or common stock at ninety-three percent (93%) of the average of the twenty (20) day daily VWAP prior to payment.

The Holders of the Series C Preferred stock shall be entitled to receive dividends at 8% per annum at the end of each calendar quarter and three years from the date of closing payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock at ninety-three percent (93%) of the average of the twenty (20) day daily VWAP prior to payment.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Private Placement - Series C Convertible Preferred Stock, Continued
In August 2005, the Company issued 25,306 shares of its common stock to preferred shareholders for penalties due. The value of the shares totaled approximately $16,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In August 2005, the Company issued 11,247 shares of its common stock to Series C Preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $8,000, was based on the Company’s closing market price at the date of issuance.

In August 2005, the Company issued 1,615 shares of its common stock to preferred shareholders for penalties due. The value of the shares totaled approximately $1,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In August 2005, the Company issued 718 shares of its common stock to Series C Preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $1,000, was based on the Company’s closing market price at the date of issuance.

In October 2005, the Company issued 319,170 shares of its common stock to preferred shareholders for penalties due. The value of the shares totaled approximately $201,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In October 2005, the Company issued 144,051 shares of its common stock to Series C Preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $107,000, was based on the Company’s closing market price at the date of issuance.

As of December 31, 2005 the requisite registration has not gone effective and the Company has accrued approximately $111,000 for penalties incurred since the last distribution.

Common Stock

Securities Sold
In September 2004, the Company entered into a Securities Purchase Agreement providing for the sale of 294,118 shares of common stock at a purchase price of $0.85 per share. For each share purchased, the buyer also received one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10 within five years from the date of grant. This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933. This financing also includes a “Green Shoe” provision entitling the investors to purchase up to an additional $250,000 of common stock and attached warrant on the same terms for a period one hundred and twenty days following the effective date of closing.

In connection with the September 2004 Security Purchase Agreement, the Company has restated the per warrant exercise price from $1.25 to $1.10 for all 588,235 warrants previously issued and held by the convertible debenture holders that participated in this offering. Per SFAS No. 123 “Accounting for Stock-Based Compensation” the Company effectively repurchased the original warrant and concurrently issued a new warrant under the terms of the original agreement. The Company calculated the difference in value of the new warrant versus the value of the original warrant on the transaction date using the Black-Scholes model and recognized the difference of approximately $7,000 as debenture obligation with an equal discount that will be amortized over the remaining life of the instrument.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Securities Sold, Continued
The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Failure to adhere to each of the filing requirements the Company will incur penalties of two percent, 2%, of the purchase price. As the registration statement has not been filed and pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $142,000 has been recorded as warrant liability.

In February 2005, pursuant to an additional investment right related to a Securities Purchase Agreement dated September 2004, the investor exercised that right providing for the sale of 294,118 shares of common stock at a purchase price of $0.85 per share for approximately $250,000, net $10,000 for offering expenses. For each share purchased, the investor also received one warrant, to total of which is valued at approximately $300,000, per Black-Scholes, and included at fair market value within warrant liability at year-end, entitling the holder to purchase one share of common stock at an exercise price of $1.10 within five years from the date of grant. A commission of 29,411 shares of common stock, valued at approximately $25,000, and 44,118 stock purchase warrants, valued at approximately $45,000, per Black-Scholes, and included at fair market value within warrant liability at year-end, was issued to a firm that provided transaction related services. This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933.

The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Failure to adhere to each of the filing requirements the Company will incur penalties of two percent, 2%, of the purchase price.

Stock Issued for Services
In February 2004, the Company entered into an agreement with a media services firm to provide broadcast services for a period of three months. The Company issued 30,000 shares of restricted common stock to the consultant as consideration. The value of the shares issued totaled approximately $37,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In March 2004, the Company issued 100,000 shares of unregistered common stock to a business development company for services to be performed through March 2005 relating to technology transfer opportunities. These shares vest monthly in arrears. The value of the shares totaled approximately $125,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In April 2004, the Company issued 31,275 shares of restricted common stock to a financial consulting firm in lieu of cash. The value of the shares issued totaled approximately $37,200 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In May 2004, the Company entered into an agreement with a financial consulting and marketing firm to provide services through November 2004 for consideration totaling 15,000 shares of common stock. Upon execution of the agreement the Company issued 5,000 of the 15,000 agreed upon shares, totaling approximately $4,700, with subsequent 5,000 share distributions to be delivered in July and September 2004. The value of the shares is determined and recorded at the fair market value of the Company’s common stock at the date of issuance.

In June 2004, the Company entered into an agreement with a business development consultant to provide investor relationship services for a period of six months. The Company issued 37,100 shares of common stock to the consultant as consideration. The value of the shares issued totaled approximately $29,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Stock Issued for Services, Continued
In August 2004, the Company satisfied an obligation due a legal services firm by issuing 134,400 shares of common stock as consideration. The value of the shares issued totaled approximately $78,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company extended an existing agreement with a business development company to provide services from September 2004 to March 2005. The Company issued 25,000 shares of common stock to the firm as consideration. The value of the shares issued totaled approximately $15,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company entered into an agreement with a business development company to provide services for a period of one month. The Company issued 5,700 shares of common stock to the firm as consideration. The value of the shares issued totaled approximately $4,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.
In September 2004, the Company extended an existing agreement with a business development consultant to provide services from December 2004 to June 2005. The Company issued 46,300 shares of common stock to the consultant as consideration. The value of the shares issued totaled approximately $40,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company satisfied an obligation due a financial consulting and marketing firm to provide services from May 2004 to November 2004. The Company issued 15,000 shares of common stock to the firm as consideration. Of those shares, 10,000 were attributable to the original contract and 5,000 were for additional services provided outside the scope of the original agreement. The value of the shares issued totaled approximately $13,200 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In October 2004, the Company extended an existing agreement with a business development consultant to provide services from November 2004 to October 2005. The Company issued 294,118 shares of common stock to the consultant as consideration. The value of the shares issued totaled approximately $150,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company issued a business development consultant 50,000 shares of common stock as consideration for services provided. The value of the shares issued totaled approximately $40,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company satisfied an obligation due a legal services firm by issuing 34,893 shares of common stock as consideration. The value of the shares issued totaled approximately $22,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company satisfied an obligation due a legal services firm by issuing 83,334 shares of common stock as consideration. The value of the shares issued totaled approximately $52,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In December 2004, the Company issued a business development consultant 50,000 shares of common stock as consideration for services provided. The value of the shares issued totaled approximately $40,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In January 2005, the Company issued 8,750 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2005, the Company issued 31,400 shares of its common stock to a consultant in lieu of cash for investor relationship management services. The value of the shares totaled approximately $27,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Stock Issued for Services, Continued
In February 2005, the Company issued 60,000 shares of its common stock to a law corporation in lieu of cash for legal services previously provided. The value of the shares totaled approximately $50,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2005, the Company issued 100,000 shares of its common stock to a business development firm for services. The value of the shares totaled approximately $83,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2005, the Company issued 7,400 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2005, the Company issued 16,596 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $21,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In April 2005, the Company issued 8,000 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In April 2005, the Company issued 5,600 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In May 2005, the Company issued 70,110 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $70,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In May 2005, the Company issued 11,765 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 4,706 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $4,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 5,000 shares of its common stock to an employee as a bonus for work performed. The value of the shares totaled approximately $4,000 and was determined based on the fair market value of the Company’s common stock at the date of grant.

In June 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for product development services. The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 220,000 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $167,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Stock Issued for Services, Continued
In June 2005, the Company issued 45,000 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $36,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 127,845 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $83,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 100,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $77,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 8,460 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $8,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 4,706 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $4,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 6,500 shares of its common stock to each of two consultants in lieu of cash for product development services.  The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 10,870 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 50,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $42,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 260,274 shares of its common stock to a former officer and current member of the Board of Directors for additional consulting services to be provided over the next 11 months.  The value of the shares totaled approximately $195,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 14,085 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 15,333 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 11,570 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $8,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Stock Issued for Services, Continued
In September 2005, the Company issued 150,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 14,000 shares of its common stock to a consultant in lieu of cash for financial services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 40,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $29,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 130,859 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $98,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 53,000 shares of its common stock to a financial consulting firm for services.  The value of the shares totaled approximately $40,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 18,400 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $14,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 6,087 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 8,695 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $4,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 13,600 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 32,857 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $21,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 17,821 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Stock Issued for Services, Continued
In October 2005, the Company issued 14,000 shares of its common stock to a financial consulting firm for services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 7,143 shares of its common stock to a consultant in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $4,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 18,182 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 11,000 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $6,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 20,175 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 25,000 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $14,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 200,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 5,974 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $2,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Stock Issuances to Officers
In September 2004, the Company issued 10,000 shares of common stock to an officer as consideration for a short-term loan. The value of the shares issued totaled approximately $6,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company issued 25,000 shares of common stock to an officer as consideration for a short-term loan. The value of the shares issued totaled approximately $17,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In April 2005, the Company issued 120,000 and 110,000 shares to Messrs. Tannous and Glaser respectively for salary and vacation compensation accrued during 2004. The value of the shares totaled approximately $92,000 and $85,000, respectively, and was based on the fair value of the Company’s stock on the day the Board authorized the grant.

In August 2005, the Company issued 342,466 shares of its common stock to Messer Tannous for services to be provided over the next 11 months.  The value of the shares totaled approximately $257,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Stock Issuances to Employees
In April 2004, the Company issued 3,000 shares of restricted common stock to an employee for services provided. The value of the shares issued totaled approximately $3,750 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company issued 5,000 shares of common stock to an employee as a bonus. The value of the shares issued totaled approximately $4,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In January 2005, the Company issued 25,000 shares of its common stock to an employee as a bonus for work performed in 2004 and 35,000 shares of its common stock to the same employee in lieu of salary for the first quarter of 2005. The value of the shares totaled approximately $45,000 and was determined based on the fair market value of the Company’s common stock at the date of grant.

In December 2005, the Company issued 100,000 shares of its common stock to an employee for services.  The value of the shares totaled approximately $54,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued to Board of Directors
In August 2005, the Company issued 100,000 shares to each of its three outside members of the board of directors. The value of the shares totaled approximately $249,000, in aggregate, on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant.

Share Cancellations
In April 2004, an agreement between the Company, as the buyer, and the holders, as the seller, canceled approximately 441,400 shares of common stock based upon performance criteria related to the 2003 QBI acquisition. As there was no goodwill related to the acquisition, nor remaining step up in fair value of assets acquired on the books of QBI, the return of shares adjusted the original purchase price in a manner similar to recording an excess of assets acquired over acquisition price. In accordance with SFAS No. 141, “Business Combinations,” paragraph 44, which states that when the sum of the amounts assigned to assets acquired and liabilities assumed exceeds the cost of the acquired entity the excess shall be allocated pro-rata to certain non-current assets. The company recognized a reduction of paid-in-capital of approximately $370,800 and reduced the original purchase price investment in QBI. QBI therefore reduced the fixed assets of QBI by the value of the returned shares.

In April 2004, an agreement between the Company, as the employer, and the holder, as the employee, canceled approximately 44,000 shares of common stock based upon performance criteria. The Company recognized a reduction of paid-in-capital of approximately $37,400 based upon the fair market value of the Company’s common stock on the date of issuance.

In May 2004, an advisor to the Company canceled 30,000 shares of previously issued common stock. The Company recognized a reduction of paid-in-capital of $32,700 based upon the fair market value of the Company’s common stock on the date of cancellation.

In November 2004, an agreement between the Company, as the employer, and the holder, as the employee, canceled approximately 6,000 shares of common stock based upon performance criteria. The Company recognized a reduction of paid-in-capital of approximately $5,000 based upon the fair market value of the Company’s common stock on the date of issuance.

Equity Line
In September 2004, the Company entered into a Equity Line Purchase Agreement (“Equity Line”), valid for three years, with an accredited investor pursuant one or more of the exemptions from the registration requirements and rules of the Securities Act of 1933, whereby the Company may issue and sell to the investor shares of common stock for an aggregate purchase price of up to five million dollars.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Equity Line, Continued
Upon execution of the agreement the Company issued the investor a commitment fee of 572,000 shares of common stock and granted 672,000 stock purchase warrants. The value of the shares issued totaled approximately $514,800 and was determined based on the fair market value of the Company’s common stock at the date of issuance. Each warrant enables the investor to purchase one share of common stock at $1.10 per share, and expires five years from the transaction date. In addition, on the date the Company’s issues its first put with the investor, the Company will pay the investor a one time consulting fee of 250,000 shares of common stock, plus $5,000 of fixed legal expenses and a five percent transaction fee on the value of the put placement. For each subsequent closing date only the five percent transaction fee will be required.
The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Prior to each filing date, the Company shall prepare and file with the SEC a registration statement covering the sale of all registrable securities for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933.

Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $532,000 has been recorded as warrant liability.

In February 2005, the Company modified its existing Equity Line and increased the maximum funds available from $5,000,000 to $7,500,000 by issuing the original accredited investor 205,882 shares of common stock and 205,882 stock purchase warrants valued at approximately $210,000, per Black-Scholes, and included at fair market value within warrant liability at year-end. The Company also issued 30,882 stock purchase warrants to a firm as commissions for services related to the transaction. The value of the shares issued totaled approximately $175,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance. The warrants, valued at approximately $31,000, enables the investor to purchase one share of common stock at $1.10 per share, and expires five years from the transaction date.

Options Issued to Officers
In May 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.85 per share. The warrants are 100% vested at the time of issuance and expire in May 2014. As the exercise price of the options equaled the market value on the date of grant, no expense was recognized.

In September 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. The warrants are 100% vested at the time of issuance and expire in September 2014. As the exercise price of the options equaled the market value on the date of grant, no expense was recognized.

In October 2004, the Company granted stock options to two officers for 150,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.00 per share. The options expire in October 2014 and are immediately vested. The estimated value of the options approximated $222,000 at the date of issuance.

In July 2005, pursuant to an employment agreement the Company issued stock purchase options to an officer to purchase 500,000 shares of its common stock at an exercise price of $0.65 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $369,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.06%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 10 years.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Options Granted to Employees
In July 2004, the Company granted stock options to three employees for 100,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share. The options expire in July 2014 and vest between one and two years. The estimated value of the options approximated $215,000 at the date of issuance.

In September 2004, the Company granted stock options to two employees for 100,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. The options expire in September 2014 and vest between one and two years. The estimated value of the options approximated $105,000 at the date of issuance, of which approximately $40,000 was for 2005.

Options Issued to Board of Directors
In February 2005, the Company issued stock purchase options to two members of the Company’s Board of Directors to each purchase 50,000 shares of its common stock at an exercise price of $1.37 per share in consideration of services provided to the Company. As the options exercise price approximated the market price of the Company’s shares on the date of issuance, in accordance with APB 25 and FIN 44, no compensation expense was recognized. The warrant vests 26,000 at issuance, and the remainder pro-ratably over a one year period.

In May 2005, the Company issued stock purchase options to a member of the Company’s Board of Directors to purchase 50,000 shares of its common stock at an exercise price of $1.06 per share in consideration of services provided to the Company. As the options exercise price approximated the market price of the Company’s shares on the date of issuance, in accordance with APB 25and FIN 44, no compensation expense was recognized. The warrant vests 26,000 at issuance, and the remainder pro-ratably over a one year period.

Options and Warrants Issued for Services
In June 2004, the Company entered into a consulting agreement with a business development company for two options to purchase, in aggregate, 500,000 shares of common stock for services rendered through September 2004. The options were issued in two tranches. The first granted the holder an option to purchase 160,000 shares of common stock at an exercise price of $0.85 per share. The second granted the holder an option to purchase 340,000 shares of common stock at an exercise price of $0.50 per share. The value of the options on the date of grant, as determined by Black-Scholes, totaled approximately $77,000.

In September 2004, the Company granted 200,000 shares of common stock options to a provider of legal services. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. Half of the options vest immediately while the remainder vests in February 2005. The estimated value of the option was approximately $105,000 at the date of issuance.

In November 2004, the Company issued stock purchase warrants to an attorney for legal services to purchase 300,000 shares of its common stock at an exercise price of $0.65 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $173,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In November 2004, the Company issued stock purchase warrants to an attorney for legal services to purchase 250,000 shares of its common stock at an exercise price of $0.60 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $144,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Options and Warrants Issued for Services, Continued
In November 2004, the Company issued stock purchase warrants to an attorney for legal services to purchase 50,000 shares of its common stock at an exercise price of $1.00 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $28,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In November 2004, the Company issued stock purchase warrants to a business development firm for services to purchase 300,000 shares of its common stock at an exercise price of $0.50 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $173,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In December 2004, the Company issued stock purchase warrants to a business development firm for services to purchase 400,000 shares of its common stock at an exercise price of $0.75 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $267,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.18%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 123%; and a term of 10 years.

In January 2005, the Company issued options to purchase 150,000 shares of common stock to a business development firm for services at an exercise price of $0.75 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $108,000 at the date of grant and is included in selling, general and administrative expenses for the nine months ended September 30, 2005. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.29%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In June 2005, the Company issued options to purchase 325,000 shares of common stock to an individual with exercise price of $0.77 per share. The estimated value of the options is approximately $213,000 and is included in prepaid compensation expense. The value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.29%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 5 years.

In July 2005, the Company issued stock purchase options to a business development firm to purchase 1,000,000 shares of its common stock at an exercise price of $0.80 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $672,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 3.89%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

In July 2005, the Company issued stock purchase options to a business development firm to purchase 150,000 shares of its common stock at an exercise price of $0.86 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $108,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.09%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Options and Warrants Issued for Services, Continued
In August 2005, the Company issued stock purchase options to a medical advisor to purchase 150,000 shares of its common stock at an exercise price of $0.99 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $125,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.28%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

In September 2005, the Company issued stock purchase options to a consultant to purchase 500,000 shares of its common stock at an exercise price of $0.65 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $399,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.19%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 10 years.

Option and Warrant Exercises, Officers
In January 2005, the Company issued 150,000 shares of common stock to each of its two officers upon the exercise of stock options with exercise price of $0.00 per share.

In March 2005, the Company issued 312,925 shares of common stock to each of its two officers upon the cashless exercise of 500,000 stock options with exercise price of $0.55 per share.

Option and Warrant Exercises, Non-Employees
In February 2004, the Company issued an aggregate total of 102,083 shares of common stock to an individual upon the exercise of a stock purchase warrant. One half of the warrant was exercised on a cashless basis resulting in 39,583 shares being issued while the balance of 62,500 shares were purchased resulting in proceeds to the Company in the amount of $34,375.

In March 2004, the Company issued an aggregate total of 305,555 shares of common stock to an individual upon the exercise of stock purchase warrants with the exercise price of $0.90 per share. Proceeds to the Company from the warrant exercise totaled approximately $275,000.

In June 2004, an option holder exercised 500,000 options in two tranches. The first, on a cash basis at $0.85 per share and the Company received proceeds of $136,000. The second, on a cash-less basis at $0.50 per share and the Company issued 140,000 shares based upon the fair market value of the Company’s common stock at the date of issuance for an aggregate total issuance of 300,000 shares.

In December 2004, the Company issued 166,667 shares of common stock to an individual upon the exercise of stock options with an exercise price of $0.60 per share. Proceeds to the Company from the warrant exercise totaled approximately $100,000.

In December 2004, the Company issued 300,000 shares of common stock to an individual upon the exercise of stock options with an exercise price of $0.50 per share. Proceeds to the Company from the warrant exercise totaled approximately $150,000.

In February 2005, the Company issued 550,000 shares of common stock to two individuals upon the exercise of stock options with an exercise price of $0.75 per share. Proceeds to the Company from the option exercise totaled approximately $412,500.

In March 2005, the Company issued 83,334 shares of common stock to an individual upon the exercise of stock options with exercise price of $0.60 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 - STOCKHOLDERS’ EQUITY, CONTINUED

Options and Warrants Issued for Services, Continued
In March 2005, the Company issued 50,000 shares of common stock to an individual upon the exercise of stock options with exercise price of $1.00 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

In March 2005, the Company issued 85,000 shares of common stock to a consulting firm upon a cashless exercise of stock options with an exercise price of $1.00 per share.

In April 2005, the Company issued 333,333 shares of common stock upon a cashless exercise of an option to purchase 571,428 shares at an exercise price of $0.60 that was issued in conjunction with a previous financing transaction.

In June 2005, the Company issued 325,000 shares of its common stock upon the exercise of a stock option at an exercise price of $0.77 per share to a business development firm. Proceeds to the Company totaled approximately $250,000.

The number and weighted average exercise prices of the options and warrants issued to non-employees are as follows:

	December 31, 2005		December 31, 2004
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price

Outstanding at beginning of the year	9,389,521	$1.07	7,397,578	$1.07
Granted during the year	4,980,321	1.12	4,663,192	1.03
Exercised during the year	(1,664,761)	0.72	(1,397,222)	0.51
Terminated during the year	(201,818)	0.91	(1,274,027)	1.52
Exercisable at end of the year	11,111,593	1.17	9,299,521	1.18
Outstanding at end of the year	12,503,263	1.13	9,389,521	1.07

Options and Warrants Issued to Non-Employees
The following table summarizes information on 12,503,263 stock options and warrants outstanding, 11,111,593 exercisable, issued to non-employees at December 31, 2005:

		Weighted-	Weighted-	Weighted-
Range of	Remaining	Average	Average	Average
Exercise	Number	Contractual	Fair	Exercise
Prices	Outstanding	Life (Years)	Value	Price

$0 to $1	3,287,110	6.11	$0.87	$0.81
1 to 2	9,216,153	3.73	0.93	1.25

Treasury Stock

In June 2005, the Company properly wrote off approximately $53,000 of Treasury Stock representing 50,000 common stock shares that were discovered to be canceled.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 13 - INCOME TAXES

For federal income tax return purposes, the Company has available net operating loss carry forwards of approximately $22,563,000, which expire through 2025 and are available to offset future income tax liabilities.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax asset -
net operating loss carry forwards	$9,025,000
Deferred tax liabilities -
intangible assets	(1,610,000)

Net deferred assets before valuation allowance	7,415,000
Valuation allowance	(7,415,000)

Net deferred tax asset	$-

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

	December 31,	December 31,
	2005	2004

Federal and state income tax rate	(34.0%)	(34.0%)
State income taxes, net federal benefit	(6.0%)	(6.0%)

Total expected provision	(40.0%)	(40.0%)

Permanent differences (discounts associated with warrants
and beneficial conversion feature amortization and
change in fair value of warrant liability)	(15.0%)	0.0%
Loss for which no benefit is available	55.0%	40.0%
Effective income tax rate	0.0%	0.0%

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Leases
The Company leases its office and warehouse facilities under various lease agreements on a month to month basis. Rental expense from continuing operations totaled approximately $51,000 and $85,000 for the years ended December 31, 2005 and 2004, respectively.

Officer and Director capital contribution
In December 2005, officers and directors advanced, in aggregate, a $20,000 loan to the corporation to be repaid at such time that the corporation has sufficient capital to make such repayment.

Executive Employment Agreement
Effective January 1, 2002, the Company entered into employment agreements with its corporate officers/stockholders of the Company to pay an annual base salary of $190,000 plus a bonus based on key milestone’s the Company may achieve. In 2004, under the agreements, salary expense for the officers/stockholders totaled approximately $370,000.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 14 - COMMITMENTS AND CONTINGENCIES, CONTINUED

Executive Employment Agreement, Continued
In July 2005, the Company executed an employment agreement with Mr. Fred E. Tannous, a shareholder holding approximately 8% of the outstanding common stock as of September 30, 2005, that commenced July 1, 2005 and ends June 30, 2008. The base salary under this employment contract is $250,000 per year. This contract provides for a performance bonus in an amount equal to of 5 % of the Adjusted EBITDA for each fiscal year and an option grant for the purchase of up to 500,000 shares of Company common stock exercisable at a price equal to $0.65 per share. The option shall be exercisable on a monthly pro rata basis over the term of the agreement. If the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if there is a transaction (or series of transactions) in which the Company’s shareholders sell a majority of outstanding shares of Company capital stock, then the Company shall pay Mr. Tannous the greater of the remainder of his salary or two hundred fifty thousand dollars. Further, at the date of any such merger or sale is consummated, all unvested options shall be immediately accelerated and as to any unexercised options to purchases shares in the Company which are held by Mr. Tannous, the Company shall pay Mr. Tannous cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the option, the value of which is multiplied to the number of options which Mr. Tannous holds. If this employment contract is terminated by us without good cause, or if the Company is in breach of the agreement, or if the Company assigns the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then the Company is required to Mr. Tannous the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

Legal Proceedings

Fortress Systems vs. Quality Botanical Ingredients
QBI is a defendant in a suit seeking $400,000 in damages brought by Fortress Systems, Inc., (“FSI”) Bankruptcy Trustee. The suit which is pending in the U.S. Bankruptcy Court in Omaha, Nebraska alleges that certain products sold by QBI did not meet specifications of FSI.

In August 2003, our QBI subsidiary was served as a defendant in an action entitled Fortress Systems LLC v. AAA Health Products, Inc. (aka Quality Botanical Ingredients, Inc.), filed by the plaintiff in U.S. Bankruptcy Court for the District of Nebraska.  In this case, the plaintiff, Fortress Systems LLC, is seeking damages of approximately $402,200 resulting from products shipped by our QBI subsidiary to Fortress Systems LLC which allegedly did not meet specifications.  HESG has retrieved from the sellers from whom we purchased the QBI assets 400,000 shares of Health Sciences Group, Inc. common stock as an offset against the possibility that we might be required to pay the claim which is the basis for this suit.  As we have decided to shut down operations at QBI and, as Health Sciences Group, Inc. was not named a defendant in the action, we have ceased defending this case.  However we recently received a letter from a paralegal at the office of the law firm representing the judgment creditor, copying us with the consent judgment of AAA Health Products, Inc. and an assignment between Fortress Systems, LLC, dba FSI Nutrition and Oakland/Red Holdings, LLC. In this letter the judgment creditor says that we may not have parted with reasonably equivalent value by entering into an amendment agreement with the sellers of QBI, whereunder it was agreed that the maximum number of shares we were required to issue to the sellers would be no more than 750,000 shares of HESG. The letter also inquires as to whom we paid a $50,000 loan fee in connection with the finance of the QBI acquisition and asks for a copy of the amendment of the acquisition agreement and states that failure to provide the requested information within seven days will increase the judgment creditor’s concerns. As the amendment requested is a matter of public record, we do not see any reason to refrain from responding to the request unless we come to the conclusion that this letter is a fishing expedition.

Liolios Group, Inc. vs. Health Sciences Group
In December 2005, Liolios Group, Inc. (“Liolios”) filed a complaint against the Company alleging a breach of an agreement entered into in November 2003. Liolios alleges the Company agreed to provide it with payments in exchange for certain services that it provided. The Company contents that Liolios failed to render all of the agreed upon services pursuant to the agreement. In March 2006, the parties entered into a confidential settlement of the case.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 14 - COMMITMENTS AND CONTINGENCIES, CONTINUED

Health Sciences Group vs. Miles
In February 2006, the Company filed a complaint against Loren Miles (“Miles”) alleging causes of action for: (1) breach of contract; (2) fraud; (3) intentional misrepresentation; (4) negligent misrepresentation; (5) conversion; (6) breach of fiduciary duty; and (7) constructive trust. The complaint arises out of false and fraudulent representations made by Miles on or around December 2004 to the Company in connection with the Company’s purchase of the assets of Swiss Research, Inc. (“Swiss Research”), of which Miles was the Chief Executive Officer and sole shareholder. Pursuant to the purchase, Swiss Research became a wholly owned subsidiary of the Company. Miles filed his answer complaint on March 2, 2006. The Company served discovery on Miles and is awaiting responses thereto. A trial date has yet to be set. At this time it is too early to determine a probable outcome or estimate any damage awards.

Claim of Wrongful Termination
In November 2004, an attorney for Jacob Engel, wrote a letter to the Company alleging that Health Sciences Group, Inc. failed to pay Mr. Engel his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004. The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement. The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan. The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him. There have been no further developments related to this matter through April 14, 2006.

The Company does not agree with the allegations made and is prepared to vigorously assert its position.

NOTE 15 - SEGMENT INFORMATION

The Company’s business units have been aggregated into four reportable segments: Corporate, Operations, Research and Development, and Discontinued Operations. The Corporate group is the holding company and oversees the operations of the other business units. The Corporate group also arranges financing and strategic guidance for the entire organization. Swiss Research is the operational division that oversees the manufacturing and distribution of Shugr. The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals. Discontinued Operations aggregates the net loss incurred by Quality Botanical Ingredients and XCEL Medical Pharmacy.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2). The Company had no intersegment sales for the years ended December 31, 2005 and 2004. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, non-recurring items and interest income and expense.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 15 - SEGMENT INFORMATION, CONTINUED

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the year ended December 31, 2005 (in thousands):

			Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$56	$4	$-	$60
Loss before income taxes	$(5,086)	$(357)	$(133)	$(174)	$(5,750)
Deprec. and amort.	$550	$-	$129	$-	$679
Interest expense, net	$1,059	$-	$-	$-	$1,059

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the year ended December 31, 2004 (in thousands):

			Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$-	$67	$-	$67
Loss before income taxes	$(4,257)	$-	$(1,187)	$(5,008)	$(10,452)
Deprec. and amort.	$71	$-	$125	$-	$196
Interest expense, net	$691	$-	$-	$-	$691

NOTE 16 - SUBSEQUENT EVENTS (UNAUDITED)

Shares issued for services
In January 2006, the Company issued 31,081 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $12,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 28,571 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $12,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 342,466 shares of its common stock to Messer Tannous to compensate for an approximate 50% decline in stock price from the date of the original grant for services to be provided over the next 11 months.  The value of the shares totaled approximately $120,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 260,274 shares of its common stock to a former officer and current member of the Board of Directors to compensate for an approximate 50% decline in stock price from the date of the original grant for additional consulting services to be provided over the next 11 months.  The value of the shares totaled approximately $91,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 14,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 77,500 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $30,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 58,824 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $50,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 15 - SUBSEQUENT EVENTS, CONTINUED (UNAUDITED)

In January 2006, the Company issued 369,525 shares of its common stock to an employee for work performed in 2004 and 2005 and in lieu of salary for the first two quarters of 2006. The value of the shares totaled approximately $122,000 and was determined based on the fair market value of the Company’s common stock at the date of grant.

In February 2006, the Company issued 35,000 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $15,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2006, the Company issued 11,755 shares of its common stock to a consultant for product development and strategic advisory services.  The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2006, the Company issued 27,243 shares of its common stock to Series C Preferred shareholders for penalties due. The value of the shares totaled approximately $11,000, was based on the terms outlined in the stock purchase agreement and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In February 2006, the Company issued 8,420 shares of its common stock to Series C Preferred shareholders for interest accrued to date. The value of the shares totaled approximately $3,000, was based on the terms outlined in the stock purchase agreement.

In February 2006, the Company issued 87,185 shares of its common stock to Series C Preferred shareholders for penalties due. The value of the shares totaled approximately $24,000, was based on the terms outlined in the stock purchase agreement and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In February 2006, the Company issued 30,678 shares of its common stock to Series C Preferred shareholders for interest accrued to date. The value of the shares totaled approximately $15,000, was based on the terms outlined in the stock purchase agreement.

In February 2006, the Company issued 16,667 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $6,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2006, the Company issued 27,777 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2006, the Company issued 301,264 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2006, the Company issued 45,000 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $16,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2006, the Company issued 31,250 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 15 - SUBSEQUENT EVENTS, CONTINUED (UNAUDITED)

In March 2006, the Company issued 185,715 shares of its common stock to a business development firm in a legal settlement. The value of the shares totaled approximately $67,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2006, the Company issued 103,200 shares of its common stock to a business development firm for services provided. The value of the shares totaled approximately $27,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2006, the Company issued 48,388 shares of its common stock to a valuation services firm for services provided. The value of the shares totaled approximately $15,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2006, the Company issued an option to purchase 400,000 shares at an exercise price of $0.25 and an option to purchase 400,000 shares at $0.45 to a provider of legal services.

In March 2006, the Company received $100,000 and issued 400,000 shares upon the exercise request of a holder of an option to purchase 400,000 shares at $0.25.

Health Sciences Group, Inc. and Subsidiaries

Table of Contents

Part I.	Financial Information		2

	Item 1.	Condensed Consolidated Financial Statements	2

		Condensed Consolidated Balance Sheet as of June 30, 2006 (unaudited)	2-3

		Condensed Consolidated Statements of Operations for the three and Six Months Ended June 30, 2006 and June 30, 2005 (unaudited)	4-5

		Condensed Consolidated Statement of Stockholders Equity for the Six Months Months Ended June 30, 2006 (unaudited)	6-7

		Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2006 and June 30, 2005 (unaudited)	8-9

		Notes to Condensed Consolidated Financial Statements (unaudited)	10

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006 (unaudited)

June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$6,593
Accounts receivable	4,186
Inventory	71,393
Prepaid expenses	11,719

Total current assets	93,891

Intangible assets, net of accumulated amortization	3,693,885

$3,787,776

LIABILITIES
Current liabilities:
Accounts payable	$250,036
Accrued expenses	212,257
Accrued penalties	520,000
Convertible debentures payable	315,000
Loans payable, stockholders	50,000
Dividends payable	304,726

Liabilities of discontinued operations held for sale	3,327,812

Total current liabilities	4,979,831

Warrant liability	208,796
Series A convertible preferred stock, $0.001 par value, 5,000,000 shares authorized, 1,350,169 shares issued and outstanding	1,147,640
Series B convertible preferred stock, net of unamortized discount of $98,023; $0.001 par value, 130 shares authorized, 9 shares issued and outstanding, 264,708 shares, on an as-if-converted basis	126,978

Series C convertible preferred stock, net of unamortized discount of $1,354,519; $0.001 par value, 5,000 shares authorized, 3,166 shares issued and outstanding, 2,877,894 shares, on an as-if-converted basis	1,811,481

Total liabilities	8,274,726

The accompanying notes are an integral part of these condensed consolidated financial statements

2

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
June 30, 2006 (unaudited)

June 30, 2006
STOCKHOLDERS’ DEFICIT

Stockholders’ deficit:
Common stock; $0.001 par value, 80,000,000 shares authorized, 36,813,747 shares issued and outstanding at June 30, 2006	36,818
Additional paid-in capital	26,985,449
Accumulated deficit	(31,509,217)

Total stockholders’ deficit	(4,486,950)

$3,787,776

The accompanying notes are an integral part of these condensed consolidated financial statements

3

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarters and Six Months Ended June 30, 2006 and 2005 (unaudited)

	Fiscal Quarter	Fiscal Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Sales, net	$7,608	$-	$27,979	$4,369

Cost of goods sold	5,544	-	20,566	910

Gross profit	2,064	-	7,413	3,459

Selling, general and administrative expenses:

Advertising and marketing expenses	128,412	345,712	128,412	1,263,896
Salary expenses	(143,945)	123,048	97,861	236,990
Option expense under SFAS 123R	167,870	-	567,432	-
Professional, legal and accounting expenses	923,420	659,305	2,003,032	1,133,147
Depreciation and amortization	166,216	180,135	334,950	347,356
Penalties	-	228,620	40,000	369,920
Other selling, general and administrative expenses	261,957	123,427	352,600	226,197

Total selling, general and administrative expenses	1,503,930	1,660,247	3,524,287	3,577,506

Loss from operations	1,501,866	1,660,247	3,516,874	3,574,047

Other income (expense):
Interest expense, net	(136,433)	(453,937)	(318,983)	(622,690)
Change in fair value of warrant liability	470,348	2,723,484	1,002,461	646,135

Total other income (expense)	333,915	2,269,547	683,478	23,445

Income (loss) from continuing operations before income taxes	(1,167,951)	609,300	(2,833,396)	(3,550,602)

Provision for income taxes	-	-	-	-

Income (loss) from continuing operations	(1,167,951)	609,300	(2,833,396)	(3,550,602)

Loss from discontinued operations	-	(82,096)	-	(161,045)

Net income (loss)	(1,167,951)	527,204	(2,833,396)	(3,711,647)

4

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
For the Quarters and Six Months Ended June 30, 2006 and 2005 (unaudited)

	Fiscal Quarter	Fiscal Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Preferred dividends	89,396	282,847	182,925	282,847

Net income (loss) attributable to common shareholders	$(1,257,347)	$244,357	$(3,016,321)	$(3,994,494)

Basic earnings per share
Continuing operations	$(0.04)	$0.01	$(0.10)	$(0.18)
Discontinued operations	-	-	-	(0.01)
Total basic earnings per share	$(0.04)	$0.01	$(0.10)	$(0.19)

Diluted earnings per share
Continuing operations	$(0.04)	$0.01	$(0.10)	$(0.18)
Discontinued operations	-	-	-	(0.01)
Total diluted earnings per share	$(0.04)	$0.01	$(0.10)	$(0.19)

Weighted average common shares outstanding - basic	33,224,283	23,045,477	30,598,662	21,519,755

Weighted average common shares outstanding - diluted	33,224,283	38,626,695	30,598,662	21,519,755

5

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2006	28,275,820	$28,279	$23,736,415	$(28,675,821)	$(4,911,127)

Amortization of options and warrants granted in advance of services	-	-	550,476	-	550,476

Amortization of options and warrants granted with equity line	-	-	206,232	-	206,232

Cancellation of common stock	(433,333)	(434)	(363,566)	-	(364,000)

Conversion of preferred stock	58,824	59	49,941	-	50,000

Dividends earned	-	-	(182,925)	-	(182,925)

Dividends paid with common stock	252,050	253	92,930	-	93,183

Grants of options and warrants to non-employees for services	-	-	447,261	-	447,261

Issuance of stock for penalties accrued	490,227	491	145,365	-	145,856

Issuance of stock for services	5,754,443	5,754	1,199,241	-	1,204,995

Issuance of stock for accounts payable and accrued expenses	2,015,716	2,016	437,047	-	439,063

Employee options expensed per SFAS 123(R)	-	-	567,432	-	567,432

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT (CONTINUED)

		Additional		Total
Common stock		Paid-in	Accumulated	Stockholders'
Shares	Amount	Capital	Deficit	Deficit
Options and warrants exercised	400,000	400	99,600	-	100,000

Net loss	-	-	-	(2,833,396)	(2,833,396)

Balance at June 30, 2006	36,813,747	$36,818	$26,985,449	$(31,509,217)	$(4,486,950)

The accompanying notes are an integral part of these condensed consolidated financial statements.
7

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005
Cash flows used in operating activities:
Net loss	$(2,833,396)	$(3,711,647)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	294,898	347,356
Amortization of discount on debentures	-	53,332
Amortization of discount on preferred stock issued	309,533	528,683
Amortization of common stock issued in advance of services	-	208,330
Amortization of options and warrants granted in advance of services	550,476	28,734
Provision for bad debts	-	6,993
Change in fair value of warrant liability	(1,002,461)	(646,135)
Options expensed per SFAS 123R	567,432	-
License agreement forfeiture	241,760	-
Cancellation of common stock	(364,000)	-
Grants of common stock options for services rendered	447,261	107,977
Issuance of common stock to preferred shareholders for penalties	145,856	-
Issuance of common stock for services rendered	1,204,995	434,091

Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	3,110	-
Inventory	19,986	-
Prepaid acquisition costs	-	(230,339)
Prepaid expenses	(653)	(45)
Assets of discontinued operations held for sale for collection of accounts receivable and sale of inventory	-	452,650

Increase (decrease) in liabilities:
Accounts payable and accrued expenses	272,176	267,768
Delinquent payroll tax liability	-	(205,133)
Liabilities of discontinued operations held for sale for payments made on accounts payable, accrued expenses, notes payable, and lines of credit	(1,636)	(504,755)

Net cash used in operating activities	(144,663)	(2,862,140)

Cash flows provided by investing activities:
Cash acquired through acquisition of Open Cell Biotechnologies	-	200,000

Net cash provided by investing activities	-	200,000

The accompanying notes are an integral part of the consolidated financial statements.

8

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005
Cash flows provided by financing activities:
Proceeds from the issuance of common stock, net offering costs of $10,000	-	240,000
Proceeds from the issuance of preferred stock, net offering costs of $345,608	-	2,820,392
Proceeds from loans payable, stockholders	30,000	(55,000)
Proceeds from the exercise of warrants and options	100,000	762,500
Payments of assets of discontinued operations for notes payable, lines of credit, and leases	-	-

Net cash provided by financing activities	130,000	3,767,892

Net increase in cash and cash equivalents	(14,663)	1,105,752
Cash and cash equivalents, beginning of period	21,256	240,532

Cash and cash equivalents, end of period	$6,593	$1,346,284

Supplemental disclosure of cash flow information:
Interest paid	$-	$265
Taxes paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Value of common stock issued to acquire Open Cell Biotechnologies	$-	$954,500
Value of common stock issued upon conversion of Series A Preferred	$50,000	$590,060
Value of common stock issued upon conversion of Series B Preferred	$-	$350,000
Value of warrants issued for equity line commitment fee	$-	$209,691
Dividends earned	$182,925	$153,219
Debentures converted into common stock	$-	$345,000
Issuance of common stock to preferred shareholders for dividends	$93,183	$170,500
Issuance of common stock for accrued expenses	$439,063	$686,889
Issuance of common stock for accrued penalties	$145,856	$360,000

The accompanying notes are an integral part of these condensed consolidated financial statements

9

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 1 - ORGANIZATION

Health Sciences Group, Inc. (the “Company”) was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. Health Sciences Group, Inc. is an integrated provider of innovative, science-based products and ingredients to customers in the nutrition, skin care, and food and beverage industries. In June 2005, the Company reincorporated in the state of Delaware.

Effective December 14, 2001, the Company acquired 100% of the outstanding stock of Xcel Medical Pharmacy, Inc., a California corporation (“Xcel”) and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation (“BioSelect”) for approximately $4.4 million.

On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. (“QBI”) pursuant to an Asset Purchase Agreement for approximately $1.5 million. QBI was a manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics. On October 20, 2004, the Board of Directors of the Company elected to discontinue operations of its wholly owned subsidiary, QBI (see Note 4). The Company, through the secured lender, engaged professional service firms to facilitate the liquidation of QBI’s inventory and fixed assets and to collect QBI’s outstanding accounts receivable. Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations. The Company is a co-guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Management believes the Company’s continuing operations will not be adversely affected by this action.

In May 2005, management determined that its pharmaceutical operations, Xcel, were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to discontinue operations (see Note 4).

In December 2004, the Company, through its newly formed subsidiary Swiss Research, a Delaware corporation, (“Swiss Research”), initiated an agreement to acquire the assets of Swiss Research, a California corporation, for cash and performance based warrants. Swiss Research is a diet and nutrition products company which markets and sells Shugr, a zero-calorie and diabetic safe sugar substitute with the look, taste and baking qualities of cane sugar. The agreement was executed in August 2005.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Swiss Research, BioSelect, Xcel and QBI. The liabilities and results of operations attributable to both Xcel and QBI are listed as liabilities of discontinued operations held for sale, and discontinued operations. All material inter-company accounts have been eliminated in consolidation.

Basis of Presentation
The unaudited condensed consolidated financial statements have been prepared by Health Sciences Group, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods. Certain information and footnote disclosures normally present in condensed consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. The results for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year ending December 31, 2006. These condensed consolidated financial statements and the notes hereto should be read in conjunction with the Company's consolidated audited financial statements and related footnotes for the year ended December 31, 2005 included in the Company's annual report on Form 10-KSB which was filed April 17, 2006.

10

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Classes of Stock
The Company’s Articles of Incorporation, as amended per June 20, 2005 shareholder vote, authorize the issuance of up to 100,000,000 shares of stock, consisting of 20,000,000 shares of Convertible Preferred Voting and Non-voting Equity stock and 80,000,000 shares of common stock, which have a par value of $0.001 per share.

Convertible Preferred Stock
Convertible Preferred Voting and Non-voting Equity stock will have par terms, preferences and conversion features as determined by the Board of Directors at the time of the issuance of any such shares. In July 2003, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 5,000,000 shares of Series A convertible preferred stock. In April 2004, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 130 units of Series B convertible preferred stock. Each unit is convertible into 29,412 shares of common stock. In March 2005, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 5,000 units of Series C convertible preferred stock. Each unit is convertible into 909 shares of common stock.

Going Concern
As reflected in the accompanying consolidated financial statements, the Company has realized financial losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

During 2006, management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•	The Company has raised $100,000 from the exercise of options and warrants and management anticipates raising additional equity funds that will be used to fund any capital shortfalls.
•
The Company executed a distribution agreement with DNP International (“DNP”) to sell Shugr; the Company’s zero-calorie, diabetic safe sweetener that tastes and bakes like cane sugar. Per the agreement, DNP is subject to a minimum sales requirement targeting $1.0 million in 2006, $4.0 million in 2007, and $5.5 million in 2008.

•	The Company launched its new product, Sequesterol, in April 2006 and commenced an escalating marketing campaign.
•	Management is decreasing expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.
•	Management has streamlined its operations and is developing new products, which are anticipated to have increased gross profit margins.

11

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company’s significant estimates include the contractual allowance on accounts receivable and life and estimated value of intangible assets for recoverability. Actual results could differ from those estimates.

Fair Value of Financial Instruments
For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. The amounts owed on its notes payable and capital leases also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

Reclassification
Certain amounts from the six months ended June 30, 2005 have been reclassified to correspond to the presentation of six months ended June 30, 2006.

Issuance of Stock for Non-cash Consideration
All issuances of the Company's common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the stock issued for illiquidity and restrictions on resale.

Warrant Liability
In conjunction with raising capital through the sale of equity, the Company has issued various warrants that have registration rights for the underlying shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the fair value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from December 31, 2005 to June 30, 2006 has been included in other (expense) income.

For the six months ended June 30, 2006 and 2005 the change in fair value of all warrants issued with registration rights for the underlying shares decreased by approximately $1,002,000 and $646,000, respectively and is recognized in other income (expense).

Inventory
Inventory consists of Shugr, available for retail accounts, and Sequesterol, to be sold via a direct marketing campaign. Inventory is stated at the lower of cost or market. Costs for Shugr are determined on an average cost basis. The Company has no obsolete inventory.

12

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 3 - STOCK OPTIONS ISSUED TO EMPLOYEES AND DIRECTORS

At June 30, 2006, the Company had four stock-based compensation plans. Prior to January 1, 2006, the Company accounted for these plans under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock Based Compensation. No stock-based employee compensation cost was recognized in the statement of operations for the six months ended June 30, 2005, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Effective January 1, 2006, on the first day of the Company’s fiscal year 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share Based Payment, using the modified-prospective transition method. Under this transition method, compensation expense recognized in the six months ended June 30, 2006 includes: (a) compensation expense for all share-based payments granted and not yet vested prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation expense for all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated. Since stock-based compensation expense recognized in the statement of operations for the six months ended June 30, 2006 is based on awards ultimately expected to vest, the compensation expense has been reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We estimated forfeitures to be 10% of the options issued.

The Company calculates stock-based compensation expense by estimating the fair value of each option using the Black-Scholes option pricing model. The Company’s determination of fair value of share-based payment awards are made as of their respective dates of grant using that option pricing model and is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behavior. The Black-Scholes option pricing model was developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company’s employee stock options have certain characteristics that are significantly different from traded options, the existing valuation models may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS No. 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. The calculated compensation expense is recognized on a straight-line basis over the vesting period of the option.

The Company grants stock options to employees and outside directors whose only condition for vesting are continued employment or service during the related vesting period. Typically, the vesting period is one to three years for employee awards and one year for director awards, although awards are sometimes granted with immediate vesting.

13

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 3 - STOCK OPTIONS ISSUED TO EMPLOYEES AND DIRECTORS, CONTINUED

For the six months ended June 30, 2006, the Company recognized compensation cost of $567,432 as a result of the adoption of SFAS 123(R). The effect of the change in applying the original provisions of SFAS 123 resulted in lowering loss from continuing operations, loss before taxes, net income and basic and diluted earnings per share are as follows:
	Six Months Ended
	June 30, 2006
	SFAS 123R	APB 25
Loss before income taxes	$(2,833,396)	$(2,265,964)
Net loss available to common shareholders	$(3,016,321)	$(2,448,889)
Basic and diluted net loss per share	$(0.10)	$(0.08)

Under SFAS 123(R), the Company will continue to utilize the Black-Scholes model to estimate the fair value of options granted after January 1, 2006. The Company’s assessment of the estimated compensation charges is affected by its stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. These variables include, but are not limited to, the Company’s stock price volatility and employee stock option exercise behaviors.

The following table illustrates the effect on net loss and net loss per share as if the Company had applied the fair value recognition provisions of SFAS 123 to options granted under the Company’s stock option plans for the three and six months ended June 30, 2005. For purposes of this pro forma disclosure, the fair value of the options is estimated using the Black Scholes option-pricing model and amortized on a straight-line basis to expense over the options’ vesting period:

Three Months Ended
June 30,
2005

Net income available to common shareholders - as reported	$244,357
Add: Share-based employee compensation expense included in net loss, net of related tax effects - as reported	-
Deduct: Share-based employee compensation expense determined under fair value method, net of related tax effects - pro forma	(179,123)
Net income - pro forma	$65,234
Basic and diluted net loss per share - as reported	$(0.01)
Basic and diluted net loss per share - pro forma	$(0.00)

Six Months Ended
June 30,
2005

Net loss available to common shareholders - as reported	$(3,994,494)
Add: Share-based employee compensation expense included in net loss, net of related tax effects - as reported	-
Deduct: Share-based employee compensation expense determined under fair value method, net of related tax effects - pro forma	(582,390)
Net loss - pro forma	$(4,576,884)
Basic and diluted net loss per share - as reported	$(0.19)
Basic and diluted net loss per share - pro forma	$(0.21)

14

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 3 - STOCK OPTIONS ISSUED TO EMPLOYEES AND DIRECTORS, CONTINUED

Share Option Plans

The Company has in effect four share-based plans under which non-qualified and incentive stock options have been granted to employees, non-employees and board members. The Board of Directors determines eligibility, vesting schedules and exercise prices for options granted under the plans. We issue new shares to satisfy stock option exercises and stock purchases under our share-based plans. No income tax benefit was realized from activity in our share-based plans during the six months ended fiscal 2006 and 2005.

A summary of the shares reserved for grant and options available for grant under each plan is as follows:

	June 30, 2006
	Shares	Options
	Reserved	Available
	for Grant	for Grant
2001 Employee Stock Option Plan	-	-
2003 Stock Option, Deferred Stock and Restricted Stock Plan	-	-
2005 Stock Option, Deferred Stock and Restricted Stock Plan	-	700,000
2006 Stock Option, Deferred Stock and Restricted Stock Plan	-	9,600,000
	-	10,300,000

Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant. Option awards generally have a term of 10 years and vest and become exercisable over a one to three year service period.

The fair value of each share-based award is estimated on the grant date using the Black Scholes option-pricing model. Expected volatilities are based on the historical volatility of the Company’s stock price. The expected term of options granted subsequent to the adoption of SFAS 123R is derived using the simplified method as defined in the SEC’s Staff Accounting Bulletin 107, Implementation of FASB 123R. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury interest rates in effect at the time of grant. The fair value of options granted was estimated using the following weighted-average assumptions:

	Six Months Ended
	June 30,
	2006	2005
Expected term (in years)	10	10
Expected volatility	120%	123%
Risk-free interest rate	4.7%	4.2%
Dividend yield	0%	0%

15

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 3 - STOCK OPTIONS ISSUED TO EMPLOYEES AND DIRECTORS, CONTINUED

A summary of option activity under the stock option plans and changes during the six months then ended is presented below:

	June 30, 2006
		Weighted-Average
			Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding at beginning of period	2,605,000	$0.93	6	$-
Granted	2,400,000	0.25	10	-
Cancelled/forfeited	575,000	1.23	-	-
Exercised	-	-	-	-
Outstanding at end of period	4,430,000	$0.52	9	$-
Options exercisable at end of period	4,097,000	$0.51	9	$-

A summary of the grant-date fair value and intrinsic value information is as follows:

	Six Months Ended
	June 30,
	2006	2005
Weighted-average grant-date fair value per share	$0.72	$0.75
Intrinsic value of options exercised	$-	$740,000

A summary of the activity of the Company’s non-vested shares is presented below:

		Weighted-Average		Remaining
			Remaining	Unrecognized
		Grant-Date	Months	Compensation
	Shares	Fair Value	To Vest	Cost
Non-vested outstanding at beginning of period	531,666	$0.74
Granted	-	-
Vested	198,666	0.74
Forfeited	-	-
Non-vested outstanding at end of period	333,000	$0.74	24	$245,760

In the future, the Company may elect to use different assumptions under the Black Scholes valuation model or a different valuation model, which could result in a significantly different impact on the Company’s net income or loss.

16

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 4 - DISCONTINUED OPERATIONS

Quality Botanical Ingredients
In October 2004, the Company discontinued the operations of its subsidiary QBI. The Company has reclassified its financial statements to segregate the liabilities of the discontinued operations.

In October 2004, all parties listed as Guarantors on the QBI line of credit due La Salle, including the Company, received a default declaration letter pursuant to terms outlined in the Loan Agreement citing failure to adhere to certain covenants with a demand for repayment of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees (“Demand”). Upon receipt of the Demand, the Company’s Board of Directors elected to discontinue QBI’s operations and liquidate QBI’s accounts receivable, inventory and fixed assets to satisfy the Demand.

It is estimated that the sale of the land and building assets, owned by a co-guarantor, will also net approximately $400,000 to be applied to the remaining Demand balance. At this time, management estimates that subsequent to the sale of the aforementioned assets approximately $1,900,000 of the original Demand will be unsatisfied and that it is probable that the Guarantors will share joint and severable liability for the remaining balance due. However, management can neither provide an accurate estimate of the Company’s pro-rata percentage of the remaining liability to be assumed nor approximate the resulting gain or loss to be realized. As such, the Company continues to account for the full balance due as of June 30, 2006 in liabilities of discontinued operations held for sale. Management believes the Company’s continuing operations will not be adversely affected by this action.

Xcel Medical Pharmacy
In May 2005, management determined that its pharmaceutical operations were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend its pharmaceutical operations.  As Xcel did not have any assets, the discontinuation did not result in a gain or loss. The Company has reclassified its financial statements to segregate the revenues (direct costs and expenses), assets, liabilities and cash flows of the discontinued operations.
17

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 4 - DISCONTINUED OPERATIONS, CONTINUED

Xcel Medical Pharmacy, Continued
The following information summarizes Xcel’s results from operations for the periods ended June 30, 2005 to be approximately:

	Quarter Ended	Six Months Ended
	June 30, 2005	June 30, 2005

Sales, net	$-	$199,000

Cost of goods sold	-	87,000

Gross profit	-	112,000

Total selling, general and administrative expenses	(82,000)	(273,000)

Loss from operations	(82,000)	(161,000)

Total other income (expense)	-	-

Loss before income taxes	(82,000)	(161,000)

Provision for income taxes	-	-

Net loss	$(82,000)	$(161,000)

There were no operating results from discontinued operations during the period ended June 30, 2006.

The table below details the liabilities held for sale by discontinued operations as of June 30, 2006.

	QBI	Xcel	Total
Accounts payable	$1,038,317	$70,103	$1,108,420
Accrued expenses	46,684	18,756	65,440
Capital leases payable	66,564	-	66,564
Line of credit	1,789,293	-	1,789,293
Notes payable	134,624	66,147	200,771
Payroll tax liabilities	9,530	87,794	97,324
	$3,085,012	$242,800	$3,327,812

18

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 5 - GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of licensing agreements, formulations, patents and goodwill each with an estimated useful life of approximately 18 years, 3 years, and 18 years, respectively (goodwill is not amortized but is assessed, at least annually, for impairment). The Company’s intangible assets held by continuing operations is:

	Gross	Accumulated	June 30,
	Carrying Value	Amortization	2006
Licensing agreements (18 years)	$961,700	$(110,054)	$851,646
Formulations (3 years)	195,000	(32,500)	162,500
Goodwill (annually assessed)	669,800	-	669,800
Patents (18 years)	2,305,742	(295,803)	2,009,939
Total intangible assets	$4,132,242	$(438,357)	$3,693,885

During the three months ended June 30, 2006, the Company forfeited its right to develop a licensing agreement for Apple Peel Technologies. As such, the remaining value of approximately $202,000 was expensed within other selling, general and administrative expenses and removed from the Company’s intangible asset portfolio.

Amortization expense for intangibles from continuing operations totaled approximately $89,000 and $122,000 for the six months ended June 30, 2006 and 2005, respectively. Amortization expense for intangible assets for the years ending December 31, 2006 through 2021 is estimated to be approximately $250,000 per year.

NOTE 6 - STOCKHOLDERS’ EQUITY

Amortization of Preferred Stock Discounts
During the six months ended June 30, 2006, the Company recognized approximately $310,000 of other expense attributable to the amortization of preferred stock discounts.

Preferred Stock Dividends Earned
During the six months ended June 30, 2006, holders of the Company’s preferred stock earned approximately $183,000 of dividends.

Preferred Stock Registration
During the quarter ended March 31, 2006, the Company registered its Series A and Series C Preferred Stock with the Securities and Exchange Commission. Upon registration the Company is no longer accruing additional penalties. As of June 30, 2006 the balance of accrued penalties is approximately $520,000.

Shares Issued to Officer
During the three months ended March 31, 2006, at the discretion of the Board of Directors, the Company issued 342,466 shares of its common stock to Messer Tannous to compensate for an approximate 50% decline in stock price from the date of the original grant for services.  The value of the shares totaled approximately $120,000 on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant. The Company recognized this expense in general and administrative expenses within the accompanying statement of operations.

During the three months ended June 30, 2006, at the discretion of the Board of Directors, the Company issued 540,155 shares of its common stock to Messer Tannous to compensate for an approximate 50% decline in stock price from the date of the original grant for services.  The value of the shares totaled approximately $94,000 on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant. The Company recognized this expense in general and administrative expenses within the accompanying statement of operations.

19

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 6 - STOCKHOLDERS’ EQUITY, CONTINUED

Shares Issued to Board of Director
During the three months ended March 31, 2006, at the discretion of the Board of Directors, the Company issued 260,274 shares of its common stock to a former officer and current member of the Board of Directors to compensate for an approximate 50% decline in stock price from the date of the original grant for additional consulting services.  The value of the shares totaled approximately $91,000 on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant. The Company recognized this expense in general and administrative expenses within the accompanying statement of operations.

During the three months ended June 30, 2006, at the discretion of the Board of Directors, the Company issued 424,067 shares of its common stock to a former officer and current member of the Board of Directors to compensate for an approximate 50% decline in stock price from the date of the original grant for additional consulting services.  The value of the shares totaled approximately $73,000 on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant. The Company recognized this expense in general and administrative expenses within the accompanying statement of operations.

Shares Issued for Penalties
During the three months ended March 31, 2006, the Company issued 490,227 shares of its common stock to Series C Preferred shareholders for penalties due. The value of the shares totaled approximately $146,000, was based on the terms outlined in the stock purchase agreement and is included in general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders. The requisite registration statement was declared effective in February of 2006, effectively limiting the Company’s future penalty expense.

During the three months ended June 30, 2006, the Company did not issue any shares of its common stock for penalties due.

Shares Issued for Dividends
During the three months ended March 31, 2006, the Company issued 252,050 shares of its common stock to Series C Preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $93,000, was based on the terms outlined in the stock purchase agreement.

During the three months ended June 30, 2006, the Company did not issue any shares of its common stock for dividends due.

Shares Issued upon Conversion Request
During the three months ended March 31, 2006, the Company issued 58,824 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $50,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

During the three months ended June 30, 2006, the Company did not issue any shares of its common stock for conversions of preferred stock.

Shares issued for services
During the three months ended March 31, 2006, the Company issued 1,326,693 shares of its common stock to consultants for services. The value of the shares ranged from $0.23 to $0.42, totaling approximately $442,000, and was determined based on the fair value of the Company’s common stock at the date of grant. The Company recognized this expense in general and administrative expenses within the accompanying statement of operations.

During the three months ended June 30, 2006, the Company issued 4,876,504 shares of its common stock to consultants for services. The value of the shares ranged from $0.12 to $0.27, totaling approximately $825,000, and was determined based on the fair value of the Company’s common stock at the date of grant. The Company recognized this expense in general and administrative expenses within the accompanying statement of operations.

20

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 6 - STOCKHOLDERS’ EQUITY, CONTINUED

Cancellation of Shares Issued for Services
In April 2006, an agreement between the Company, as the employer, and the holder, as the employee, canceled 433,333 shares of common stock based upon performance criteria. The Company recognized a reduction of paid-in-capital of approximately $364,000 based upon the fair market value of the Company’s common stock on the date of cancellation. The Company recognized this expense in general and administrative expenses within the periods statement of operations.

Options Granted to Officer
During the three months ended March 31, 2006, the Company granted an option to purchase 850,000 shares at an exercise price of $0.25 to an officer for continued services. The options were valued at approximately $142,000, per SFAS 123(R), fully vested upon grant and expensed within sales, general and administrative expenses.

During the three months ended June 30, 2006, the Company did not grant to its officers any options to purchase shares of its common stock.

Options Granted to Board of Directors
During the three months ended March 31, 2006, the Company granted options to purchase 1,000,000 shares at an exercise price of $0.25, to members of the board of directors. The options were valued at approximately $216,000, per SFAS 123(R), fully vested upon grant and expensed within general and administrative expenses.

During the three months ended June 30, 2006, the Company did not grant to its Board of Directors any options to purchase shares of its common stock.

Options Granted for Services
During the three months ended March 31, 2006, the Company granted options to purchase 1,150,000 shares at an exercise price of $0.25 and options to purchase 400,000 shares at $0.45 to various service providers. The options were valued at approximately $447,000, per SFAS 123(R), fully vested upon grant and expensed within general and administrative expenses.

During the three months ended June 30, 2006, the Company did not grant to service providers any options to purchase shares of its common stock.

Options Exercised
During the three months ended March 31, 2006, the Company received $100,000 and issued 400,000 shares upon the exercise request of a holder of an option to purchase 400,000 shares at $0.25.

During the three months ended June 30, 2006, no options to purchase shares of the Company’s common stock were exercised.

Amortization of Prepaid Services
During the three months ended March 31, 2006, the Company recognized approximately $275,000 of professional fees expense due to the amortization of services prepaid with options to purchase common stock.

During the three months ended June 30, 2006, the Company recognized approximately $275,000 of professional fees expense due to the amortization of services prepaid with options to purchase common stock.

21

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 6 - STOCKHOLDERS’ EQUITY, CONTINUED

Amortization of Prepaid Equity Line Fees
During the three months ended March 31, 2006, the Company recognized approximately $103,000 of amortization expense related to fees the Company prepaid with options to purchase common stock for its equity line. The Company recognized this expense within amortization expense.

During the three months ended June 30, 2006, the Company recognized approximately $103,000 of amortization expense related to fees the Company prepaid with options to purchase common stock for its equity line. The Company recognized this expense within amortization expense.

NOTE 7 - SEGMENT INFORMATION

The Company’s business units have been aggregated into four reportable segments: Corporate, Operations, Research and Development, and Discontinued Operations. The Corporate group is the holding company and oversees the operations of the other business units. The Corporate group also arranges financing and strategic guidance for the entire organization. Swiss Research is the operational division that oversees the manufacturing and distribution of Shugr. The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals. Discontinued Operations aggregates the net loss incurred by Quality Botanical Ingredients and Xcel Medical Pharmacy.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no intersegment sales for the periods ended June 30, 2006 and 2005. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, non-recurring items and interest income and expense.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the three months ended June 30, 2006 (in thousands):

			Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$8	$-	$-	$8
Net loss	$(930)	$(38)	$(32)	$-	$(1,000)
Deprec. and amort.	$118	$16	$32	$-	$166
Interest expense, net	$136	$-	$-	$-	$136

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the three months ended June 30, 2005 (in thousands):

		Research and	Discontinued
	Corporate	Development	Operations	Consolidated
Sales, net	$-	$-	$-	$-
Income (loss) before income taxes	$647	$(38)	$(82)	$527
Depreciation and amortization	$148	$32	$-	$180
Interest expense, net	$454	$-	$-	$454

22

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 7 - SEGMENT INFORMATION, CONTINUED

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the six months ended June 30, 2006 (in thousands):

			Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$28	$-	$-	$28
Net loss	$(2,704)	$(65)	$(64)	$-	$(2,833)
Deprec. and amort.	$238	$32	$65	$-	$335
Interest expense, net	$319	$-	$-	$-	$319

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the six months ended June 30, 2005 (in thousands):

		Research and	Discontinued
	Corporate	Development	Operations	Consolidated
Sales, net	$-	$4	$-	$4
Loss before income taxes	$(3,482)	$(68)	$(161)	$(3,711)
Depreciation and amortization	$282	$65	$-	$347
Interest expense, net	$622	$-	$-	$622

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company has several pending matters, as outlined in the December 31, 2005 audited financial statements. For the six months ended June 30, 2006, there have been no substantial developments or changes to any of the matters.

Indemnities and Guarantees
The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware.  In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility.  In connection with certain of its debt, stock purchase and other agreements, the Company has indemnified lenders, sellers, and various other parties for certain claims arising from the Company's breach of representations, warranties and other provisions contained in the agreements.  Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

Health Sciences Group vs. Miles
In February 2006, the Company filed a complaint against Loren Miles (“Miles”) alleging causes of action for: (1) breach of contract; (2) fraud; (3) intentional misrepresentation; (4) negligent misrepresentation; (5) conversion; (6) breach of fiduciary duty; and (7) constructive trust. The complaint arises out of false and fraudulent representations made by Miles on or around December 2004 to the Company in connection with the Company’s purchase of the assets of Swiss Research, Inc. (“Swiss Research”), of which Miles was the Chief Executive Officer and sole shareholder. Pursuant to the purchase, Swiss Research became a wholly owned subsidiary of the Company. Miles filed his answer complaint on March 2, 2006. The Company served discovery on Miles and is awaiting responses thereto. A trial date has yet to be set. At this time it is too early to determine a probable outcome or estimate any damage awards.

23

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)

NOTE 9 - SUBSEQUENT EVENTS

Shares issued for services
Subsequent to June 30, 2006, the Company issued 882,913 shares of its common stock to consultants for services. The value of the shares ranged from $0.07 to $0.08, totaling approximately $63,000, and was determined based on the fair value of the Company’s common stock at the dates of grant.

Shares Issued to Officer
Subsequent to June 30, 2006, the Company issued 781,250 shares of its common stock, in lieu of cash, for salary to Mr. Tannous for services through September 30, 2006.  The value of the shares totaled approximately $63,000 on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant.

Subsequent to June 30, 2006, the Company issued 300,000 shares of its common stock to Mr. Gold as part of his compensation package.  The value of the shares totaled approximately $24,000 on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant.

Shares Issued upon Conversion Request
Subsequent to June 30, 2006, the Company issued 64,146 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled approximately $71,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

24

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our Bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our Bylaws.

We also have directors’ and officers’ liability insurance.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$100
Printing and engraving expenses	1,000
Legal fees and expenses	5,000
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	1,000
Miscellaneous expenses	3,000
Total	$20,100

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

In February 2004, the Company entered into an agreement with a media services firm to provide broadcast services for a period of three months. The Company issued 30,000 shares of unregistered common stock to the consultant as consideration. The value of the shares issued totaled approximately $37,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In March 2004, the Company issued 100,000 shares of unregistered common stock to a business development company for services to be performed through March 2005 relating to technology transfer opportunities. These shares vest monthly in arrears. The value of the shares totaled approximately $125,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In March 2004, the Company issued an aggregate total of 305,555 shares of unregistered common stock to an individual upon the exercise of stock purchase warrants with the exercise price of $0.90 per share. Proceeds to the Company from the warrant exercise totaled approximately $275,000.

In March 2004, the Company issued 33,333 shares of its unregistered common stock to Series A Preferred shareholders for interest. The value of the shares totaled approximately $40,000, was based on the Company’s closing market price at the date of issuance.

In March 2004, the Company issued 33,333 shares of its unregistered common stock to preferred shareholders for dividends due. The value of the shares totaled $40,000 and was based on the Company’s closing market price at the date of issuance.

In March 2004, the Company issued 141,175 shares of its unregistered common stock to Series A Preferred for penalties due. The value of the shares totaled approximately $169,000, was based on the Company’s closing market price at the date of issuance.

In April 2004, the Company issued 3,000 shares of unregistered common stock to an employee for services provided. The value of the shares issued totaled approximately $3,750 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In April 2004, the Company issued 31,275 shares of unregistered common stock to a financial consulting firm in lieu of cash. The value of the shares issued totaled approximately $37,200 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company extended an existing agreement with a business development company to provide services from September 2004 to March 2005. The Company issued 25,000 shares of unregistered common stock to the firm as consideration. The value of the shares issued totaled approximately $15,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company entered into a Securities Purchase Agreement providing for the sale of 294,118 shares of unregistered common stock at a purchase price of $0.85 per share. This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933.

In September 2004, the Company entered into a Equity Line Purchase Agreement with an accredited investor pursuant one or more of the exemptions from the registration requirements and rules of the Securities Act of 1933. Upon execution of the agreement the Company issued the investor a commitment fee of 572,000 shares of unregistered common stock and granted 672,000 stock purchase warrants. The value of the shares issued totaled approximately $514,800 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In October 2004, the Company acquired Polymann Technologies, Inc. (PTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 1,160,000 unregistered shares of its common stock valued at $810,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of PTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

In November 2004, the Company acquired Apple Peel Technologies, Inc. (APTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 1,200,000 unregistered shares of its unregistered common stock valued at $830,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of APTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

In November 2004, the Company issued a business development consultant 50,000 shares of unregistered common stock as consideration for services provided. The value of the shares issued totaled approximately $40,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In December 2004, the Company issued a business development consultant 50,000 shares of unregistered common stock as consideration for services provided. The value of the shares issued totaled approximately $40,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In February 2005, the Company issued 100,000 shares of its unregistered common stock to a business development firm for services. The value of the shares totaled approximately $83,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2005, the Company acquired Open Cell Biotechnologies, Inc. (“OCBI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 822,845 unregistered shares of its common stock valued at approximately $954,500, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of OCBI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

In February 2005, pursuant to an additional investment right related to a Securities Purchase Agreement dated September 2004, the investor exercised that right providing for the sale of 294,118 shares of unregistered common stock at a purchase price of $0.85 per share for approximately $250,000, net $10,000 for offering expenses. A commission of 29,411 shares of unregistered common stock, valued at approximately $25,000, was issued to a firm that provided transaction related services. This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933.

In February 2005, the Company modified its existing Equity Line and increased the maximum funds available from $5,000,000 to $7,500,000 by issuing the original accredited investor 205,882 shares of unregistered common stock and 205,882 stock purchase warrants.

In February 2005, the Company issued 188,235 shares of its unregistered common stock to preferred shareholders for dividends due. The value of the shares totaled $160,000 and was based on the Company’s closing market price at the date of issuance.

In February 2005, the Company issued 423,527 shares of its unregistered common stock to Series A preferred for penalties due. The value of the shares totaled approximately $360,000, was based on the Company’s closing market price at the date of issuance.

In March 2005, the Company issued 85,000 shares of unregistered common stock to a consulting firm upon a cashless exercise of stock options with an exercise price of $1.00 per share.

In April 2005, the Company issued 12,353 shares of its unregistered common stock to a Series B preferred shareholders for dividends due. The value of the shares totaled approximately $11,000 and was based on the terms of conversion as outlined in the Series B preferred agreement.

In August 2005, the Company issued 7,895 shares of its unregistered common stock to a Series B preferred shareholders for dividends due. The value of the shares totaled approximately $7,000 and was based on the terms of conversion as outlined in the Series B preferred agreement.

In August 2005, the Company issued 6,802 shares of its unregistered common stock to a Series B preferred shareholders for dividends due. The value of the shares totaled approximately $6,000 and was based on the terms of conversion as outlined in the Series B preferred agreement.

In August 2005, the Company issued 25,306 shares of its unregistered common stock to preferred shareholders for penalties due. The value of the shares totaled approximately $16,000, was based on the Company’s closing market price at the date of issuance.

In August 2005, the Company issued 11,247 shares of its unregistered common stock to Series C preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $8,000, was based on the Company’s closing market price at the date of issuance.

In August 2005, the Company issued 1,615 shares of its unregistered common stock to preferred shareholders for penalties due. The value of the shares totaled approximately $1,000, was based on the Company’s closing market price at the date of issuance.

In August 2005, the Company issued 718 shares of its unregistered common stock to Series C preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $1,000, was based on the Company’s closing market price at the date of issuance.

In August 2005, the Company issued 50,000 shares of its unregistered common stock to a business development firm for services.  The value of the shares totaled approximately $42,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 100,000 shares of unregistered common stock to each of its three outside members of the board of directors. The value of the shares totaled approximately $249,000, in aggregate, on the date of issuance and was determined based on the fair value of the Company’s common stock at the date of grant.

In September 2005, the Company issued 150,000 shares of its unregistered common stock to a business development firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 53,000 shares of its unregistered common stock to a financial consulting firm for services.  The value of the shares totaled approximately $40,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 319,170 shares of its unregistered common stock to preferred shareholders for penalties due. The value of the shares totaled approximately $201,000, was based on the Company’s closing market price at the date of issuance.

In October 2005, the Company issued 144,051 shares of its unregistered common stock to Series C preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $107,000, was based on the Company’s closing market price at the date of issuance.

In December 2005, the Company issued 100,000 shares of its unregistered common stock to an employee for services.  The value of the shares totaled approximately $54,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2006, the Company issued 19,982 restricted shares of its unregistered common stock to a legal firm for services. The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

During the three months ended March 31, 2006, the Company issued 252,050 shares of its unregistered common stock to Series C preferred shareholders for dividends accrued to date. The value of the shares totaled approximately $93,000, was based on the terms outlined in the stock purchase agreement.

During the three months ended March 31, 2006, the Company issued 490,227 shares of its unregistered common stock to Series C preferred shareholders for penalties due. The value of the shares totaled approximately $146,000, was based on the terms outlined in the stock purchase agreement and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In September 2006, the Company issued 408,982 shares of its unregistered common stock to Series B preferred shareholders upon conversion of one shares of preferred stock and for dividends accrued to date. The value of the shares totaled approximately $36,808, was based on the Company’s closing market price at the date of issuance.

In September 2006, the Company issued 11,765 shares of its unregistered common stock to Series A preferred shareholders upon conversion of 11,765 shares of preferred stock. The value of the shares totaled approximately $1,059, was based on the Company’s closing market price at the date of issuance.

In October 2006, the Company issued 400,000 shares of its unregistered common stock to an accredited investor pursuant to Stock Purchase Agreement. The Company received proceeds of $20,000.

Item 27. Exhibits

Exhibit
No.	Description of Exhibit
2.1(10)	Asset Purchase Agreement between QBI Delaware, the Company, QBI New Jersey, Corrola and Schortz dated November 30, 2002
2.2(10)	First Amendment to the Asset Purchase Agreement dated December 30, 2002
2.3(10)	Second Amendment to the Asset Purchase Agreement dated January 31, 2003
2.4(10)	Third Amendment to the Asset Purchase Agreement dated February 20, 2003
2.4.1(15)	QBI Amendments, September 26, 2003
2.4.2(15)	QBI Amendments, March 10 2004
3.1(1)	Articles of Incorporation
3.2(1)	By-laws
3.3(1)	Amendment to the Articles of Incorporation of iGoHealthy.com
3.4.1(13)	Certificate of Designation, Series A Convertible Preferred Stock
3.4.2(15)	Certificate of Designation, Series B Convertible Preferred Stock
4.1(1)	Specimen of Common Stock Certificate
4.2(1)	Form of Stock Subscription Agreement
4.2(2)	Form of Stock Subscription Agreement
4.3(1)	Form of Private Placement Subscription Agreement
4.3.1(1)	Private Placement Subscription Agreement signature page for Harbinder Singh Branch
4.3.2(1)	Private Placement Subscription Agreement signature page for Kenneth Arthur Butterfield
4.3.3(1)	Private Placement Subscription Agreement signature page for Patrick Moriarity
4.3.4(1)	Private Placement Subscription Agreement signature page for Patrick Moriarity, Jr.
4.3.5(1)	Private Placement Subscription Agreement signature page for Eilish Levine
5.1(1)	Opinion Letter issued by Vanderkam & Sanders
5.1(2)	Opinion Letter issued by Vanderkam & Sanders
5.1(3)	Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered
5.1(15)	Opinion and consent of Koff, Corn & Berger P.C. re: the legality of the shares being registered
10.1(1)	Contract for Services Agreement between Stephen Davis and iGoHealthy.com, Inc.
10.1(5)	Stock Purchase Agreement by and between International Pharmaceutical Group, LLC and iGoHealthy.com, Inc. dated as of September 7, 2001
10.1(10)	Continuing Unconditional Corporate Guaranty of the Company dated February 25, 2003.
10.2(1)	Domain Name Sale and Assignment Agreement between HealthyUSA, Inc. and iGoHealthy.com, Inc.
10.3(1)	Promissory Note between HealthyUSA, Inc. and iGoHealthy.com, Inc.
10.4(1)	Web Site Development and Services Agreement between Fluidesign and iGoHealthy.com, Inc.
10.6(11)	Settlement Agreement and Mutual General Release between Founding Advisors, Inc. and Health Sciences group, Inc. dated February 27, 2003
10.7.1(11)	Securities Purchase Agreement by and between Health Sciences Group, Inc. and Brivis Investments, Ltd. and Stranco Investments, Ltd. dated February 22, 2003
10.7.2(11)	Convertible Debenture Agreement issued to Brivis Investment, Ltd.
10.7.3(11)	Convertible Debenture Agreement issued to Stranco Investment, Ltd.
10.7.4(11)	Stock Purchase Warrant issued to Brivis Investment, Ltd.
10.7.5(11)	Stock Purchase Warrant issued to Stranco Investment, Ltd.
10.7.6(11)	Stock Purchase Warrant issued to FCIM Corporation
10.7.7(11)	Stock Purchase Warrant issued to George Matin
10.7.8(11)	Registration Rights Agreement

10.7.9(11)	Security Agreement made by and between Health Sciences Group, Inc., XCEL Healthcare, Inc., BioSelect Innovations, Inc. and Brivis Investments, Ltd., Stranco Investments, Ltd.
10.7.10(11)	Pledge and Security Agreement by and Between Fred E. Tannous, Bill Glaser and Brivis Investments, Ltd., Stranco Investments, Ltd.
10.7.11(11)	Escrow Agreement Between Health Sciences Group, Inc. and Brivis Investments, Ltd. and Stranco Investments, Ltd.
10.8.1(11)	Loan and Security Agreement between XCEL Healthcare, Inc. and Meridian Commercial Healthcare Finance, LLC.
10.8.2(11)	Indemnification Agreement by Fred E. Tannous
10.8.3(11)	Indemnification Agreement by Bill Glaser
10.8.4(11)	Corporate Guaranty made by Health Sciences Group, Inc. in favor of Meridian Commercial Healthcare Finance, LLC.
10.8.5(11)	Subordination Agreement among XCEL Healthcare, Inc., Mac Rosenstein and Meridian Commercial Healthcare Finance, LLC.
10.8.6(11)	Subordination Agreement among XCEL Healthcare, Inc., Moe Gelber and Meridian Commercial Healthcare Finance, LLC.
10.8.7(11)	HIPAA Business Associate Addendum by and between XCEL Healthcare, Inc. and Meridian Commercial Healthcare Finance, LLC.
10.9(13)	Spencer Trask Stock Purchase Warrant, 385,530 shares
10.10(13)	Spencer Trask Stock Purchase Warrant, 385,529 shares
10.11(13)	Spencer Trask Consulting Agreement, July 7, 2003
10.12(13)	Spencer Trask Amendment to Consulting Agreement, No. 1, August 7, 2003
10.12.1(13)	Modification of Spencer Trask Warrants, Form of, August 2003
10.13(13)	Executive Employment Agreement, dated August 11, 2003, with Jacob Engel
10.13.1(13)	Stock Option Agreement, Jacob Engel, 2,000,000 shares, August 11, 2003
10.14(13)	12% Debenture, May 21, 2003, Castlerigg Master Investments, Ltd.
10.15(13)	Securities Purchase Agreement, May 21, 2003, Castlerigg Master Investments, Ltd.
10.16(13)	Registration Rights Agreement, May 21, 2003, Castlerigg Master Investments, Ltd
10.17(13)	Warrant to Purchase 588,235 shares of Common Stock, Castlerigg Master Investments, Ltd.
10.18(13)	Warrant to Purchase 88,235 shares of Common Stock, Vestcom
10.19(13)	Security Agreement, May 21, 2003, Castlerigg Master Investments, Ltd.
10.20(13)	Consulting Agreement, August 1, 2003, Steven Antebi
10.21(13)	Warrant Certificate, 2,000,000 shares, Steven Antebi, August 1, 2003
10.22(13)	2003 Stock Option, Deferred Stock & Restricted Stock Plan
10.23(13)	Form of Subscription Agreement for Series A Convertible Preferred Stock
10.24(13)	Registration Rights Agreement for Series A Convertible Preferred Stock, Form of
10.25(13)	Common Stock Purchase Warrant, Form of, for Series A Convertible Preferred Stock Offering
10.26(13)	Indemnity Agreement, August 1, 2003 with Jacob Engel, Fred Tannous, Bill Glaser and William T. Walker
10.27(14)	Series B Convertible Preferred Stock Purchase Agreement, April 21, 2004
10.28(14)	Registration Rights Agreement pertaining to Series B Stock, April 21, 2004
10.29(14)	Form of Series B warrant pertaining to Series B Stock
10.30(14)	Form of Series C warrant pertaining to Series B Stock
10.31(14)	Form of Series D warrant pertaining to Series B Stock
10.32(14)	Form of Series E warrant pertaining to Series B Stock
10.33(14)	Forbearance Agreement with LaSalle Business Credit, LLC, March 11, 2004
10.34(15)	Acquisition of Polymann Technologies, Inc. dated October 25, 2004 between Health Sciences Group, Inc. and UTEK Corporation
10.35(15)	Acquisition of Apple Peel Technologies, Inc. dated November 22, 2004 between Health Sciences Group, Inc. and UTEK Corporation
10.36(15)	Stock Purchase Agreement between Health Sciences Group, Inc. and Castlerigg Master Investments, Ltd. dated September 14, 2004
10.37(15)	Stock Purchase Warrant for 117,647 shares, Castlerigg Master Investments, Ltd. dated September 14, 2004
10.38(15)	Registration Rights Agreement between Health Sciences Group, Inc. and Castlerigg Master Investments, Ltd. dated September 14, 2004

10.39(15)	Stock Purchase Warrant for 17,647 shares, Vestcom, Ltd. dated September 14, 2004
10.40(15)	Equity Line Purchase Agreement between Health Sciences Group, Inc. and Vestcap International Management, Ltd. dated September 27, 2004
10.41(15)	Stock Purchase Warrant for 672,000 shares, Vestcap International Management, Ltd. dated September 27, 2004
10.42(15)	Registration Rights Agreement between Health Sciences Group, Inc. and Vestcap International Management, Ltd. dated September 27, 2004
10.43(16)	Series C Convertible Preferred Stock Purchase Agreement, March 15, 2005
10.44(16)	Registration Rights Agreement for Series C Convertible Preferred Stock, March 15, 2005
10.45(16)	Form of Common Stock Purchase Warrant for Series C Convertible Preferred Stock, March 15, 2005
10.46(17)	Agreement and Plan of Acquisition of Open-Cell Biotechnologies, Inc., effective February 21, 2005
10.47(17)	Asset Purchase Agreement, Swiss Research, Inc., December 24, 2004
10.48(17)	Amendment to Asset Purchase Agreement, Swiss Research, Inc., May 19, 2005
10.49(18)	Employment Agreement, Fred E. Tannous, July 7, 2005
10.50(19)	Form of Stock Purchase Agreement dated July 15, 2005 - Bill Glaser
10.51(19)	Form of Stock Purchase Agreement dated July 15, 2005 - Fred E. Tannous
10.52(19)	Employment Termination Agreement between Health Sciences Group, Inc. and Bill Glaser
10.53(19)	Consulting Agreement between Health Sciences Group, Inc. and Bill Glaser dated August 24, 2005
10.54(20)	Distribution Agreement with DNP International, Inc. dated January 20, 2006
16.1(6)	Letter from Singer Lewak Greenbaum and Goldstein, LLP, dated October 31, 2001, to the Securities and Exchange Commission
16.1(8)	Recession Agreement between Health Sciences Group and International Pharmaceutical Group, LLC, dated April 6, 2002
16.2(8)	Letter of Resignation from the Board of Directors of Health Sciences Group, Inc. by Harbinder Singh Brach dated April 6, 2002
21.1(12)	XCEL Healthcare, Inc., a California corporation
21.1(12)	BioSelect Innovations, Inc., a Nevada corporation
21.1(12)	Quality Botanical Ingredients, Inc., a Delaware corporation
23.1(1)	Consent of Singer Lewak Greenbaum & Goldstein LLP, Certified Public Accountants
23.1(2)	Consent of Singer Lewak Greenbaum & Goldstein LLP, Certified Public Accountants
23.1(3)	Consent of Singer Lewak Greenbaum & Goldstein, LLP
23.1(9)	Consent of Stonefield Josephson, Inc., Certified Public Accountants
23.1(21)	Consent of Corbin & Company, LLP, Certified Public Accountants
23.2(21)	Consent of Stonefield Josephson, Inc., Certified Public Accountants
23.2(1)	Consent of Counsel (See Exhibit 5.1)
23.2(2)	Consent of Counsel (See Exhibit 5.1)
23.2(3)	Consent of Vanderkam & Sanders (included in Exhibit 5.1)
31.1(21)	Certification of Chief Executive Officer Pursuant to the Securities Exchange Act of 1934, Rules 13A-14 and 15D-14 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2(21)	Certification of Principal Financial Officer Pursuant to the Securities Exchange Act of 1934, Rules 13A-14 and 15D-14 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1(21)	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2(21)	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1(3)	2001 Employee Stock Option Plan for iGoHealthy.com, Inc.
99.1(4)	Amendment and Restatement of the 2001 Employee Stock Option Plan for iGoHealthy.com, Inc.
99.1(5)	Press Release dated October 24, 2001
99.1(10)	Press Release dated February 26, 2003.
99.1(7)
Stock Purchase and Share Exchange Agreement by and among Health Sciences Group, Inc., Fred E. Tannous and Bill Glaser on one hand and XCEL Healthcare, Inc., BioSelect Innovations, Inc. and respective shareholders dated December 14, 2001.

99.2(7)	Employment Agreement by and between XCEL Healthcare, Inc. and Daniel I. Gelber, dated December 14, 2001.
99.3(7)	Employment Agreement by and between XCEL Healthcare, Inc. and Ron A. Gustilo, dated December 14, 2001.

99.4(7)	Employment Agreement by and between XCEL Healthcare, Inc. and Richard L. Kleinberger, dated December 14, 2001.
99.5(7)	Confidentiality and Non-Competition Agreement by and between XCEL Healthcare, Inc. and Daniel I. Gelber, dated December 14, 2001.
99.6(7)	Confidentiality and Non-Competition Agreement by and between XCEL Healthcare, Inc. and Ron A. Gustilo, dated December 14, 2001.
99.7(7)	Confidentiality and Non-Competition Agreement by and between XCEL Healthcare, Inc. and Richard L. Kleinberger, dated December 14, 2001.
99.8(7)	Escrow Agreement by and among Health Sciences Group, Inc., XCEL Healthcare, Inc., BioSelect Innovations, Inc., the respective shareholders, and Pollet & Richardson, dated December 14, 2001.
99.9(7)	Press release dated December 17, 2001.
99.10(12)	Form of Securities Purchase Agreement dated December 20, 2002 used in connection with private placement.
99.11(12)	Form of Stock Purchase Warrant used in connection with private placement.
99.12(12)	Form of Registration Rights Agreement dated December 20, 2002 used in connection with private placement.
99.13(12)	Term Sheet for April 2003 private placement
99.14(12)	Form of Registration Rights Agreement for April 2003 private placement
99.15(12)	Form of Stock Purchase Warrant for April 2003 private placement
99.16(12)	Form of Subscription Agreement for April 2003 private placement

(1)	Filed as an exhibit to our registration statement on Form SB-2 filed on December 11, 2000 (File No. 333-51628) and herein incorporated by reference.
(2)	Filed as an exhibit to our registration statement on Form SB-2 filed on January 22, 2001 (File No. 333-51628) and herein incorporated by reference.
(3)	Filed as an exhibit to our registration statement filed on Form S-8 filed on July 16, 2001and herein incorporated by reference.
(4)	Filed as an exhibit to our Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed on December 14, 2001and herein incorporated by reference.
(5)	Filed as an exhibit to our current report on Form 8-K filed on October 24, 2001 and herein incorporated by reference.
(6)	Filed as an exhibit to our current report on Form 8-K filed on November 1, 2001 and herein incorporated by reference.
(7)	Filed as an exhibit to our current report on Form 8-K filed on December 31, 2001 and herein incorporated by reference.
(8)	Filed as an exhibit to our current report on Form 8-K filed on May 13, 2002 and herein incorporated by reference.
(9)	Filed as an exhibit to our Post-Effective Amendment No. 2 to Form S-8 Registration Statement filed on May 24, 2002 and herein incorporated by reference.
(10)	Filed as an exhibit to our current report on Form 8-K filed on March 11, 2003 and herein incorporated by reference.
(11)	Filed as an exhibit to our Annual Report on Form 10-KSB, for year ended December 31, 2002, filed on April 16, 2003, and herein incorporated by reference.
(12)	Filed as an exhibit to our Registration Statement on Form SB-2 filed on May 20, 2003 (File No. 333-105407) and herein incorporated by reference.
(13)	Filed as an exhibit to our Registration Statement (pre-effective Amendment No. 1) on Form SB-2 filed on October 16, 2003 (File No. 333-105407) and herein incorporated by reference.
(14)	Filed as an exhibit to our Registration Statement (pre-effective Amendment No. 1) on Form SB-2 filed on May 24, 2004 (File No. 333-111851) and herein incorporated by reference.
(15)	Filed as an exhibit to our Registration Statement (pre-effective Amendment No. 4) on Form SB-2 filed on December 30, 2004 (File No. 333-111851) and herein incorporated by reference.
(16)	Filed as an exhibit to our Annual Report on Form 10-KSB, for year ended December 31, 2004, filed on April 15, 2005, and herein incorporated by reference.
(17)	Filed as an exhibit to our registration statement on Form SB2A filed June 14, 2005, Registration Number 333-111851, and herein incorporated by reference.

(18)	Filed as an exhibit to our registration statement on Form SB2 filed July 14, 2005, Registration Number 333-126603, and herein incorporated by reference.
(19)	Filed as an exhibit to our registration statement on Form SB-2A filed September 6, 2005, Registration Number 333-111851, and herein incorporated by reference.
(20)	Filed as an exhibit to our current report on Form 8-K filed on January 25, 2006 and herein incorporated by reference.
(21)	Filed as an exhibit to our Annual Report on Form 10-KSB, for year ended December 31, 2005, filed on April 21, 2006, and herein incorporated by reference.

Item 28.  Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(b)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement.

(c)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this pre-effective Amendment No.14 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 6th day of November, 2006.

Health Sciences Group, Inc.

By:  /s/ Fred E. Tannous
Fred E. Tannous
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the issuer in the capacities and on the dates indicated.

November 6, 2006	By:	/s/ Fred E. Tannous
Fred E. Tannous
Chief Financial Officer, Principal Financial and Accounting Officer, and Co-Chairman

November 6, 2006	By:	/s/ Bill Glaser
Bill Glaser, Co-Chairman

November 6, 2006	By:	/s/ William T. Walker, Jr.
William T. Walker, Jr., Director

November 6, 2006	By:	/s/ Merrill A. McPeak
Merrill A. McPeak, Director